FREE WRITING PROSPECTUS


The issuer has filed a registration statement (including a prospectus) on Form S-3 (Registration No. 333-125422) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain the documents we have filed with the SEC for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you so request by calling toll-free 1-866-803-9204. Please click here http://www.bearstearns.com/prospectus/bsabs or visit the following website:
"www.bearstearns.com/prospectus/bsabs" for a copy of the base prospectus applicable to this offering.


THIS FREE WRITING PROSPECTUS IS NOT REQUIRED TO CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME OF YOUR COMMITMENT TO PURCHASE, SUPERSEDES INFORMATION CONTAINED IN ANY PRIOR SIMILAR FREE WRITING PROSPECTUS RELATING TO THESE SECURITIES.

THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE SECURITIES REFERRED TO IN THIS FREE WRITING PROSPECTUS ARE BEING OFFERED WHEN, AS AND IF ISSUED. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES HAVING THE CHARACTERISTICS DESCRIBED IN THIS FREE WRITING PROSPECTUS. IF THAT CONDITION IS NOT SATISFIED, WE WILL NOTIFY YOU, AND NEITHER THE ISSUER NOR THE UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

                                  $229,126,000
                                  (APPROXIMATE)

                BEAR STEARNS ASSET BACKED SECURITIES TRUST 2005-4
                                     ISSUER

                    ASSET-BACKED CERTIFICATES, SERIES 2005-4

                            EMC MORTGAGE CORPORATION
                           SELLER AND MASTER SERVICER

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR
      ____________________________________________________________________


------------------------
|CONSIDER CAREFULLY    |
|THE RISK FACTORS      |
|BEGINNING ON PAGE     |
|S-[14] IN THIS FREE   |
|WRITING PROSPECTUS.   |
|                      |
|The certificates      |
|represent obligations |
|of the trust only and |
|do not represent an   |
|interest in or        |
|obligation of Bear    |
|Stearns Asset Backed  |
|Securities I LLC, EMC |
|Mortgage Corporation, |
|LaSalle Bank National |
|Association or any of |
|the affiliates.       |
------------------------

The issuer is offering the following classes of certificates pursuant to this free writing prospectus and the accompanying prospectus:

                   ORIGINAL                                                 ORIGINAL
                 CERTIFICATE                                              CERTIFICATE
                  PRINCIPAL                                                PRINCIPAL
  CLASS            BALANCE        PASS-THROUGH RATE        CLASS            BALANCE        PASS-THROUGH RATE
 -------        ------------      -----------------      ---------        ----------      ------------------
 Class A        $179,538,000      Adjustable (1)(2)      Class M-4        $4,236,000      Adjustable (1)(2)
 Class M-1       $18,066,000      Adjustable (1)(2)      Class M-5        $3,613,000      Adjustable (1)(2)
 Class M-2       $15,076,000      Adjustable (1)(2)      Class M-6        $4,112,000      Adjustable (1)(2)
 Class M-3        $4,485,000      Adjustable (1)(2)

 ------------------
 (1) Subject to a maximum rate as described in this free writing prospectus.
 (2) Subject to a step-up if the optional termination right is not exercised. The certificates represent interests in a pool of fixed and adjustable rate, conventional mortgage loans that are secured by first and more junior liens on primarily one- to four-family residential properties.



Credit enhancement will be provided by:

o     excess spread and overcollateralization

o subordination of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates

o     a yield maintenance agreement and an interest rate swap agreement

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS FREE WRITING PROSPECTUS OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


      Bear, Stearns & Co. Inc., as the underwriter, will offer the certificates listed above at varying prices to be determined at the time of sale.

      The underwriter will deliver the offered certificates in book-entry form only through the facilities of The Depository Trust Company, Clearstream and Euroclear, in each case, on or about December 30, 2005.

                            BEAR, STEARNS & CO. INC.

          The date of the free writing prospectus is December 27, 2005
              For use with the base prospectus dated June 24, 2005

                                TABLE OF CONTENTS

                             FREE WRITING PROSPECTUS


Caption                                                 Page
-------                                                 ----
SUMMARY..................................................S-5       Voting Rights........................................S-81
                                                                   Optional Termination.................................S-81
RISK FACTORS............................................S-14       Optional Purchase of Defaulted Loans.................S-82
                                                                   Events Of Default....................................S-82
THE MORTGAGE POOL.......................................S-32       Rights Upon Event Of Default.........................S-83
   General..............................................S-32       The Trustee and the Custodian........................S-83
   Adjustable Rate Mortgage Loans.......................S-33       Yield Maintenance Provider...........................S-84
   Indices on the Adjustable Rate Mortgage Loans .......S-33
   Mortgage Loan Statistical Data.......................S-34    YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS...........S-85
   Assignment of the Mortgage Loans; Repurchase.........S-34       General..............................................S-85
   The Originators......................................S-36       Prepayments and Yields of Offered Certificates.......S-86
   Underwriting Guidelines..............................S-37       Additional Information..............................S-102

SERVICING OF THE MORTGAGE LOANS.........................S-39    USE OF PROCEEDS........................................S-102
   General..............................................S-39
   The Master Servicer..................................S-39    FEDERAL INCOME TAX CONSEQUENCES........................S-102
   Collection And Other Servicing Procedures............S-40       Taxation Of Regular Interests.......................S-102
   Hazard Insurance.....................................S-41       Status Of The Offered Certificates..................S-103
   Realization Upon Defaulted Mortgage Loans............S-43       Taxation Of Class R Certificates....................S-103
   Servicing Compensation and Payment of Expenses.......S-43       Prohibited Transactions Tax And Other Taxes.........S-103
   Master Servicer Collection Account...................S-44
   Distribution Account.................................S-45    STATE TAXES............................................S-104
   Prepayment Interest Shortfalls And
       Compensating Interest............................S-45    ERISA CONSIDERATIONS...................................S-104
   Advances.............................................S-45
   Evidence As To Compliance............................S-46    LEGAL MATTERS..........................................S-107

   Certain Matters Regarding The Parties To                     RATINGS................................................S-107
       The Pooling And Servicing Agreement..............S-46
   Legal and Regulatory Matters.........................S-48    INDEX OF DEFINED TERMS.................................S-108

DESCRIPTION OF THE CERTIFICATES.........................S-49    SCHEDULE A
   General..............................................S-49    MORTGAGE LOAN STATISTICAL DATA...........................A-1
   Book-Entry Registration..............................S-49
   Distributions........................................S-53    SCHEDULE B
   Glossary.............................................S-56    SCHEDULE OF PROJECTED PRINCIPAL BALANCES.................B-1
   Allocation of Realized Losses........................S-68
   Excess Spread and Overcollateralization Provisions...S-69    ANNEX I
   Pass-Through Rates...................................S-69    GLOBAL CLEARANCE, SETTLEMENT AND TAX
   Calculation of One-Month LIBOR.......................S-71    DOCUMENTATION PROCEDURES.................................I-1
   The Yield Maintenance Agreement......................S-77
   Reports To Certificateholders........................S-78         Initial Settlement..................................I-1
   Amendment............................................S-80         Secondary Market Trading............................I-2
                                                                     Certain U.S. Federal Income Tax Documentation
                                                                       Requirements......................................I-3


                                      S-2


                                   PROSPECTUS

   Risk Factors............................................4    ERISA Considerations..................................119
   Description of the Securities..........................14    Legal Matters.........................................128
   The Trust Funds........................................25    Financial Information.................................128
   Credit Enhancement.....................................46    Available Information.................................128
   Servicing of Loans.....................................51    Incorporation of Certain Information
   The Agreements.........................................59        by Reference......................................128
   Material Legal Aspects of the Loans....................71    Ratings...............................................129
   The Depositor..........................................85    Legal Investment Considerations.......................130
   Use of Proceeds........................................85    Plan of Distribution..................................130
   Material Federal Income Tax Considerations.............86    Glossary of Terms.....................................131
   Penalty Avoidance.....................................119
   Reportable Transactions...............................119
   State and Local Tax Considerations....................119


        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS FREE WRITING
                   PROSPECTUS AND THE ACCOMPANYING PROSPECTUS.

      We describe the certificates in two separate documents that provide varying levels of detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this free writing prospectus, which describes the specific terms of your certificates. If there is conflicting information between this free writing prospectus and the accompanying prospectus, you should rely on the information in this free writing prospectus.

      Cross-references are included in this free writing prospectus and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page S-2 above provides the pages on which these captions in the free writing prospectus are located.

      You can find a listing of the pages where certain capitalized and other terms used in this free writing prospectus and the accompanying prospectus are defined under the caption "Index of Defined Terms" beginning on page S-108 of this free writing prospectus or under the caption "Glossary of Terms" beginning on page 131 of the accompanying prospectus.

                                     SUMMARY

      This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the offered certificates, you should carefully read this entire free writing prospectus and the accompanying prospectus.

      Certain statements contained in or incorporated by reference in this free writing prospectus and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

THE CERTIFICATES                            SELLER AND MASTER SERVICER

Asset-Backed Certificates, Series           EMC Mortgage Corporation, a Delaware
2005-4, represent beneficial ownership      corporation and an affiliate of the
interests in a trust fund that consists     depositor, Bear Stearns Financial
primarily of a pool of fixed and            Products Inc. and Bear, Stearns &
adjustable rate, conventional mortgage      Co. Inc. As seller, it will sell the
loans that are secured by first and more    mortgage loans to the depositor.
junior liens on one- to four-family
residential properties and certain other    We refer you to "Servicing of the
property and assets described in this       Mortgage Loans" in this free writing
free writing prospectus.                    prospectus for information about the
                                            master servicer and the servicing of
ORIGINATORS                                 the mortgage loans.

The seller acquired approximately 29.74%    TRUSTEE AND CUSTODIAN
of the mortgage loans, by cut-off date
stated principal balance, from Encore       LaSalle Bank National Association, a
Credit Corp., referred to in this free      national banking association.
writing prospectus as Encore, a
wholly-owned subsidiary of ECC Capital      SWAP PROVIDER
Corporation, or one or more of its
affiliates. No other entity originated      Bear Stearns Financial Products
over 10% of the cut-off date stated         Inc., a subsidiary of The Bear
principal balance of the mortgage loans.    Stearns Companies Inc. and an
                                            affiliate of Bear, Stearns & Co.
DEPOSITOR                                   Inc. and EMC Mortgage Corporation.

Bear Stearns Asset Backed Securities I      YIELD MAINTENANCE PROVIDER
LLC, a Delaware limited liability
company. The depositor is a limited         Bear Stearns Financial Products
purpose finance subsidiary of The Bear      Inc., subsidiary of The Bear Stearns
Stearns Companies Inc. and an affiliate     Companies Inc. and an affiliate of
of EMC Mortgage Corporation and Bear,       Bear, Stearns & Co. Inc. and EMC
Stearns & Co. Inc.                          Mortgage Corporation.

POOLING AND SERVICING AGREEMENT             Approximately 1.44% of the mortgage
                                            loans, by stated principal balance
The pooling and servicing agreement         as of the cut-off date, have a
dated as of December 1, 2005, among the     negative amortization feature, under
seller, the master servicer, the            which accrued interest on such
depositor and the trustee, under which      mortgage loan will be deferred and
the trust will be formed and will issue     added to the principal balance of
the certificates.                           that mortgage loan if the minimum
                                            monthly payment on such mortgage
CUT-OFF DATE                                loan on its interest payment date is
                                            less than the amount of accrued
The close of business on December 1,        interest due on that mortgage loan
2005.                                       on that payment date.

CLOSING DATE                                Other than with respect to the
                                            simple interest loans as to which
On or about December 30, 2005.              the stated principal balance is
                                            reduced as described above, the
THE MORTGAGE LOANS                          stated principal balance of each
                                            mortgage loan has been calculated
The aggregate stated principal balance      on the assumption that the principal
of the mortgage loans as of the cut-off     portion of all monthly payments due
date is $249,185,806. The mortgage loans    with respect to such mortgage loan
are fixed and adjustable rate mortgage      on or before the cut-off date has
loans that are secured by first and more    been received. Schedule A, which is
junior liens on primarily one- to           attached to and is a part of this
four-family residential properties.         free writing prospectus, presents
                                            more detailed statistical informa-
Set forth below is certain information      tion relating to the mortgage loans.
regarding the mortgage loans and the        You should also refer to "The
related mortgaged properties as of the      Mortgage Pool" in this free writing
cut-off date. The information provided      prospectus.
is approximate. All weighted average
information provided below reflects the     The following table summarizes
weighting of the mortgage loans by their    certain characteristics of the
stated principal balances as of the         mortgage loans as of the cut-off
cut-off date.                               date:

Approximately 0.68% of the mortgage         Number of mortgage
loans, by stated principal balance as of       loans.......................1,507
the cut-off date, are "simple interest      Aggregate principal
loans," which accrue interest on their         balance..............$249,185,806
outstanding principal balances on a         Average principal
daily basis, and their stated principal        balance..................$165,352
balances reflect actual payments made on    Range of principal
such mortgage loans, as opposed to             balances.....$1,803 to $1,400,000
principal owed on such mortgage loans,      Range of mortgage
as of a particular date. As a result,          rates...........4.250% to 17.990%
the stated principal balance of a simple    Weighted average mortgage
interest loan will not be reduced if any       rate.......................7.717%
installment of principal due on such        Weighted average combined
mortgage loan has not been paid. Each          loan-to-value ratio........86.58%
monthly payment with respect to a simple    Range of scheduled remaining
interest loan is applied first to              terms to maturity.......19 months
interest accrued on such loan to the           ....................to 478 months
date of the payment and then to a
reduction of the outstanding principal      Weighted average scheduled
balance of that loan.                          remaining term to
                                               maturity...............340 months

                                            Original term:
                                               1-15 years..................4.62%
                                               16-30 years................93.73%
                                               Over 30 years ..............1.65%

                                            Interest rate type:
                                               Adjustable/6-Month LIBOR...75.74%
                                            Fixed rate fully amortizing...17.72%

  Fixed rate balloon................3.40%   We sometimes refer to the senior
  Adjustable/MTA...................1.44%    certificates and the subordinate
  Adjustable/1-year CMT............1.02%    certificates (other than the Class
  Adjustable/1-month LIBOR.........0.06%    M-7 Certificates) as the offered
  Adjustable/1-year LIBOR..........0.62%    certificates.

Type of mortgaged properties:               The Class R-I and Class R-II
  Single-family dwellings.........67.83%    Certificates represent the residual
  2-4 family dwellings ...........13.07%    interests in the real estate
  Planned Unit Development .......12.37%    mortgage investment conduits
  Condominium......................6.10%    established by the trust. We
  Co-operative.....................0.07%    sometimes refer to these
  Townhouse........................0.57%    Certificates as the Class R
                                            Certificates or as the residual
Owner Occupied....................90.12%    certificates. The Class R
Investor Property..................8.81%    Certificates are not offered by
Second Home........................1.06%    this free writing prospectus.
First liens.......................96.24%
Second liens.......................3.76%    The trust will also issue Class
                                            B-IO Certificates, which are not
State concentrations (over 5%):             offered by this free writing
  California......................34.40%    prospectus.
  New York.........................7.67%
  Florida..........................7.60%    We sometimes refer to the senior
                                            certificates, the subordinate
Delinquencies:                              certificates, the residual
  31-60 days.......................7.88%    certificates and the Class B-IO
                                            Certificates as the certificates.
Adjustable rate loans:
  Weighted average:                         We have included information with
    Gross Margin..................5.769%    respect to the Class M-7, Class
    Periodic Cap..................1.587%    B-IO and Class R Certificates in
    Maximum Mortgage Rate........13.787%    this free writing prospectus solely
    Months to Next                          to provide a better understanding
      Adjustment...............19 months    of the offered certificates.

DESCRIPTION OF THE CERTIFICATES             The last scheduled distribution
                                            date for the offered certificates
General                                     is the distribution date in
                                            January 2036.
The trust will issue senior and
subordinate certificates. The Class A       RECORD DATE
Certificates represent senior interests
in the mortgage pool, and we sometimes      For the offered certificates, the
refer to these certificates as the          business day preceding the
senior certificates. The Class M-1,         applicable distribution date so
Class M-2, Class M-3, Class M-4, Class      long as such certificates remain in
M-5, Class M-6 and Class M-7                book-entry form; and otherwise the
Certificates each represent subordinated    record date shall be with respect
interests in the mortgage pool, and we      to the first distribution date, the
sometimes refer to these certificates as    closing date, and with respect to
the subordinate certificates. The Class     any other distribution date, the
M-7 Certificates are not offered by this    last business day of the month
free writing prospectus.                    preceding the month in which such
                                            distribution date occurs.

                                            DENOMINATIONS

                                            For each class of offered
                                            certificates, $25,000 and multiples
                                            of $1,000 in excess thereof (except
                                            that one certificate may be issued
                                            in an amount equal to the remainder
                                            of that class).

REGISTRATION OF CERTIFICATES                     o    for the Class M-6
                                                      Certificates, initially
The trust will issue the offered                      ______%, and after the
certificates initially in book-entry                  optional termination date,
form. Persons acquiring beneficial                    _______%, and
ownership interests in book-entry
certificates may elect to hold their             o    for the Class M-7
beneficial interests through The                      Certificates, which are
Depository Trust Company, in the                      not offered hereby,
United States, or Clearstream                         initially ___%, and after
Luxembourg or Euroclear, in Europe.                   the optional termination
                                                      date, ___%, but
We refer you to "Description of the
Certificates--Book-Entry                    (ii) in each case subject to the
Certificates" in this free writing          interest rate cap for such
prospectus.                                 distribution date.

PASS-THROUGH RATES                          The initial pass-through rates for
                                            the Class A, Class M-1, Class M-2,
The pass-through rate for each class        Class M-3, Class M-4, Class M-5,
of offered certificates may change          Class M-6 and Class M-7 Certificates
from distribution date to                   will be approximately ______%,
distribution date. On any                   ______%, ______%, ______%, ______%,
distribution date, the pass-through         ______% and ______%, respectively.
rate per annum for each such class
will be equal to:                           The "optional termination date" is
                                            the first distribution date that EMC
(i) One-Month LIBOR for the related         Mortgage Corporation would have the
accrual period plus the per annum           option to purchase all of the
pass-through margins of                     remaining trust assets. We refer you
                                            to "Description of the
     o    for the Class A                   Certificates--Optional Termination"
          Certificates, initially           in this free writing prospectus.
          _____%, and after the
          optional termination date,        The "interest rate cap" for the
          _____%,                           Class A, Class M-1, Class M-2, Class
                                            M-3, Class M-4, Class M-5, and Class
     o    for the Class M-1                 M-6 Certificates is the weighted
          Certificates, initially           average of the net mortgage rates of
          _____%, and after the             the mortgage loans as of the first
          optional termination date,        day of the related due period,
          _____%,                           adjusted to an effective rate
                                            reflecting the accrual of interest
     o    for the Class M-2                 on an actual/360 basis and further
          Certificates, initially           adjusted for any net swap payments
          _____%, and after the             and certain swap termination
          optional termination date,        payments as described in this free
          _____%,                           writing prospectus.

     o    for the Class M-3                 We refer you to "Description of the
          Certificates, initially           Certificates--Pass-Through Rate" and
          _____%, and after the             "Description of the
          optional termination date,        Certificates--Calculation of
          ______%,                          One-Month LIBOR" in this free
                                            writing prospectus.
     o    for the Class M-4
          Certificates, initially           If on any distribution date, the
          ______%, and after the            pass-through rate for a class of
          optional termination date,        offered certificates is based on the
          ______%,                          interest rate cap, and the
                                            difference between (A) the interest
     o    for the Class M-5                 such class of certificates would
          Certificates, initially           have received on such distribution
          ______%, and after the            date had the pass-through rate for
          optional termination date,        that class of certificates not been
          ______%,                          calculated based on the interest
                                            rate cap and (B)
the interest such class of                       o    certain shortfalls in
certificates is to receive on such                    interest collections
distribution date based on such                       allocated to that class of
interest rate cap, exceeds the amount                 certificates.
available for that class of
certificates on such distribution           In the event that an increase in the
date from payments under the interest       interest-rate index relating to a
rate swap agreement or the yield            negative amortization mortgage loan
maintenance agreement, then the             causes interest to accrue on that
holders of the related certificates         mortgage loan for a given month in
may receive a lesser amount of              excess of the scheduled monthly
interest than they would have               payment then payable on the related
received on such distribution date          due date for that mortgage loan, the
had the pass-through rate for that          amount of such excess will be added
class of certificates not been              to the outstanding principal balance
calculated based on the interest rate       of that mortgage loan in the form of
cap. Any such shortfall amounts will        "negative amortization."
be carried over to future
distribution dates and will be paid         The offered certificates may receive
on such future distribution dates to        additional distributions to
the extent there are available funds        compensate for caps on interest or
therefor.                                   shortfalls in interest. We refer you
                                            to "Description of the
We refer you to "Description of the         Certificates--The Interest Rate Swap
Certificates--Distributions" in this        Agreement", "--The Yield Maintenance
free writing prospectus.                    Agreement" and "Description of the
                                            Certificates--Distributions--Net
DISTRIBUTION DATES                          Monthly Excess Cashflow Provisions"
                                            in this free writing prospectus.
The trustee will make distributions
on the certificates (other than the         The interest accrual period for the
residual certificates) on the 25th          offered certificates will be the
day of each calendar month beginning        period from and including the
in January 2006, to the appropriate         preceding distribution date (or from
holders of record. If the 25th day of       the closing date, in the case of the
a month is not a business day, then         first distribution date) to and
the trustee will make distributions         including the day prior to the
on such certificates on the next            current distribution date.
business day after the 25th day of
such month.                                 Calculations of interest on the
                                            offered certificates will be based
INTEREST PAYMENTS                           on a 360-day year and the actual
                                            number of days elapsed during the
On each distribution date, holders of       related interest accrual period.
the offered certificates will be
entitled to receive:                        PRINCIPAL PAYMENTS

     o    the interest that has             On each distribution date,
          accrued on the certificate        distributions of principal will be
          principal balance of such         made on the offered certificates in
          class of certificates at          the priorities described in this
          the related pass-through          free writing prospectus, if there is
          rate (subject to the              cash available on that date for the
          interest rate cap, if             payment of principal to the
          applicable) during the            applicable class of certificates.
          related accrual period,
                                            Monthly principal distributions on
          plus                              the certificates will generally
                                            include:
     o    any interest due on a prior
          distribution date that was             o    principal payments on the
          not paid,                                   mortgage loans and

          minus

     o    interest payments on the               o    the Class M-4 Certificates
          mortgage loans - to the                     will have payment priority
          extent such payments are                    over the Class M-5
          not needed to pay interest                  Certificates, the Class
          on the certificates and                     M-6 Certificates and the
          monthly fees and expenses                   Class M-7 Certificates,
          of the trust - will be used
          to reduce the total                    o    the Class M-5 Certificates
          principal balance of the                    will have payment priority
          certificates until a                        over the Class M-6
          specified level of                          Certificates and the Class
          overcollateralization has                   M-7 Certificates, and
          been achieved.
                                                 o    the Class M-6 Certificates
You should review the priority of                     will have payment priority
payments described under "Description                 over the Class M-7
of the Certificates--Distributions"                   Certificates.
in this free writing prospectus.
                                            Subordination provides the holders
CREDIT ENHANCEMENT                          of certificates having a higher pay-
                                            ment priority with protection
Credit enhancement provides limited         losses realized when the unpaid
protection to holders of specified          against principal balance on a
certificates against shortfalls in          mortgage loan exceeds the proceeds
payments received on the mortgage           recovered on liquidation of that
loans. This transaction employs the         mortgage loan. In general, we
following forms of credit                   accomplish this loss protection by
enhancement:                                allocating any such realized losses
                                            on the mortgage loans in excess of
Subordination. By issuing senior            any current overcollateralization
certificates and subordinate                among the certificates, beginning
certificates, the trust has increased       with the class of subordinate
the likelihood that senior                  certificates with the lowest payment
certificateholders will receive             priority, until the principal amount
regular payments of interest and            of that class of subordinate
principal.                                  certificates has been reduced to
                                            zero. We then allocate realized
The senior certificates will have           losses on the mortgage loans to the
payment priority over the subordinate       next most junior class of subordi-
certificates. Among the classes of          nate certificates, until the certi-
subordinate certificates:                   ficate principal balance of each
                                            class of subordinate certificates is
     o    the Class M-1 Certificates        reduced to zero. If no subordinate
          will have payment priority        certificates remain outstanding,
          over the Class M-2                realized losses will be allocated to
          Certificates, the Class M-3       the Class A Certificates until the
          Certificates, the Class M-4       certificate principal balance
          Certificates, the Class M-5       thereof is reduced to zero.
          Certificates, the Class M-6
          Certificates and the Class        We refer you to "Description of the
          M-7 Certificates,                 Certificates--Allocation of Realized
                                            Losses" in this free writing
     o    the Class M-2 Certificates        prospectus.
          will have payment priority
          over the Class M-3                Excess Spread and
          Certificates, the Class M-4       Overcollateralization. We expect the
          Certificates, the Class M-5       mortgage loans to generate more
          Certificates, the Class M-6       interest than is needed to pay
          Certificates and the Class        interest on the offered certificates
          M-7 Certificates,                 because we expect the weighted
                                            average net interest rate of the
     o    the Class M-3 Certificates        mortgage loans to be higher than the
          will have payment priority        weighted average pass-through rate
          over the Class M-4                on the offered certificates and, as
          Certificates, the Class M-5       over-collateralization increases,
          Certificates, the Class M-6       such higher interest rate will be
          Certificates and the Class        paid on an aggregate principal
          M-7 Certificates,                 balance of mortgage
loans that is larger than the               overcollateralization for the
aggregate principal balance of the          certificates as described in this
certificates. Interest payments             free writing prospectus.
received in respect of the mortgage
loans in excess of the amount that is       We have described the amounts pay-
needed to pay interest on the offered       able under the interest rate swap
certificates and related trust              agreement under "Description of the
expenses will be used to reduce the         Certificates -The Interest Rate Swap
total principal balance of such             Agreement" in this free writing
certificates until a required level         prospectus. Payments under the
of overcollateralization has been           interest rate swap agreement may
achieved. As of the closing date, the       mitigate against the effects of the
aggregate principal balance of the          interest rate cap resulting from a
mortgage loans will exceed the              mismatch between the weighted
aggregate principal balance of the          average mortgage rate of the mort-
certificates by an amount                   average and the One-Month LIBOR-
approximately equal to the required         based rates on the certificates.
level of overcollateralization.
                                            YIELD MAINTENANCE AGREEMENT
We refer you to "Description of the
Certificates--Excess Spread and             The trust will, through the
Overcollateralization Provisions" in        distribution date in July 2006, have
this free writing prospectus.               the benefit of a yield maintenance
                                            agreement between Bear Stearns
INTEREST RATE SWAP AGREEMENT                Financial Products Inc. and the
                                            trust, which will be entered into on
The certificates will have the              the closing date. Payments received
benefit of an interest rate swap            under the yield maintenance agree-
agreement which LaSalle Bank National       ment with respect to a distribution
Association, as swap administrator,         date on or prior to the distribution
will enter into with Bear Stearns           date in July 2006 will be allocated
Financial Products Inc., the swap           among the holders of the classes of
provider, on the closing date. On           certificates as to which the related
each distribution date following the        pass-through rate is limited by the
distribution date in July 2006 and          applicable interest rate cap,
continuing through and including the        sequentially in the order of their
distribution date in December 2010,         payment priority. We have described
subject to earlier termination as set       the amounts payable under the yield
forth in this free writing                  maintenance agreement under
prospectus, the trust will be               "Description of the Certificates--
obligated to make fixed payments, and       The Yield Maintenance Agreement" in
the swap provider will be obligated         this free writing prospectus. Such
to make floating payments, in each          payments may mitigate against the
case as set forth in the interest           effects of the applicable interest
rate swap agreement and as described        rate cap resulting from a mismatch
in this free writing prospectus. To         between the weighted average mort-
the extent that the fixed payment           gage rate of the fixed rate mortgage
exceeds the floating payment in             loans (excluding hybrid mortgage
respect of any distribution date,           loans during their fixed-rate
amounts otherwise available to the          period) during the related due
certificateholders will be applied to       period and One-Month LIBOR calcula-
make a net payment to the swap              ted with respect to the related
administrator for payment to the swap       distribution date.
provider. To the extent that the
floating payment exceeds the fixed          ADVANCES
payment in respect of any
distribution date, the swap provider        The master servicer will make cash
will make a net swap payment to the         advances with respect to delinquent
swap administrator, and the swap            payments of scheduled interest and
administrator, pursuant to a swap           principal on the mortgage loans
administration agreement, will remit        (other than principal on any simple
such net swap payment to the trust to       interest loans or any balloon
be used to cover certain interest           payment, if any), in general to the
shortfalls and basis risk shortfalls        extent that the master servicer
and to build                                reasonably
believes that such cash advances can        of offered certificates may be
be repaid from future payments on the       issued with original issue discount
related mortgage loans. If the master       for federal income tax purposes.
servicer fails to make any required
advances, the trustee may be                We refer you to "Federal Income Tax
obligated to do so, as described in         Consequences" in this free writing
this free writing prospectus. These         prospectus and "Material Federal
cash advances are only intended to          Income Tax Considerations" in the
maintain a regular flow of scheduled        accompanying prospectus for
interest and principal payments on          additional information concerning
the certificates and are not intended       the application of federal income
to guarantee or insure against              tax laws.
losses.
                                            LEGAL INVESTMENT
We refer you to "Servicing of the
Mortgage Loans" in this free writing        None of the certificates will be
prospectus.                                 "mortgage related securities" for
                                            purposes of the Secondary Mortgage
OPTIONAL TERMINATION                        Market Enhancement Act of 1984.

EMC Mortgage Corporation may purchase       We refer you to "Legal Investment
all of the remaining assets in the          Considerations" in the accompanying
trust fund when the stated principal        prospectus.
balance of the mortgage loans and any
foreclosed real estate owned by the         ERISA CONSIDERATIONS
trust fund has declined to or below
10% of the stated principal balance         The Class A Certificates may be
of the mortgage loans as of the             purchased by an employee benefit
cut-off date. Such a purchase will          plan or other retirement arrangement
result in the early retirement of all       subject to the Employee Retirement
of the certificates.                        Income Security Act of 1974 or
                                            Section 4975 of the Internal Revenue
We refer you to "Description of the         Code of 1986 ("Plan"), but the
Certificates--Optional Termination"         subordinate certificates and the
in this free writing prospectus.            residual certificates may only be
                                            purchased by or on behalf of a Plan
FEDERAL INCOME TAX CONSEQUENCES             if one of a number of prohibited
                                            transaction class exemptions, based
For federal income tax purposes, the        on the identity of the fiduciary of
trust (other than the basis risk            such plan or arrangement or the
reserve fund, the swap account, the         source of funds used to acquire such
swap administration agreement, the          certificates, are applicable to the
interest rate swap agreement and the        acquisition and holding of such
yield maintenance agreement) will           certificates.
comprise multiple real estate
mortgage investment conduits,               We refer you to "ERISA
organized in a tiered REMIC                 Considerations" in this free writing
structure. The certificates (other          prospectus and in the accompanying
than the Class R Certificates) will         prospectus.
represent beneficial ownership of
"regular interests" in the related          RATINGS
REMIC identified in the pooling and
servicing agreement and beneficial          The classes of certificates listed
ownership interests in a right to           below will not be offered unless
receive certain payments of Basis           they receive the respective ratings
Risk Carry Forward Amounts and              set forth below from Standard &
certain payments under the interest         Poor's, a division of The McGraw-
rate swap agreement and the yield           Hill Companies, Inc., which we refer
maintenance agreement.                      to as "Standard & Poor's", and
                                            Moody's Investors Service, Inc.,
Each class of residual certificates         which we refer to as "Moody's."
will represent the beneficial
ownership of the sole class of
"residual interest" in a REMIC.
Certain classes

                       Rating
             -------------------------
             Standard &
      Class    Poor's          Moody's
      -----  -------------------------

      A          AAA             Aaa
      M-1         AA             Aa2
      M-2         A               A2
      M-3         A-              A3
      M-4        BBB+            Baa1
      M-5        BBB             Baa2
      M-6        BBB-            Baa3


A rating is not a recommendation to buy, sell or hold securities, and either rating agency can revise or withdraw its respective ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

The ratings do not reflect the
likelihood of payment of any shortfalls
of interest due to the application of
the interest rate cap or the likelihood
of any payments under the yield
maintenance agreement.

We refer you to "Ratings" in this free
writing prospectus.

                                  RISK FACTORS

      In addition to the matters described elsewhere in this free writing prospectus and the accompanying prospectus, you should carefully consider the following risk factors before deciding to purchase a certificate.


THE SUBORDINATE               When certain classes of certificates provide
CERTIFICATES HAVE A           credit enhancement for other classes of
GREATER RISK OF LOSS THAN     certificates it is sometimes referred to as
THE SENIOR CERTIFICATES       "subordination." For purposes of this free writing
                              prospectus, "related subordinated classes" means:

                                    o     with respect to the senior
                                          certificates: the Class M-1
                                          Certificates, the Class M-2
                                          Certificates, the Class M-3
                                          Certificates, the Class M-4
                                          Certificates, the Class M-5
                                          Certificates, the Class M-6
                                          Certificates and the Class M-7
                                          Certificates,

                                    o     with respect to the Class M-1
                                          Certificates: the Class M-2
                                          Certificates, the Class M-3
                                          Certificates, the Class M-4
                                          Certificates, the Class M-5
                                          Certificates, the Class M-6
                                          Certificates and the Class M-7
                                          Certificates,

                                    o     with respect to the Class M-2
                                          Certificates: the Class M-3
                                          Certificates, the Class M-4
                                          Certificates, the Class M-5
                                          Certificates, the Class M-6
                                          Certificates and the Class M-7
                                          Certificates,

                                    o     with respect to the Class M-3
                                          Certificates: the Class M-4
                                          Certificates, the Class M-5
                                          Certificates, the Class M-6
                                          Certificates and the Class M-7
                                          Certificates,

                                    o     with respect to the Class M-4
                                          Certificates: the Class M-5
                                          Certificates, the Class M-6
                                          Certificates and the Class M-7
                                          Certificates,

                                    o     with respect to the Class M-5
                                          Certificates: the Class M-6
                                          Certificates and the Class M-7
                                          Certificates, and

                                    o     with respect to the Class M-6
                                          Certificates: the Class M-7
                                          Certificates.

                              We will provide credit enhancement in the form of subordination for the certificates, first, by the right of the holders of the senior certificates to receive certain payments of interest and principal prior to the subordinate classes and, second, by the allocation of realized losses on the mortgage loans to the outstanding subordinate class with the lowest payment priority, to the extent such losses exceed available excess spread and overcollateralization. This form of credit enhancement uses collections on the mortgage loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes of certificates. Accordingly, if the aggregate principal balance of a class of subordinate certificates was to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for distributions to holders of the remaining class or classes of subordinate certificates. If the aggregate certificate principal balance of all the subordinate certificates were to be reduced to zero and excess spread and overcollateralization were insufficient, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for distributions to holders of the senior certificates.

                              In addition to subordination, we will provide credit enhancement through the buildup of overcollateralization. See "Risk Factors--Excess Spread May Be Inadequate To Cover Losses And/Or To Build Overcollateralization" for a discussion of the risks relating to that form of credit enhancement.

                              You should fully consider the risk that the subordination provided by the related certificates may be insufficient to absorb related losses on the mortgage loans and that you may not fully recover your initial investment in the certificates as a result of realized losses on the mortgage loans.

                              We refer you to "Description of the Certificates" in this free writing prospectus for additional information.


ADDITIONAL RISKS              The weighted average lives of, and the yields to
ASSOCIATED WITH THE           maturity on, the Class M-1 Certificates, the Class
SUBORDINATE CERTIFICATES      M-2 Certificates, the Class M-3 Certificates, the
                              Class M-4 Certificates, the Class M-5
                              Certificates, the Class M-6 Certificates and the
                              Class M-7 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such investor based on such assumption.

                              The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.

                              Realized losses on the mortgage loans, to the extent they exceed available excess spread and the amount of overcollateralization following distributions of principal on the related distribution date, will be allocated to the subordinate certificates to reduce the certificate principal balance of the Class M-7 Certificates, the Class M-6 Certificates, the Class M-5 Certificates, the Class M-4

                              Certificates, the Class M-3 Certificates, the Class M-2 Certificates and the Class M-1 Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero. If no subordinate certificates remain outstanding, realized losses on the mortgage loans in excess of available excess spread and overcollateralization will be allocated to the Class A certificates in reduction of the certificate principal balance thereof. As a result of such reductions, less interest will accrue on the applicable class of certificates than would otherwise be the case. Once a realized loss is allocated to a class of certificates, no interest will be distributable with respect to such written down amount, except to the extent the principal balance is thereafter increased by a subsequent recovery. However, the amount of any realized losses allocated to the Class A certificates may be reimbursed to the holders of those certificates according to the priorities set forth under "Description of the Certificates - Distributions" in this free writing prospectus.

                              The subordinate certificates will not be entitled to any principal distributions until the later to occur of (i) the first distribution date on which a specified level of overcollateralization has been achieved and (ii) the distribution date occurring in January 2009, or during any period after January 2009 in which delinquencies or realized losses on the mortgage loans do not exceed certain levels. As a result, the weighted average lives of the subordinate certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the subordinate certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

                              Because distributions of principal will be made to the holders of the Class A Certificates and the subordinate certificates according to the priorities described in this free writing prospectus, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans and the timing thereof, to the extent such losses are not covered by overcollateralization, excess spread, or a class of certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by such certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

EXCESS SPREAD MAY BE          The mortgage loans are expected to generate more
INADEQUATE TO COVER           interest than is needed to pay interest on the
LOSSES AND/OR TO BUILD        offered certificates on a distribution date
OVERCOLLATERALIZATION         because we expect the weighted average net
                              interest rate on the mortgage loans on a determination date to be higher than the weighted average pass-through rate on the offered certificates on such date. If the mortgage loans generate more interest than is needed to pay interest on a distribution date on the offered certificates and to pay trust fund expenses, we will use such "excess spread" on such distribution date to make additional principal payments (up to a specified target level) on the offered certificates, which will reduce the total principal balance of the offered certificates on such date below the aggregate principal balance of the mortgage loans on such date, thereby creating
                              "overcollateralization". In addition, amounts payable to the trust under the interest rate swap agreement may be used to build overcollateralization. Overcollateralization is intended to provide limited protection to certificateholders by absorbing the related certificate's share of losses from liquidated mortgage loans. However, we cannot assure you that enough excess spread will be generated on the mortgage loans or from amounts payable under the interest rate swap agreement to establish or maintain the required level of overcollateralization on the related distribution date. The aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate principal balance of the certificates (other than the Class B-IO
                              Certificates and the residual certificates, which do not have certificate principal balances) on the closing date by an amount approximately equal to the overcollateralization target amount we describe in this free writing prospectus.

                              The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans during the related due period. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans.

                              If the protection afforded by
                              overcollateralization is insufficient, then you could experience a loss on your investment in a certificate.

INTEREST RATE CAP MAY         The pass-through rates on the offered certificates
REDUCE THE YIELDS ON THE      are each subject to an interest rate cap based
OFFERED CERTIFICATES          upon the weighted average of the net mortgage
                              rates on the mortgage loans. If on any
                              distribution date the pass-through rate for a class of offered certificates is based on the interest rate cap and the amount of such limitation exceeds the amount payable to such class out of payments under the interest rate swap agreement or a yield maintenance agreement, as the case may be, the holders of the applicable certificates will receive a smaller amount of interest than they would have received on that distribution date had the pass-through rate for that class not been calculated based on the applicable interest rate cap. The holders of those certificates will be entitled to recover any resulting shortfall in interest on future distribution dates but only to the extent of funds available therefor. If mortgage loans with relatively higher mortgage rates prepay or default, it is more likely that the applicable interest rate cap would limit the pass-through rate on a class of certificates and result in lower interest being paid on such class of certificates than otherwise would be the case.

THE OFFERED CERTIFICATES      The offered certificates may not always receive
MAY NOT ALWAYS RECEIVE        interest at a rate equal to One-Month LIBOR plus
INTEREST BASED ON             the applicable margin. The mortgage loans bear
ONE-MONTH LIBOR PLUS THE      interest at various fixed rates and adjustable
RELATED MARGIN                rates based on various indices, so that the
                              weighted average net mortgage rate may at times be lower than One-Month LIBOR calculated with respect to the related distribution date plus the applicable margin. If this is the case, the interest rates on the related classes of certificates on such distribution date will be reduced to the applicable interest rate cap on such date. Thus, the yield to investors in such classes of certificates will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the applicable interest rate cap. The prepayment or default of mortgage loans with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the applicable interest rate cap with respect to a distribution date limiting the applicable pass-through rate to a greater extent than otherwise would be the case. If on any distribution date the application of the applicable interest rate cap results in an interest payment lower than One-Month LIBOR plus the applicable margin on any of such classes of certificates, the value of such class or classes of certificates may be temporarily or permanently reduced.

                              To the extent that interest on the offered certificates with respect to a distribution date is limited to the applicable interest rate cap, the difference between such interest rate cap and One-Month LIBOR calculated with respect to such distribution date plus the related margin will create a shortfall. Some or all of this shortfall may be funded to the extent of payments, if any, under the interest rate swap agreement, or under the yield maintenance agreement.

                              Although the certificates are entitled to payments under the interest rate swap agreement during periods of increased One-Month LIBOR rates on any distribution date following the distribution date in July 2006 and through and including the distribution date in December 2010, the swap provider will only be obligated to make such payments under certain circumstances. We refer you to "Description of the Certificates--The Interest Rate Swap Agreement" in this free writing prospectus for a discussion of the swap provider's obligation to make payments under the interest rate swap agreement.

                              Yield Maintenance Payments made on a distribution date through the distribution date in July 2006 under the yield maintenance agreement are based on the lesser of the actual aggregate principal balance of the related class or classes of certificates with respect to such distribution date and a projected certificate principal balance for such class or classes of certificates on such date, assuming a constant prepayment rate of approximately __% CPR, and assuming that the depositor exercises its related clean-up call option on the applicable optional termination date (as described in "Yield, Prepayment and Maturity Considerations" in this free writing prospectus).

                              Because amounts payable on a distribution date under the yield maintenance agreement are based on the principal balance of only the fixed rate mortgage loans (excluding hybrid mortgage loans during their fixed-rate period), as of the close of business on the first day of the month immediately preceding the month in which the related distribution date occurs and on One-Month LIBOR calculated with respect to such distribution date, the yield maintenance agreement does not address any mismatch between the indices used to calculate interest on the floating rate mortgage loans and on One-Month LIBOR calculated with respect to such distribution date. As a result of the foregoing, we cannot assure you that payments received with respect to a distribution date under the yield maintenance agreement will be sufficient to cover shortfalls in the payment of interest which may be experienced by a class of certificates as a result of the application of the related interest rate cap to such class of certificates with respect to such distribution date. Interest shortfalls resulting from application of the related interest rate cap to the applicable pass-through rate on a class of certificates may be paid to such class on future distribution dates if there are sufficient available funds with respect thereto. Such shortfalls may remain unpaid on the final distribution date, including the optional termination date.

                              The yield maintenance agreement terminates in accordance with its terms on the distribution date in July 2006 and the interest rate swap agreement terminates in accordance with its terms on the distribution date in December 2010. As a result, and depending on the level of prepayments with respect to the mortgage loans and the priority of distributions with respect to the certificates we describe herein, the yield maintenance agreement or the interest rate swap agreement may terminate prior to the repayment in full of your certificates. To the extent that interest payments on the offered certificates on a distribution date depend in part on payments to be received with respect to such date under the yield maintenance agreement or the interest rate swap agreement, the ability of the trust to make payments on such certificates will be subject to the credit risk of Bear Stearns Financial Products Inc.

THE ORIGINATORS OF A          Certain originators of mortgage loans have sought
PORTION OF THE MORTGAGE       bankruptcy protection, ceased active operations or
LOANS HAVE OPERATED           operated subject to financial constraints. There
SUBJECT TO FINANCIAL          can be no assurance that the performance of these
CONSTRAINTS                   mortgage loans will correlate with the performance
                              of mortgage loans historically serviced by EMC
                              Mortgage Corporation.

THE MORTGAGE LOANS WERE       The mortgage loans were underwritten generally in
UNDERWRITTEN TO               accordance with underwriting standards which are
NONCONFORMING                 primarily intended to provide for single family
UNDERWRITING STANDARDS,       "non-conforming" mortgage loans. A
WHICH MAY RESULT IN           "non-conforming" mortgage loan means a mortgage
LOSSES OR SHORTFALLS TO       loan which is ineligible for purchase by Fannie
BE INCURRED ON THE            Mae or Freddie Mac due to either credit
OFFERED CERTIFICATES          characteristics of the related mortgagor or
                              documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors.
                              These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. In addition, certain mortgage loans fail to conform to the underwriting standards of the related originators. Accordingly, mortgage loans underwritten under such non-conforming credit underwriting standards, or which fail to conform to the underwriting standards of the related originators, are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

DEFAULTS COULD CAUSE          There could be substantial delays in the
PAYMENT DELAYS AND LOSSES     liquidation of defaulted mortgage loans and
                              corresponding delays in your receiving your certificate's portion of the proceeds of such liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the master servicer to foreclose on or to sell the related mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to certificateholders.

                              In the event that:

                                    o     the mortgaged properties fail to
                                          provide adequate security for the
                                          related mortgage loans, and

                                    o     the protection provided by the
                                          subordination of certain classes of
                                          certificates and the availability of
                                          overcollateralization and excess
                                          spread are insufficient to cover any
                                          shortfall,

                              you could lose all or a portion of the money you paid for your certificates.

JUNIOR LIEN MORTGAGE          Approximately 3.76% of the mortgage loans by
LOANS                         stated principal balance as of the cut-off date
                              are secured by second liens on the related mortgaged properties.

                              The proceeds from any liquidation, insurance or condemnation proceedings of the related mortgaged property will be available to satisfy the outstanding principal balance of a junior lien mortgage loan only to the extent that the claims of the prior related lienholders have been satisfied in full, including any related foreclosure costs. In circumstances when it is determined to be uneconomical to foreclose on the related mortgaged property, the master servicer may write off the entire outstanding principal balance of such a mortgage loan as a bad debt. The foregoing considerations will be particularly applicable to junior lien mortgage loans that have high loan-to-value ratios, because it is comparatively more likely that the master servicer would determine foreclosure to be uneconomical in the case of such mortgage loans. An overall decline in the residential real estate market, a rise in interest rates or the deterioration of the related mortgaged properties could adversely affect the values of the mortgaged properties securing a junior lien mortgage loan such that the outstanding principal balance thereof, together with the related senior financing thereon, exceeds the value of the related mortgaged property. The rate of default of junior lien mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. For all purposes herein, the "loan-to-value ratio" of a junior lien mortgage loan refers to the combined loan-to-value ratio of such loan calculated with reference to the sum of the amount secured by all more senior liens on the related mortgaged property and the outstanding principal balance secured by the junior lien on the related mortgaged property.

BALLOON MORTGAGE LOANS        With respect to approximately 10.96% of the
                              mortgage loans by stated principal balance as of the cut-off date, the related mortgagors make monthly payments of principal that are less than sufficient to amortize those mortgage loans by their stated maturity dates.
                              These mortgage loans are commonly called "balloon loans." As a result of these lower monthly payments, a borrower generally will be required to pay a large remaining principal balance upon the maturity of a balloon loan. The ability of a mortgagor to make that final payment may depend on its ability to obtain refinancing of the balance due on such mortgage loan or to sell the related mortgaged property. Certain of such mortgagors may have poor payment histories which may affect their ability to refinance. In addition, an increase in prevailing market interest rates over the mortgage rate on the related mortgage loan at origination may reduce the mortgagor's ability to obtain refinancing and to pay the principal balance of such mortgage loan at its maturity.

MORTGAGE LOANS WITH           As of the cut-off date, approximately 27.29% of
INTEREST-ONLY PAYMENTS        the mortgage loans require the borrowers to make
                              monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from two years to ten years.
                              After the interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date.
                              Once the borrower's monthly payment increases, it may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment. Because no principal payments may be made on the mortgage loans for a period of time, certificateholders will receive smaller principal distributions than they would have received if the borrowers were required to make monthly payments of interest and principal for the lives of the mortgage loans. Absent other considerations, this slower rate of principal distributions will result in longer, and in some cases substantially longer, weighted average lives of the related offered certificates and may reduce the return on an investment in an offered certificate that is purchased at a discount to its principal amount.

YOUR YIELD COULD BE           No one can accurately predict the level of
ADVERSELY AFFECTED BY THE     prepayments that the mortgage loans will
UNPREDICTABILITY OF           experience. This prepayment experience may be
PREPAYMENTS                   affected by many factors, including:

                                    o     general economic conditions,

                                    o     the level of prevailing interest
                                          rates,

                                    o     the availability of alternative
                                          financing, and

                                    o     homeowner mobility.

                              Substantially all of the mortgage loans contain due-on-sale provisions, and the master servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the master servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan. In addition, certain of the mortgage loans impose a prepayment charge in connection with voluntary prepayments made within up to five years after origination, which charges may, if not waived by the master servicer, discourage prepayments during the applicable period. Mortgage loans still subject to such a prepayment charge constitute approximately 56.94% of the mortgage loans, calculated by aggregate principal balance as of the cut-off date. The holders of the offered certificates will not be entitled to any prepayment penalties or prepayment charges collected on the mortgage loans.

                              The weighted average lives of the certificates will be sensitive to the rate and timing of principal payments, including prepayments, on the mortgage loans, which may fluctuate significantly from time to time.

                              You should note that:

                                    o     if you purchase your certificates at a
                                          discount and principal is repaid on
                                          the mortgage loans slower than you
                                          anticipate, then your yield may be
                                          lower than you anticipate;

                                    o     if you purchase your certificates at a
                                          premium and principal is repaid on the
                                          mortgage loans faster than you
                                          anticipate, then your yield may be
                                          lower than you anticipate;

                                    o     the certificates bear interest at an
                                          adjustable rate, and thus your yield
                                          will be sensitive both to the level of
                                          One-Month LIBOR and the applicable
                                          interest rate cap;

                                    o     since repurchases of mortgage loans as
                                          a result of breaches of
                                          representations and warranties and
                                          liquidations of mortgage loans
                                          following default have the same effect
                                          as prepayments, your yield may be
                                          lower than you expect if the rate of
                                          such repurchases and/or liquidations
                                          is higher than you expect;

                                    o     the overcollateralization provisions,
                                          initially and whenever
                                          overcollateralization is at a level
                                          below the required level, are intended
                                          to result in an accelerated rate of
                                          principal distributions to holders of
                                          the classes of offered certificates
                                          then entitled to distributions of
                                          principal. An earlier return of
                                          principal to the holders of the
                                          offered certificates as a result of
                                          the
                                          overcollateralization provisions will
                                          influence the yield on the offered
                                          certificates in a manner similar to
                                          the manner in which principal
                                          prepayments on the mortgage loans will
                                          influence the yield on the offered
                                          certificates; and

                                    o     you bear the reinvestment risks
                                          resulting from a faster or slower rate
                                          of principal payments than you
                                          expected.

                              EMC may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, EMC may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

                              We refer you to "The Mortgage Pool," "Yield,
                              Prepayment and Maturity Considerations" and
                              "Description of the Certificates--Optional
                              Termination" in this free writing prospectus and "Material Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans" in the accompanying prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

MORTGAGE LOAN                 Modifications of mortgage loans agreed to by the
MODIFICATIONS MAY EXTEND      master servicer in order to maximize ultimate
THE WEIGHTED AVERAGE LIFE     proceeds of such mortgage loans may extend the
AND AFFECT THE YIELD TO       period over which principal is received on such
MATURITY OF YOUR              mortgage loans and thus on your certificates,
CERTIFICATES                  resulting in a longer weighted average life. If
                              such modifications downwardly adjust interest rates on the mortgage loans, such modifications may lower the applicable interest rate cap on the offered certificates, resulting in a lower yield to maturity on your certificates.

VIOLATIONS OF CONSUMER        Certain of the mortgage loans may be subject to
PROTECTION LAWS MAY           special rules, disclosure requirements and other
RESULT IN LOSSES              provisions that were added to the federal
                              Truth-in-Lending Act by the Home Ownership and
                              Equity Protection Act of 1994, or Home Ownership
                              Act, if such mortgage loans

                                    o     were originated on or after October 1,
                                          1995,

                                    o     are not mortgage loans made to finance
                                          the purchase of the mortgaged
                                          property, and

                                    o     have interest rates or origination
                                          costs in excess of certain prescribed
                                          levels.

                              We refer to these mortgage loans as high cost loans.

                              The Home Ownership Act provides that any purchaser or assignee of a high cost loan, which could include the trust, is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under the Home Ownership Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the related high cost loan. Remedies available to the borrower include monetary penalties, as well as rescission rights, if the appropriate disclosures were not given as required.

                              In addition to the Home Ownership Act, a number of legislative proposals have been introduced at federal, state and local levels that are designed to discourage predatory lending practices. Numerous states and local governments, including those in Georgia, North Carolina and New York, have enacted, and other states or local governments may enact, laws that impose requirements and restrictions that may be greater than those in the Home Ownership Act. These laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures before borrowing. Purchasers or assignees of a mortgage loan, which, as under the Home Ownership Act, could include the trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

                              Violation by any mortgage loan of the Home
                              Ownership Act or applicable state or local law at the time of origination which would result in this type of liability would be a breach of the seller's representations and warranties and the seller would be obligated to cure or repurchase (or in certain instances, substitute for) the mortgage loan in question. The applicable repurchase price would include any costs or damages incurred by the trust and the trustee as a result of a breach by the seller of that representation and warranty. This could accelerate the timing of principal distributions with respect to the mortgage loans and may thereby affect the yields and weighted average lives of the certificates. If the seller fails to cure, repurchase or substitute for the applicable mortgage loan, the related certificateholders may suffer a loss.

                              The seller generally does not possess sufficient information regarding the origination costs of the mortgage loans to determine whether such mortgage loans would be high cost loans. However, based upon a review of the mortgage rates, origination dates and loan purposes with respect to the mortgage loans, EMC Mortgage Corporation believes that none of the mortgage loans in the mortgage pool as of the cut-off date are high cost loans under the Home Ownership Act.

                              Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of federal and state law allegedly committed by the related loan originator. Named defendants in these cases include numerous participants in the secondary mortgage market, including loan sellers (including the seller), depositors, trustees and securitization trusts. The suits, which allege violations of federal and state consumer protection laws and state usury and licensing laws, seek damages, rescission and other relief. If the trust or the trustee on behalf of the trust were to be named as a defendant in a class action lawsuit, the costs of defending or settling that lawsuit or a judgment could reduce the amount available for distribution to certificateholders.

                              Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet such test will result in a violation of the state anti-predatory lending law, in which case the seller will be required to purchase that mortgage loan from the trust.

                              The mortgage loans are also subject to other federal and state laws. We refer you to "Material Legal Aspects of the Loans" in the accompanying prospectus for a discussion of certain of those laws.

A REDUCTION IN                The ratings of each class of offered certificates
CERTIFICATE RATING COULD      will depend primarily on an assessment by the
HAVE AN ADVERSE EFFECT ON     rating agencies of the mortgage loans, the amount
THE VALUE OF YOUR             of overcollateralization and the subordination
CERTIFICATES                  afforded by the related subordinated classes of
                              certificates. The ratings by each of the rating agencies of the offered certificates are not recommendations to purchase, hold or sell the offered certificates, because such ratings do not address the market prices of the certificates or suitability for a particular investor.

                              The rating agencies may suspend, reduce or withdraw their respective ratings on the offered certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of offered certificates by a rating agency would probably reduce the market value of such class of offered certificates and may affect your ability to sell them.

YOUR DISTRIBUTIONS COULD      The seller will treat its transfer of the mortgage
BE ADVERSELY AFFECTED BY      loans to the depositor as a sale of the mortgage
THE BANKRUPTCY OR             loans. However, if the seller becomes bankrupt,
INSOLVENCY OF CERTAIN         the trustee in bankruptcy may argue that the
PARTIES                       mortgage loans were not sold by the seller to the
                              depositor but were only pledged by the seller to the depositor to secure a loan made by the depositor to the seller. If that argument is made, then the distribution of proceeds on the mortgage loans may be restricted or delayed, and thus you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans, which could result in a prepayment of principal on the certificates. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

                              In addition, if the master servicer becomes bankrupt, the bankruptcy trustee or receiver may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

DEVELOPMENTS IN SPECIFIED     Approximately 34.40%, 7.67% and 7.60% of the
STATES COULD HAVE A           mortgage loans by stated principal balance as of
DISPROPORTIONATE EFFECT       the cut-off date are secured by mortgaged
ON THE MORTGAGE LOANS DUE     properties that are located in the states of
TO GEOGRAPHIC                 California, New York and Florida, respectively.
CONCENTRATION OF              Property in certain of those states, including
MORTGAGED PROPERTIES          California and Florida, or in other states may be
                              more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides, hurricanes and other natural disasters. No single state other than California, Florida and New York originated more than 5.00% of the mortgage loans by stated principal balances as of the cut-off date.

                              In particular, during September 2005, as a result of damage caused by Hurricane Katrina, many counties and parishes in Alabama, Louisiana and Mississippi were declared federal disaster areas eligible for federal disaster assistance. As of the cut-off date, approximately 0.04% of the mortgage loans (by stated principal balance as of the cut-off date) were secured by mortgaged properties located in these counties and parishes. In addition, other counties and parishes in these States, as well as in other States, may have been affected by this storm, and therefore additional mortgaged properties may be affected by this storm. No assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by this storm. Any adverse impact as a result of this event may be borne by the holders of the offered certificates.

THE INTEREST RATE SWAP        Net swap payments payable to the swap
AGREEMENT AND THE SWAP        administrator by the swap provider under the
PROVIDER                      interest rate swap agreement will be available to
                              the certificates on each distribution date following the distribution date in July 2006 through the distribution date in December 2010, subject to earlier termination, as described in this free writing prospectus, to pay certain interest shortfalls and basis risk shortfalls and to build overcollateralization on the certificates. However, no net amounts will be payable by the swap provider unless the floating amount owed by the swap provider on such distribution date, exceeds the fixed amount owed to the swap provider on such distribution date.
                              This will not occur except in periods when
                              One-Month LIBOR (as determined pursuant to the interest rate swap agreement) generally exceeds
                              4.866% per annum. No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover certain interest shortfalls or basis risk shortfalls on the certificates. Any net swap payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the payments made on the certificates. If the rate of prepayments on the mortgage loans is substantially faster than anticipated, the schedule on which payments due under the interest rate swap agreement are calculated may exceed the total principal balance of such mortgage loans, thereby increasing the relative proportion of interest collections on those mortgage loans that must be applied to make net swap payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the certificates.
                              In addition, any swap termination payment payable to the swap provider in the event of early termination of the interest rate swap agreement
                              (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider, as described in this free writing prospectus) will reduce amounts available for distribution to the certificateholders.

                              The swap agreement terminates in accordance with its terms on the distribution date in December 2010, subject to earlier termination. Upon early termination of the interest rate swap agreement, the swap administrator or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the swap administrator is required under the swap administration agreement to make a swap termination payment to the swap provider, the trust will be required to make a payment to the swap administrator in the same amount, which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to the certificateholders (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this free writing prospectus, which swap termination payments will be subordinated to distributions to the certificateholders). This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the subordinate certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the trust before such effects are borne by the Class A Certificates, and one or more classes of subordinate certificates may suffer a loss as a result of such payment.

                              Net swap payments payable to the swap
                              administrator by the swap provider under the interest rate swap agreement will be used to cover certain interest shortfalls and basis risk shortfalls and to build overcollateralization on the certificates as described in this free writing prospectus. However, if the swap provider defaults on its obligations under the interest rate swap agreement, then there may be insufficient funds to cover such amounts, and the amount of excess spread may be reduced. To the extent that distributions on the certificates depend in part on payments to be received by the trust under the interest rate swap agreement, the ability of the paying agent to make such distributions on such certificates will be subject to the credit risk of the swap provider.

THE RETURN ON YOUR            In response to the terrorist attacks on September
CERTIFICATES MAY BE           11, 2001 in New York City, Pennsylvania and
AFFECTED BY REVISED           Arlington, Virginia, EMC Mortgage Corporation and
SERVICING PROCEDURES          certain other servicers announced that they have
ADOPTED IN RESPONSE TO        implemented revised servicing procedures for
TERRORIST ATTACKS             mortgagors who have been personally or financially
                              affected by such attacks. Certain government agencies, government sponsored entities and private financial institutions have implemented similar procedures.

                              Such revised servicing procedures generally include:

                                    o     increased use of repayment plans that
                                          will seek to cure delinquencies
                                          without imposing undue hardship on the
                                          affected mortgagor;

                                    o     extending due dates for payments;

                                    o     waiving or reducing late payment fees
                                          or similar fees;

                                    o     waiving deficiency balances for
                                          victims of the terrorist attacks; and

                                    o     suspending the submission of reports
                                          to credit bureaus for affected
                                          mortgagors that have delinquent
                                          mortgage loans.

                              We can make no prediction whether mortgagors of the mortgage loans will be affected by any future terrorist attacks. However, as a result of the terrorist attacks and such revised servicing procedures, the rate of delinquencies and losses on mortgage loans made to affected mortgagors may be larger than would otherwise be the case.

THE RETURN ON YOUR            The Servicemembers Civil Relief Act, or Relief
CERTIFICATES COULD BE         Act, provides relief to mortgagors who enter
REDUCED BY SHORTFALLS DUE     active military service and to mortgagors in
TO THE SERVICEMEMBERS         reserve status who are called to active duty after
CIVIL RELIEF ACT OR OTHER     the origination of their mortgage loans. The
SIMILAR STATE LAWS            response of the United States to the terrorist
                              attacks on September 11, 2001 has included rescue efforts and military operations that have increased the number of citizens who are in active military service, including persons in reserve status called to active duty. The Relief Act provides, generally, that a mortgagor who is covered by the Relief Act may not be charged interest on the related mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty. These shortfalls are not required to be paid by the mortgagor at any future time.

                              The Relief Act also limits the ability of the master servicer to foreclose on the property securing a mortgage loan during the related mortgagor's period of active duty and, in some cases, may require the master servicer to extend the maturity of the mortgage loan, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the mortgagor's military service. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne by the Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, and then by the Class A Certificates. In addition, the interest rate cap may be affected as a result of lowered interest payments on the mortgage loans due to the application of the Relief Act.

                              Certain states have enacted or may enact their own versions of the Relief Act, which provide or may provide for similar or more enhanced protection provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

                              Neither the master servicer nor the trustee is required to advance, as delinquent payments, shortfalls resulting from application of the Relief Act or similar state laws; however, these shortfalls may be covered by funds available from overcollateralization. In the absence of funds available from overcollateralization, interest shortfalls on the mortgage loans due to the application of the Relief Act or similar state legislation or regulations will reduce funds available to pay accrued interest on the certificates.

                              We do not know how many mortgage loans have been or may be affected by the application of the Relief Act.

YOU MAY HAVE DIFFICULTY       The underwriter intends to make a secondary market
SELLING YOUR CERTIFICATES     in the offered certificates, but the underwriter
                              has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

                              The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

                                THE MORTGAGE POOL

GENERAL

      We have provided below, and in Schedule A to this free writing prospectus, information with respect to the conventional mortgage loans that we expect to include in the pool of mortgage loans in the trust fund. Prior to the closing date of December 30, 2005, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The depositor believes that the information set forth herein with respect to the mortgage pool as presently constituted is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although certain characteristics of the mortgage loans in the mortgage pool may vary. Unless we have otherwise indicated, the information we present below and in Schedule A to this free writing prospectus is expressed as of the cut-off date of December 1, 2005.

      Each mortgage loan in the trust fund is secured by a first or more junior lien on the related mortgaged property. Except for 10.96% of the mortgage loans, by cut-off date principal balance, which provide for a balloon payment at maturity, all of the mortgage loans included in the trust fund provide for the amortization of the amount financed over a series of monthly payments. All of the mortgage loans provide for payments due as of a specified due date in each month. These due dates occur throughout the month.

      The cut-off date pool principal balance is $249,185,806, which is equal to the aggregate stated principal balance of the mortgage loans as of the cut-off date, and consists of 1,507 mortgage loans as of the cut-off date.

      We refer you to "Servicing of the Mortgage Loans" and "The Mortgage Pool--Underwriting Guidelines" in this free writing prospectus, and to Schedule A to this free writing prospectus, for further information regarding the mortgage loans.

      Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule of the related mortgage loans or the relative application of such payments to principal and interest on such mortgage loans. The mortgage notes generally provide for a grace period for monthly payments. Any mortgage loan may be prepaid in full or in part at any time, in some cases upon the payment of a prepayment charge during an initial period. Such prepayment charges, if not waived by the master servicer, would typically discourage prepayments during the applicable period. Approximately 56.94% of the mortgage loans, by cut-off date principal balance, have provisions which were still in effect as of the cut-off date and which provide for the payment by the related borrower of a prepayment charge on voluntary prepayments typically made up to the first five years from the date of execution of the related mortgage note.

      Loan-to-Value Ratio. The loan-to-value ratio of a mortgage loan is equal to

      o the principal balance of such mortgage loan at the date of origination, plus the principal balance of any senior mortgage loan with respect to a mortgage loan that is not a first lien mortgage loan, divided by

      o     the collateral value of the related mortgaged property.

      The "collateral value" of a mortgaged property is the lesser of its appraised value, based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan, and its sales price.

      With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the "collateral value" of the related mortgaged property is the appraised value of such mortgaged property based upon the appraisal obtained at the time of such refinancing. No assurance can be given that the value of a mortgaged property has remained or will remain at its level as of the date of origination of the related mortgage loan.

      Credit Scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a borrower's creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. A credit score is designed to assess a borrower's credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range generally from 350 to 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only a borrower's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

ADJUSTABLE RATE MORTGAGE LOANS

      All of the adjustable rate mortgage loans are (or, if the mortgage loan is a hybrid mortgage loan in its fixed rate period, following conversion will be) evidenced by a note bearing interest at a mortgage rate which is adjusted generally monthly, semiannually, annually or less frequently to equal an index plus (or minus) a fixed percentage set forth in or computed in accordance with the related mortgage note, the sum of which is generally as specified in the related mortgage note, subject, however, to certain limitations described below. The value of the index on which each adjustment is based (as specified in the related mortgage note) generally corresponds to that available on the date on which such adjustment is made, which we refer to as an "interest adjustment date," or on a prior date. If the applicable index described therein becomes unavailable, generally an alternative index based on comparable information will become the applicable index.

      With respect to most of the adjustable rate mortgage loans, adjustments of the applicable mortgage rate are subject to rounding, to a maximum mortgage rate, to a minimum mortgage rate and to maximum limitations applicable to increases or decreases of the mortgage rate on an interest adjustment date, all as set forth in the related mortgage note. Some of the adjustable rate mortgage loans are assumable upon sale or transfer of the related mortgaged property.

INDICES ON THE ADJUSTABLE RATE MORTGAGE LOANS

      The principal index with respect to the adjustable rate mortgage loans is 6-Month LIBOR as reported by The Wall Street Journal. Mortgage loans representing approximately 96.02% of the cut-off date principal balance of the adjustable rate mortgage loans have adjustable mortgage rates which are based on 6-Month LIBOR.

      6-Month LIBOR. This index is the London interbank offered rate ("LIBOR") for U.S. dollar deposits having a maturity of six months ("6-Month LIBOR"). The following table shows approximate historical values for 6-Month LIBOR as reported by Bloomberg on the first business day of each month since January 1998:

                                 6-Month LIBOR
--------------------------------------------------------------------------------
  Month      1998    1999     2000     2001     2002     2003     2004     2005
--------    ------  ------   ------   ------   ------   ------   ------   ------
January      5.63%   4.97%    6.29%    5.26%    2.03%    1.38%    1.22%    2.78%
February     5.70    5.13     6.33     4.91     2.08     1.35     1.21     2.97
March        5.75    5.06     6.53     4.71     2.04     1.34     1.17     3.19
April        5.81    5.04     6.73     4.30     2.66     1.27     1.16     3.39
May          5.75    5.25     7.11     3.98     2.12     1.26     1.38     3.41
June         5.78    5.65     7.00     3.91     2.08     1.24     1.60     3.53
July         5.75    5.71     6.89     3.69     1.95     1.18     1.89     3.71
August       5.59    5.92     6.83     3.45     1.87     1.21     1.99     3.92
September    5.25    5.96     6.76     2.52     1.80     1.20     1.98     4.06
October      4.98    6.12     6.72     2.15     1.71     1.18     2.20     4.27
November     5.15    6.06     6.64     2.03     1.60     1.23     2.32     4.47
December     5.07    6.13     6.20     1.48     1.47     1.27     2.63      --


      The table set forth above does not purport to be representative of future levels of 6-Month LIBOR. No assurance can be given as to the level of 6-Month LIBOR on any adjustment date or during the life of any mortgage loan with an index of 6-Month LIBOR.

      The remaining approximate 3.98% of the cut-off date principal balance of adjustable-rate mortgage loans are based on four different indices.

MORTGAGE LOAN STATISTICAL DATA

      Schedule A to this free writing prospectus sets forth in tabular format certain information about the mortgage loans, as of the cut-off date. Other than with respect to rates of interest, percentages are approximate and are stated with respect to the cut-off date principal balance of the mortgage loans. The sum of the respective columns may not equal the total indicated due to rounding.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASE

      At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date, to be sold to the trust. The mortgage loans will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the related borrower's monthly payment and the maturity date of each mortgage note.

      In addition, the depositor will deposit with the trustee (or the custodian on its behalf) the following documents with respect to each mortgage loan:

            (a) the original mortgage note, including any riders thereto, endorsed without recourse in the following form: (A) "Pay to the order of LaSalle Bank National Association, as trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2005-4, Asset-Backed

      Certificates, Series 2005-4, without recourse," or (B) in the case of a loan registered on the MERS(R) System, in blank, and in each case with all intervening endorsements, to the extent available, showing a complete chain of endorsement from the related originator to the seller or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

            (b) the original recorded mortgage or a photocopy thereof, and if the related mortgage loan is a MOM loan, noting the applicable mortgage identification number for that mortgage loan;

            (c) except with respect to a mortgage loan that is registered on the MERS(R) System, a duly executed assignment of the mortgage to "LaSalle Bank National Association, as trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2005-4, Asset-Backed Certificates, Series 2005-4, without recourse;" in recordable form, as described in the pooling and servicing agreement;

            (d) originals or duplicates of all interim recorded assignments of such mortgage, if any and if available to the depositor;

            (e) the original or duplicate original lender's title policy or, in the event such original title policy has not been received from the related insurer, such original or duplicate original lender's title policy shall be delivered within one year of the closing date or, in the event such original lender's title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property; and

            (f) the original or a copy of all available assumption, modification or substitution agreements, if any.

      In general, assignments of the mortgage loans provided to the trustee will not be recorded in the appropriate public office for real property records, based upon the advice of the rating agencies that the omission to record therein will not affect their respective ratings of the offered certificates, or if MERS is identified on the related mortgage or on a properly recorded assignment of the related mortgage as the mortgagee of record solely as nominee for the seller and its successors and assigns.

      In connection with the assignment of any mortgage loan that is registered on the MERS(R) System, EMC, at its own expense and within 30 days of the closing date, will cause the MERS(R) System to indicate that those mortgage loans have been assigned by EMC to the depositor and by the depositor to the trustee, in accordance with the Pooling and Servicing Agreement for the benefit of the certificateholders, by including (or deleting, in the case of repurchased mortgage loans) in the computer files (a) the code in the field which identifies the specific trustee, (b) the code in the field "Pool Field" which identifies the series of certificates issued in connection with such mortgage loans, and
(c) a code that provides the trustee with access to such mortgage loans. Neither EMC nor the master servicer will alter these codes during the term of the pooling and servicing agreement (except in the case of a repurchased mortgage loan).

      A "MOM loan" is any mortgage loan as to which, at origination, Mortgage Electronic Registration Systems, Inc. acts as mortgagee, solely as nominee for the originator of that mortgage loan and its successors and assigns.

      The trustee (or the custodian on its behalf) will perform a limited review of the mortgage loan documents on or prior to the closing date or, in the case of any document permitted to be delivered after the closing date, promptly after the trustee's receipt of such documents, and will hold such documents in trust for the benefit of the holders of the certificates.

      In addition, the seller will make representations and warranties in the pooling and servicing agreement as of the cut-off date in respect of the mortgage loans. Following the closing date, the depositor will file the pooling and servicing agreement containing such representations and warranties with the Securities and Exchange Commission in a report on Form 8-K.

      After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates in such mortgage loan, the trustee is required to notify the seller in writing. If the seller cannot or does not cure such omission, defect or breach within 90 days of its receipt of notice from the trustee, the seller is required to repurchase the related mortgage loan from the trust fund at a price equal to (i) 100% of the stated principal balance thereof as of the date of repurchase, plus (ii) accrued and unpaid interest thereon at the mortgage rate to the first day of the month following the month of repurchase, as such purchase price shall be reduced by any portion of the servicing fee, servicing advances or other advances payable to the purchaser of such mortgage loan; provided, however, that if such defect relates solely to the inability of the seller to deliver the related mortgage, the assignment thereof to the trustee, or intervening assignments thereof with evidence of recording thereon because such documents have been submitted for recording and have not been returned by the applicable jurisdiction, the seller shall not be required to purchase such mortgage loan if the seller delivers such documents promptly upon receipt, but in no event later than 360 days after the closing date. In addition, if the obligation to repurchase the related mortgage loan results from a breach of the seller's representations regarding predatory lending, the seller will be obligated to pay any resulting costs and damages incurred by the trust and the trustee. Rather than repurchase the mortgage loan as provided above, the seller may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics; however, such substitution is only permitted within two years after the closing date.

      With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure a mortgage loan omission, defect or breach, or to repurchase or substitute a mortgage loan as described above, constitutes the sole remedy available to the certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the seller with respect to a mortgage loan.

THE ORIGINATORS

      The seller acquired approximately 29.74% of the mortgage loans from Encore Credit Corp., or one or more of its affiliates. Encore Credit Corp., referred to in this free writing prospectus as Encore, a wholly-owned subsidiary of ECC Capital Corporation, is a nationwide mortgage banking company in the business of originating, purchasing, selling and, through agreements with Option One Mortgage Corporation, performing servicing for mortgage loans secured primarily by one to four-family residences. Such mortgage loans generally do not conform to the underwriting guidelines typically applied by banks and other lending institutions that originate loans that conform to the underwriting guidelines generally required by Fannie Mae, Freddie Mac or other government sponsored programs, particularly with respect to a prospective borrower's credit history and debt-to-income ratio. These mortgage loans are generally referred to as non-conforming or subprime mortgage loans. Encore was incorporated in October 2001 and commenced lending operations in March 2002. As of September 30, 2005, Encore had over 1,463 employees and operated its mortgage lending business through a network of approved mortgage lenders and brokers located in 50 states and the District of Columbia where Encore is licensed, exempt or authorized to engage in its mortgage lending business. Encore's principal executive offices are located at 1833 Alton Parkway, Irvine, California 92606 and Encore's main telephone number is (949) 856-8300.

      The remaining mortgage loans were originated by various originators, none of which has originated more than 10% of the mortgage loans in the aggregate.

UNDERWRITING GUIDELINES

      The mortgage loans were underwritten pursuant to the underwriting standards of various originators, generally in accordance with "non-conforming" underwriting standards, meaning that the mortgage loans are ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. In addition, certain of the mortgage loans fail to conform to the underwriting standards or program guidelines under which they were intended to have been originated by the related originators. These mortgage loans have had document deficiencies, or became delinquent, or the related borrower may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy the applicable underwriting guidelines.

      Some of the mortgage loans bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner.

      The mortgage loans have been originated generally in accordance with the underwriting guidelines set forth below. On a case-by-case basis, the related originator may determine that, based upon compensating factors, a prospective mortgagor not qualifying under the underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment, pride of ownership and time in residence at the applicant's current address. It is expected that a substantial portion of the mortgage loans in the mortgage pool that were originated by the various originators will represent these exceptions.

      The underwriting guidelines are primarily intended to assess a borrower's ability to repay the related mortgage loan, to assess the value of the related mortgaged property and to evaluate the adequacy of a mortgaged property as collateral for the related mortgage loan. While an originator's primary consideration in underwriting a mortgage loan is the value of the related mortgaged property, the originator also considers, among other things, a mortgagor's credit history, repayment ability and debt-service-to-income ratio as well as the type and use of the related mortgaged property.

      An applicant customarily completes an application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The underwriting guidelines typically require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

      Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisals are required to conform to the Uniform Standard of

Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

      The mortgage loans at origination generally conformed to full/alternative documentation, stated income documentation and no income documentation residential loan programs. Under each of the programs, the related originator reviews an applicant's source of income, calculates the amount of income from sources indicated on the related loan application or similar documentation, reviews the credit history of the applicant, calculates the applicant's debt-service-to-income ratio, if required, to determine the applicant's ability to repay the related loan, and reviews the appraisal of the related mortgage property.

      In evaluating the credit quality of a borrower, certain originators utilize credit bureau risk scores. Generally, each credit report provides a credit score for the related borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include an applicant's number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

      The master servicer will service the mortgage loans in accordance with the terms set forth in the pooling and servicing agreement. The master servicer may perform any of its obligations under the pooling and servicing agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans. As of the closing date, the master servicer will service all of the mortgage loans without subservicing arrangements.

THE MASTER SERVICER

      EMC Mortgage Corporation ("EMC"), a wholly-owned subsidiary of The Bear Stearns Companies Inc., was established as a full-line mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment grade" to varying degrees of "non-investment grade" up to and including mortgaged properties acquired through foreclosure or deed-in-lieu of foreclosure (each such mortgaged property). EMC was incorporated in the State of Delaware on September 26, 1990 and commenced operation in Texas on October 9, 1990. EMC has its principal executive office at 909 Hidden Ridge Drive, Irving, Texas 75038.

      The principal business of EMC has been the resolution of non-performing residential mortgage loan portfolios acquired from Resolution Trust Corporation, from private investors and from the Department of Housing and Urban Development through its auctions of defaulted Federal Housing Authority mortgage loans. EMC's servicing portfolio consists primarily of two categories:

      o performing investment-quality loans serviced for EMC's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and

      o non-investment grade, sub-performing loans, non-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

      EMC's operations resemble those of most mortgage banking companies, except that significant emphasis is placed on the collection and due diligence areas, due to the nature of the mortgage portfolios purchased. As of August 31, 2005, EMC was servicing approximately $47.3 billion of mortgage loans and REO property.

DELINQUENCY AND FORECLOSURE EXPERIENCE OF EMC

      The following tables set forth the delinquency and foreclosure experience of mortgage loans serviced by EMC as of the dates indicated. EMC's portfolio of mortgage loans may differ significantly from the mortgage loans backing the certificates in terms of interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans backing the certificates will be similar to that reflected in the tables below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual delinquency experience on the mortgage loans will depend, among other things, upon the value of the real estate securing such mortgage loans and the ability of the related borrowers to make required payments.


                                                                 Delinquency and Foreclosure Experience(1)
--------------------------------------------------------------------------------------------------------------------------------
                                             As of November 30, 2002                             As of November 30, 2003
                                -----------------------------------------------        -----------------------------------------
                                                                         % by                                             % by
                                No. of                                 Principal      No. of                            Principal
                                 Loans        Principal Balance(2)      Balance        Loans      Principal Balance(2)   Balance
                                -------        -------------------     --------       -------       ---------------     --------
Current Loans ...........       107,444         $6,863,380,896          62.44%        116,121        $8,638,124,015      68.08%
Period of Delinquency (3)
30 - 59 Days ............        17,455         $1,044,663,778           9.50%         17,011        $1,092,638,661       8.61%
60 - 89 Days ............         6,524           $401,534,696           3.65%          6,194          $405,096,220       3.19%
90+ Days ................        13,797           $686,521,557           6.25%         15,417          $760,682,618       5.99%
Foreclosures/
Bankruptcies (4) ........        24,299         $1,663,845,463          15.14%         20,652        $1,497,106,926      11.80%
REO Properties ..........         5,014           $331,882,863           3.02%          3,553          $295,106,372       2.33%
                                -------        ---------------         ------         -------       ---------------     ------
Total ...................       174,533        $10,991,829,253         100.00%        168,948       $12,688,754,812     100.00%
                                =======        ===============         ======         =======       ===============     ======

                                             As of November 30, 2004                             As of November 30, 2005
                                -----------------------------------------------        -----------------------------------------
                                                                         % by                                             % by
                                No. of                                 Principal      No. of                            Principal
                                 Loans        Principal Balance(2)      Balance        Loans      Principal Balance(2)   Balance
                                -------        -------------------     --------       -------       ---------------     --------
Current Loans ...........       172,765        $21,265,918,459          80.60%        296,322       $40,491,513,923      85.55%
Period of Delinquency (3)
30 - 59 Days ............        20,148         $1,952,489,108           7.40%         26,998         2,851,639,071       6.02
60 - 89 Days ............         7,545           $667,524,136           2.53%          9,197           906,753,102       1.92
90+ Days ................        14,641           $793,465,947           3.01%         15,829         1,139,124,420       2.41
Foreclosures/
Bankruptcies (4) ........        20,012         $1,497,214,813           5.67%         20,748         1,706,589,386       3.61
REO Properties ..........         2,298           $208,206,521           0.79%          2,479           234,950,797       0.50
                                -------        ---------------         ------         -------       ---------------     ------
Total ...................       237,409        $26,384,818,984         100.00%        371,573       $47,330,570,699     100.00%
                                =======        ===============         ======         =======       ===============     ======

----------------

(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.
(2) For the REO properties, the principal balance is at the time of foreclosure.
(3) No mortgage loan is included in this table as delinquent until it is 30 days past due.
(4) Exclusive of the number of loans and principal balance shown in the period of delinquency.



      Since the mortgage loans were originated by various originators at different times, it is unlikely that the delinquency and foreclosure experience set forth above will be representative of the actual delinquency and foreclosure experience on the mortgage loans in the trust fund. In addition, a variety of factors, including the appreciation of real estate values, historically have limited the loss and delinquency experience on subprime mortgage loans. There can be no assurance that factors beyond EMC's control, such as national or local economic conditions or downturn in the real estate markets in which the related mortgaged properties are located, will not result in increased rates of delinquencies and foreclosure losses in the future.

COLLECTION AND OTHER SERVICING PROCEDURES

      EMC, as master servicer, will make reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage servicers servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the pooling and servicing agreement and any insurance policy required to be maintained pursuant to the pooling and servicing agreement. Consistent with the foregoing, the master servicer may in its discretion (i) waive any late payment charge or penalty interest in connection with the prepayment of a mortgage loan and
(ii) extend the due dates for payments due on a mortgage note for a period not greater than 125 days. In addition, if (x) a mortgage loan is in default or default is imminent or (y) the master servicer delivers to the trustee a certification that a modification of such mortgage loan will not result in the imposition of taxes on or disqualify any trust REMIC, the master servicer may
(A) amend the related mortgage note to reduce the mortgage rate applicable thereto, provided that such reduced mortgage rate shall in no event be lower than 7.5% per annum and (B) amend any mortgage note to extend the maturity thereof, but not beyond the Distribution Date occurring in January 2036.

      If a mortgaged property has been or is about to be conveyed by the related mortgagor and the master servicer has knowledge thereof, the master servicer will accelerate the maturity of the related mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any insurance policy required pursuant to the terms of the pooling and servicing agreement. If the master servicer reasonably believes that it is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any insurance policy required pursuant to the pooling and servicing agreement would be adversely affected by such enforcement, or if nonenforcement of such due-on-sale clause is otherwise permitted under the pooling and servicing agreement, then the master servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the related mortgage note and the related mortgagor, to the extent permitted by applicable law, remains liable thereon, provided that the related mortgage loan shall continue to be covered (if so covered before the master servicer enters into such agreement) by the applicable required insurance policies. The master servicer will retain as additional servicing compensation any fee collected for entering into assumption or substitution of liability agreements. In regard to circumstances in which the master servicer may be unable to enforce due-on-sale clauses, we refer you to "Material Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans" in the accompanying prospectus. In connection with any such assumption, no material term of the related mortgage note may be changed.

      The master servicer will establish and maintain, in addition to the Master Servicer Collection Account described below under "--Master Servicer Collection Account," one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The master servicer will deposit and retain therein all collections from the mortgagors (or advances from the master servicer) for the payment of taxes, assessments, insurance premiums, or comparable items for the account of the mortgagors. Each servicing account and the investment of deposits therein shall comply with the requirements of the pooling and servicing agreement and shall meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the master servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the pooling and servicing agreement. The servicing accounts will not be part of the trust fund. The master servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the pooling and servicing agreement.

HAZARD INSURANCE

      The master servicer will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the related mortgaged property is located, in an amount equal to the amounts required in the pooling and servicing agreement, or in general equal to at least the lesser of the outstanding principal balance of the related mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the master servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the related mortgaged property or amounts released to the related mortgagor in accordance with normal servicing procedures, and other than amounts collected under any such policies that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the insurance policies relating to such mortgaged property, shall be deposited in the Master Servicer Collection account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the related mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the related mortgage loan so permit. Such costs shall be recoverable by the master servicer out of related late payments by the related mortgagor or out of insurance proceeds or liquidation proceeds or any other amounts in the Master Servicer Collection Account, to the extent so permitted pursuant to the terms of the pooling and servicing agreement. The right of the master servicer to reimbursement for such costs incurred will be prior to the right of the trustee to receive any related insurance proceeds or liquidation proceeds or any other amounts in the Master Servicer Collection Account.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

      Hazard insurance policies covering properties similar to the mortgaged properties securing the mortgage loans typically contain a clause which in effect requires the related insured at all times to carry insurance of a specified percentage, generally at least 80% of the full replacement value of the improvements on the related property, in order to recover the full amount of any partial loss. If an insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the related damaged property.

      Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the master servicer will cause flood insurance to be maintained on such property to the extent available and in accordance with industry practices. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan (together with, in the case of a mortgage loan that is not a first priority lien, the outstanding principal balance of all related liens that are prior to that applicable lien of such mortgage loan), (ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan, and (iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

      The master servicer, on behalf of the trustee and certificateholders, will present claims to the related insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property, or that are not released to the related mortgagor in accordance with normal servicing procedures or that do not represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the insurance policies relating to such mortgaged property, are to be deposited in the Master Servicer Collection Account. If the master servicer maintains a blanket hazard insurance policy insuring against hazard losses on all of the mortgage loans, and such policy contains a deductible clause, and a loss occurs on a mortgaged property, then the master servicer is required to deposit in the Master Servicer Collection Account the amount not otherwise payable under such blanket hazard insurance policy because of such deductible clause.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      The master servicer will take such action either as it deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by the master servicer, as applicable, with respect to defaulted mortgage loans, and will foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the pooling and servicing agreement, the master servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the master servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions or Fannie Mae guidelines. The master servicer generally will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties, unless the master servicer has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the trust following the related mortgaged property's eventual liquidation.

      Since insurance proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the master servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the related defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The master servicer will receive a monthly master servicing fee on each distribution date equal to 0.5% per annum of the aggregate principal balance of the mortgage loans as of the beginning of the calendar month immediately preceding such distribution date. The master servicer will also be entitled to investment earnings on amounts in the Master Servicer Collection Account and to any earnings in a servicing account not required to be paid to the related mortgagors, and to retain any excess liquidation proceeds as additional master servicing compensation. Interest shortfalls on the mortgage loans resulting from prepayments in any calendar month will be offset by the master servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described herein.

      In addition to the primary compensation described above, the master servicer will retain all ancillary servicing fees, including assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from the related mortgagors.

      The master servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described herein.

MASTER SERVICER COLLECTION ACCOUNT

      The master servicer will establish and maintain an account (the "Master Servicer Collection Account") into which it will deposit, on a daily basis within one business day of receipt (except as set forth in clause (iv) below), the following amounts received by it, or remitted by a subservicer, with respect to the mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans, other than simple interest loans, on or before the cut-off date):

      (i) all payments on account of principal on the mortgage loans, including principal prepayments;

      (ii) all payments on account of interest on the mortgage loans (other than interest on simple interest loans paid in excess of 30 days' interest), net of the master servicing fee and the trustee fee;

      (iii) to the extent provided in the pooling and servicing agreement, any monthly advance and compensating interest payments from the Master Servicer;

      (iv) all Insurance Proceeds, Liquidation Proceeds (other than excess liquidation proceeds) or Subsequent Recoveries; provided, that the Liquidation Proceeds (net of payments to the master servicer with respect thereto) will be deposited into the Master Servicer Collection Account on the business day immediately preceding the Distribution Date following receipt thereof;

      (v) the repurchase price with respect to any repurchased mortgage loans;

      (vi) any amounts required to be deposited with respect to losses on permitted investments;

      (vii) all prepayment charges, premiums or penalties payable by a mortgagor in connection with any principal prepayment on a mortgage loan; and

      (viii) any other amounts received by the master servicer and required to be deposited in the Master Servicer Collection Account pursuant to the pooling and servicing agreement.

      The Master Servicer Collection Account and amounts at any time credited thereto will comply with the requirements of the pooling and servicing agreement and will meet the requirements of the rating agencies.

      On the business day prior to each distribution date, the Master Servicer will withdraw all amounts from the Master Servicer Collection Account, net of its master servicing fee (to the extent amounts representing or relating to such master servicing fee have been deposited into the Master Servicer Collection Account) and other amounts permitted to be retained by the master servicer under the pooling and servicing agreement, and net of the trustee fee (to the extent amounts representing or relating to such trustee fee have been deposited into the Master Servicer Collection Account) relating to such distribution date in an amount set forth in the pooling and servicing agreement, and will remit them to the trustee for deposit in the Distribution Account.

      The master servicer is entitled to receive all investment earnings on amounts in the Master Servicer Collection Account.

DISTRIBUTION ACCOUNT

      The trustee will establish and maintain in the name of the trustee, for the benefit of the certificateholders, an account (the "Distribution Account"), into which on or before the business day prior to each distribution date it will deposit all amounts transferred to it by the master servicer with respect to such distribution date from the Master Servicer Collection Account, all advances or payments of compensating interest required to be made by the master servicer with respect to the mortgage loans and such distribution date, and all proceeds of any mortgage loans and REO properties transferred in connection with the optional termination of the trust. All amounts deposited to the Distribution Account shall be held in the name of the trustee in trust for the benefit of the certificateholders in accordance with the terms and provisions of the pooling and servicing agreement.

      On each Distribution Date, the trustee will withdraw funds from the Distribution Account and make payments to the certificateholders in accordance with the provisions set forth under "Description of the Certificates--Distributions" in this free writing prospectus. The trustee will be entitled to receive all investment earnings on amounts in the Distribution Account. The trustee and the custodian will also be entitled to be reimbursed from the trust for their expenses, costs and liabilities incurred by or reimbursable to them pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005, among the seller, the master servicer, the depositor and the trustee (the "Pooling and Servicing Agreement), prior to the distribution of the available funds.

PREPAYMENT INTEREST SHORTFALLS AND COMPENSATING INTEREST

      When a borrower prepays all or a portion of a mortgage loan between due dates, such borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, following such a prepayment, an interest shortfall will result with respect to the related distribution date equal to the difference between the amount of interest collected on such mortgage loan pursuant to such prepayment and the amount of interest on such mortgage loan that would have been due for the related due period absent such prepayment. We refer to this interest shortfall as a "Prepayment Interest Shortfall." In order to mitigate the effect of any such shortfall in interest distributions to holders of the offered certificates on any distribution date, generally, the amount of the master servicing fee otherwise payable to the master servicer on the related distribution date shall, to the extent of such shortfall, be deposited by the master servicer in the Master Servicer Collection Account for distribution to the trustee for deposit into the Distribution Account. We refer to such deposited amounts as "Compensating Interest." The master servicer is not obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state laws. Any such deposit by the master servicer will be reflected in the distributions to holders of the offered certificates entitled thereto made on the related distribution date.

ADVANCES

      If the scheduled payment on a mortgage loan which was due on a related due date is delinquent other than as a result of application of the Relief Act or similar state laws, the master servicer will remit to the trustee, no later than 1 p.m. Central time on the business day prior to the related distribution date, an amount equal to such delinquency, net of the master servicing fee with respect to such mortgage loan, except to the extent the master servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the master servicer until such mortgage loan is paid in full, until such mortgage loan is purchased from the trust fund or substituted for another mortgage loan pursuant to the terms of the pooling and servicing agreement or until the liquidation of the related mortgaged property. Any failure of the master servicer to make such advances would constitute an event of default under the pooling and servicing agreement, in which case the trustee, as successor master servicer, or a successor master servicer appointed by the trustee, will be obligated to make such advances. In the event that the master servicer is removed following the occurrence of an event of default, the trustee, as successor master servicer, or a successor master servicer appointed by the trustee, will be obligated to make such advance. Neither the master servicer, the trustee nor any successor master servicer will make any advances in respect of principal on any balloon loan payments or simple interest loans.

EVIDENCE AS TO COMPLIANCE

      The pooling and servicing agreement will provide that on or before a specified date starting in 2007 and in each year thereafter, the master servicer will cause a firm of independent public accountants to furnish a statement to the trustee, the rating agencies and the seller to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac, the servicing by or on behalf of the master servicer of mortgage loans pursuant to the pooling and servicing agreement, or under servicing agreements or pooling and servicing agreements similar to such agreement, was conducted in compliance with such agreements, the Audit Program for Mortgages serviced for Freddie Mac, or the Uniform Single Attestation Program for Mortgage Bankers, except for such exceptions as such firm believes to be immaterial and except for any significant exceptions or errors in records that, in the opinion of the firm, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of the mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac (rendered within one year of such statement) of firms of independent public accountants with respect to the related subservicer.

      The pooling and servicing agreement will also provide for delivery by the master servicer to the depositor and the trustee on or before a specified date starting in 2006 and in each year thereafter, of an annual statement signed by officers of the master servicer generally to the effect that the master servicer and each subservicer has fulfilled their respective obligations under the pooling and servicing agreement and the related subservicing agreement, as the case may be, throughout the preceding year.

      Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by certificateholders without charge from the master servicer.

CERTAIN MATTERS REGARDING THE PARTIES TO THE POOLING AND SERVICING AGREEMENT

      The pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) upon compliance with the following requirements:

      o the master servicer has proposed a successor to the trustee and the trustee has consented thereto, such consent not to be withheld unreasonably;

      o the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

      o the trustee has received written confirmation from each rating agency that the appointment of such successor will not cause that rating agency to reduce, qualify or withdraw its then-current ratings assigned to any class of certificates.

      In addition, the master servicer may be removed from its obligations and duties as set forth in the pooling and servicing agreement. No such resignation by the master servicer or removal of the master servicer will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

      The pooling and servicing agreement will further provide that none of the seller, the master servicer, the custodian or the depositor, or any director, officer, employee, or agent of the seller, the master servicer, the custodian or the depositor (each a "Protected Party"), will be under any liability to the trust fund, any Protected Party or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that no Protected Party will be protected against any breach of its respective representations and warranties in the pooling and servicing agreement or any liability which would otherwise be imposed on it by reason of its willful misfeasance, bad faith or gross negligence in the performance of its respective duties pursuant to the pooling and servicing agreement or by reason of its reckless disregard of its respective obligations and duties pursuant to the pooling and servicing agreement.

      In addition, the pooling and servicing agreement will provide that each Protected Party will be entitled to indemnification by the master servicer, and to the extent not otherwise indemnified by the master servicer, by the trust fund, and will be held harmless against any loss, liability or expense incurred by it in connection with any legal action relating to the pooling and servicing agreement or the certificates and the master servicer's failure to perform its duties in compliance with the pooling and servicing agreement, or by reason of the master servicer's willful misfeasance, bad faith or gross negligence in the performance of its duties under the pooling and servicing agreement, or by reason of the master servicer's reckless disregard of its obligations and duties under the pooling and servicing agreement. In addition, the pooling and servicing agreement will provide that each Protected Party will be indemnified by the trust fund and held harmless against any loss, liability or expense incurred by it in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense incurred by it and related to a specific mortgage loan or mortgage loans (except any loss, liability or expense that shall be otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of such Protected Party's willful misfeasance, bad faith or gross negligence in the performance of its respective duties under the pooling and servicing agreement or by reason of its reckless disregard of its respective obligations and duties under the pooling and servicing agreement.

      In addition, the pooling and servicing agreement will provide that none of the seller, the master servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The seller, the master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and the seller, the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

      Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under the pooling and servicing agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of offered certificates.

LEGAL AND REGULATORY MATTERS

      EMC Mortgage Corporation, a wholly-owned subsidiary of The Bear Stearns Companies Inc. and an affiliate of the Depositor and the underwriter, has received a civil investigative demand (CID), from the Federal Trade Commission
(FTC), seeking documents and data relating to EMC Mortgage Corporation's business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. EMC Mortgage Corporation is cooperating with the FTC's inquiry.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The trust will issue the certificates pursuant to the pooling and servicing agreement. The certificates consist of the classes of certificates reflected on the cover of this free writing prospectus, which we refer to as the offered certificates, and the Class R Certificates, the Class M-7 Certificates and the Class B-IO Certificates, which we are not offering by this free writing prospectus. We sometimes refer to the Class A Certificates as the senior certificates, and we sometimes refer to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, collectively, as the Class M Certificates or the subordinate certificates. We refer to the Class R-I and Class R-II Certificates, collectively, as the Class R Certificates or the residual certificates.

      The trust will issue the offered certificates in book-entry form as described below, in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

BOOK-ENTRY REGISTRATION

      The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC." Clearstream, Luxembourg is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear." The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only "securityholder" with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

      An owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

      Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC participants ("Participants"). While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

      Beneficial owners will not receive or be entitled to receive definitive securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

      Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

      DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

      Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

      Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

      Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

      The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

      Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

      Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

      DTC has advised the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the pooling and servicing agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

      Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the pooling and servicing agreement. Such events may include the following:

      o DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates, and that the depositor is unable, or the trustee is unable, to locate a qualified successor, or

      o after the occurrence and continuation of an event of default, certificateholders representing not less than 51% of the voting rights evidenced by each class of book entry certificates advise the trustee and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such securityholders.

      Upon the occurrence of any of the events specified in the pooling and servicing agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this free writing prospectus and in the pooling and servicing agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      Neither the trust nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

DISTRIBUTIONS

      General. On each distribution date, the trustee will make distributions on the certificates to the persons in whose names such certificates are registered on the related record date.

      The trustee will make distributions on each distribution date, from funds available therefor in the Distribution Account, by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the pooling and servicing agreement. If no such instructions are given to the trustee, then the trustee will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the trustee designated for such purposes. As of the closing date, the trustee designates its offices located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services--Bear Stearns Asset Backed Securities Trust 2005-4 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder's percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

      Interest Funds. On each distribution date, the trustee will withdraw from the Distribution Account the Interest Funds for such distribution date and will apply such amount as follows:

            first, to the Class A Certificates, the Interest Distribution Amount for such class of certificates and distribution date;

            second, from remaining Interest Funds, to the Class A Certificates, any Interest Carry Forward Amount for each such class of certificates and distribution date;

            third, from remaining Interest Funds, to the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates and the Class M-7 Certificates, sequentially, in that order, the Interest Distribution Amount for each such class of certificates and distribution date;

            fourth, from remaining Interest Funds, the amount of Excess Spread for such distribution date as is necessary to have the Overcollaterization Amount for such distribution date equal the Overcollateralization Target Amount for such distribution date, which amount will be the Extra Principal Distribution Amount for such distribution date and will be included as part of the Principal Distribution Amount for such distribution date; and

            fifth, from remaining Interest Funds, any Remaining Excess Spread for such distribution date will be added to any Overcollateralization Release Amount for such distribution date, will be included in Net Monthly Excess Cashflow for such distribution date and will be applied on such distribution date as described under "Description of the Certificates--Distributions--Net Monthly Excess Cashflow Provisions" in this free writing prospectus.

      On any distribution date, any shortfalls on mortgage loans resulting from the application of the Relief Act or similar state laws, and any related Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, first, in reduction of amounts otherwise distributable to the Class B-IO Certificates, and thereafter, in reduction of the Interest Distribution Amount payable to the certificates on such distribution date, on a pro rata basis, based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the certificates will not be entitled to reimbursement for any such interest shortfalls.

      Principal Distribution Amount. On each distribution date, the trustee will withdraw from the Distribution Account the Principal Distribution Amount for such distribution date and will apply such amount as follows:

      (a) for each distribution date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect:

                  first, to the Class A Certificates, until the certificate
            principal balance of such class is reduced to zero;

                  second, to the extent of remaining Principal Distribution
            Amount, to the Class M-1 Certificates, until the certificate principal balance thereof is reduced to zero;

                  third, to the extent of remaining Principal Distribution
            Amount, to the Class M-2 Certificates, until the certificate principal balance thereof is reduced to zero;

                  fourth, to the extent of remaining Principal Distribution
            Amount, to the Class M-3 Certificates, until the certificate principal balance thereof is reduced to zero;

                  fifth, to the extent of remaining Principal Distribution
            Amount, to the Class M-4 Certificates, until the certificate principal balance thereof is reduced to zero;

                  sixth, to the extent of remaining Principal Distribution
            Amount, to the Class M-5 Certificates, until the certificate principal balance thereof is reduced to zero;

                  seventh, to the extent of remaining Principal Distribution
            Amount, to the Class M-6 Certificates, until the certificate principal balance thereof is reduced to zero; and

                  eighth, to the extent of remaining Principal Distribution
            Amount, to the Class M-7 Certificates, until the certificate principal balance thereof is reduced to zero.

      (b) For each distribution date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

                  first, to the Class A Certificates, the Class A Principal
            Distribution Amount, until the certificate principal balance of such class is reduced to zero;

                  second, to the Class M-1 Certificates, from any remaining
            Principal Distribution Amount, the Class M-1 Principal Distribution Amount for such distribution date, until the certificate principal balance thereof is reduced to zero;

                  third, to the Class M-2 Certificates, from any remaining
            Principal Distribution Amount, the Class M-2 Principal Distribution Amount for such distribution date, until the certificate principal balance thereof is reduced to zero;

                  fourth, to the Class M-3 Certificates, from any remaining
            Principal Distribution Amount, the Class M-3 Principal Distribution Amount for such distribution date, until the certificate principal balance thereof is reduced to zero;

                  fifth, to the Class M-4 Certificates, from any remaining
            Principal Distribution Amount, the Class M-4 Principal Distribution Amount for such distribution date, until the certificate principal balance thereof is reduced to zero;

                  sixth, to the Class M-5 Certificates, from any remaining
            Principal Distribution Amount, the Class M-5 Principal Distribution Amount for such distribution date, until the certificate principal balance thereof is reduced to zero;

                  seventh, to the Class M-6 Certificates, from any remaining
            Principal Distribution Amount, the Class M-6 Principal Distribution Amount for such distribution date, until the certificate principal balance thereof is reduced to zero; and

                  eighth, to the Class M-7 Certificates, from any remaining
            Principal Distribution Amount, the Class M-7 Principal Distribution Amount for such distribution date, until the certificate principal balance thereof is reduced to zero.

      Net Monthly Excess Cashflow Provisions. On each distribution date, the trustee will withdraw from the Distribution Account the Net Monthly Excess Cashflow for such distribution date, and any Excess Yield Maintenance Amount for such distribution date, and will apply such amounts as follows:

            first, to the Class A Certificates, any unpaid Interest Carry Forward Amount for such class of certificates and distribution date to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

            second, from the sum of any remaining Net Monthly Excess Cashflow and any remaining Excess Yield Maintenance Amount, to the Class A Certificates, an amount equal to any Unpaid Applied Realized Loss Amount for such class and distribution date;

            third, from the sum of any remaining Net Monthly Excess Cashflow and any remaining Excess Yield Maintenance Amount, to the Class M-l Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates, sequentially, in that order, an amount equal to any Interest Carry Forward

      Amount for each such class and distribution date to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

            fourth, from the sum of any remaining Net Monthly Excess Cashflow and any remaining Excess Yield Maintenance Amount, to the Basis
      Risk Reserve Fund and therefrom to the Class A Certificates, any Basis Risk Shortfall Carry Forward Amount for such class and distribution date to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

            fifth, from the sum of any remaining Net Monthly Excess Cashflow and any remaining Excess Yield Maintenance Amount, to the Basis Risk Reserve Fund and therefrom to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates, sequentially, in that order, an amount equal to any Basis Risk Shortfall Carry Forward Amount for each such class and distribution date to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

            sixth, from the sum of any remaining Net Monthly Excess Cashflow and any remaining Excess Yield Maintenance Amount, to the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates, sequentially, in that order, an amount equal to such certificates' allocable share of any Prepayment Interest Shortfalls and any shortfalls resulting from the application of the Relief Act, in each case, without interest accrued thereon;

            seventh, from any remaining Net Monthly Excess Cashflow and any remaining Excess Yield Maintenance Amount, to the Swap Administrator for payment to the Swap Provider, the amount of any Swap Termination Payment resulting from a Swap Provider Trigger Event not previously paid;

            eighth, from the sum of any remaining Net Monthly Excess Cashflow and any remaining Excess Yield Maintenance Amount, to the Class B-IO Certificates, an amount specified in the pooling and servicing agreement; and

            ninth, any remaining amounts to the residual certificates, as set forth in the pooling and servicing agreement.

GLOSSARY

      "Allocated Realized Loss Amount," with respect to any class of certificates and as to any distribution date, means the sum of the Realized Losses with respect to the mortgage loans which have been applied in reduction of the certificate principal balance of such class of certificates as provided under "-Allocation of Realized Losses" below, which shall, on any such distribution date, so long as the certificate principal balance of such class of certificates has not been reduced to zero, equal the amount, if any, by which
(i) the aggregate certificate principal balance of all of the certificates on such distribution date (after giving effect to all distributions of principal (including as a result of Subsequent Recoveries on the mortgage loans) on the certificates on such distribution date) exceeds (ii) the aggregate stated principal balance of all of the mortgage loans as of the last day of the related due period.

      A "Basis Risk Carry Forward Amount" is, as of any distribution date for a class of offered certificates, the sum of:

      o if on such distribution date the applicable pass-through rate for such class is based upon the applicable interest rate cap, the excess (such excess being the "Basis Risk Shortfall" for such distribution date) of

            (i) the amount of the Interest Distribution Amount for such distribution date that such class would have been entitled to receive on such distribution date had the applicable pass-through rate been calculated at One-Month LIBOR with respect to such distribution date plus the applicable margin, over

            (ii) the sum of interest for such class calculated at the applicable interest rate cap for such distribution date and any Yield Maintenance Payments received on such distribution date under the yield maintenance agreement and relating to such class of certificates; and

      o the Basis Risk Shortfall for such class for all previous distribution dates not previously paid (including interest accrued thereon at the applicable pass-through rate for the applicable accrual period with respect to each such prior distribution date).

      "Certificate principal balance" with respect to each certificate (other than the Class B-IO and Class R Certificates) and any distribution date, is the original certificate principal balance of the related offered certificate as set forth on the cover page of this free writing prospectus (and $4,485,000 with respect to the Class M-7 Certificates) less the sum of (i) all amounts in respect of principal distributed to such certificate on previous distribution dates and (ii) any Allocated Realized Loss Amounts allocated to such certificate on previous distribution dates, and increased by any Subsequent Recoveries allocated to that class of certificates on previous distribution dates. References in this free writing prospectus to the certificate principal balance of a class of certificates means the certificate principal balances of all certificates in such class.

      "Class A Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess (if any) of

      o the certificate principal balance of the Class A Certificates immediately prior to that distribution date, over

      o     the lesser of

            (a) 44.10% of the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) and

            (b) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) minus the Overcollateralization Floor.

      "Class M-1 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

      o     the sum of

            1. the certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date) and

            2. the certificate principal balance of the Class M-1 Certificates immediately prior to that distribution date over

      o     the lesser of

            1. 58.60% of the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayment received during the related prepayment period) and

            2. the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayment received during the related prepayment period) minus the Overcollateralization Floor.

      "Class M-2 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of


      o     the sum of

            1. the certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

            2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date) and

            3. the certificate principal balance of the Class M-2 Certificates immediately prior to that distribution date over

      o     the lesser of

            1. 70.70% of the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) and

            2. the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) minus the Overcollateralization Floor.

      "Class M-3 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

      o     the sum of

            1. the certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

            2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

            3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date) and

            4. the certificate principal balance of the Class M-3 Certificates immediately prior to that distribution date over

      o     the lesser of

            1. 74.30% of the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) and

            2. the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) minus the Overcollateralization Floor.

      "Class M-4 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

      o     the sum of

            1. the certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

            2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

            3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

            4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date) and

            5. the certificate principal balance of the Class M-4 Certificates immediately prior to that distribution date, over

      o     the lesser of

            (a) 77.70% of the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) and

            (b) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) minus the Overcollateralization Floor.

      "Class M-5 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

      o     the sum of

            1. the certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

            2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

            3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

            4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date),

            5. the certificate principal balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that distribution date) and

            6. the certificate principal balance of the Class M-5 Certificates immediately prior to that distribution date, over

      o     the lesser of

            (a) 80.60% of the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) and

            (b) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) minus the Overcollateralization Floor.

      "Class M-6 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

      o     the sum of

            1. the certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

            2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

            3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

            4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date),

            5. the certificate principal balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that distribution date),

            6. the certificate principal balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount for that distribution date) and

            7. the certificate principal balance of the Class M-6 Certificates immediately prior to that distribution date, over

      o     the lesser of

            (a) 83.90% of the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) and

            (b) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) minus the Overcollateralization Floor.

      "Class M-7 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

      o     the sum of

            1. the certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

            2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

            3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

            4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date),

            5. the certificate principal balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that distribution date),

            6. the certificate principal balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount for that distribution date),

            7. the certificate principal balance of the Class M-6 Certificates (after taking into account distributions of the Class M-6 Principal Distribution Amount for that distribution date), and

            8. the certificate principal balance of the Class M-7 Certificates immediately prior to that distribution date, over


      o     the lesser of

            (a) 87.50% of the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) and

            (b) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) minus the Overcollateralization Floor.

      On each distribution date on and after which the aggregate certificate principal balance of the Class A and Class M certificates have been reduced to zero, the Class M-7 Principal Distribution Amount will equal 100% of the Principal Distribution Amount.

      "Due Date," as to any mortgage loan (other than a simple interest loan), means the date in each month on which the related scheduled payment of principal and interest is due, as set forth in the related mortgage note, and with respect to any simple interest loan, the last day of the immediately preceding calendar month, if its scheduled payment of principal and interest is due during such calendar month.

      "Due Period" with respect to any distribution date is:

      o as to any mortgage loan (other than a simple interest loan), the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs and

      o as to any simple interest loan, the calendar month immediately preceding the month in which such distribution date occurs.

      "Excess Spread," with respect to any distribution date, is the excess, if any, of the Interest Funds for such distribution date over the sum of the Interest Distribution Amount on the certificates and the Interest Carry Forward Amount on the Class A Certificates for such distribution date.

      "Excess Yield Maintenance Amount" with respect to any distribution date, is the excess, if any, of (a) the Yield Maintenance Payments received under the yield maintenance agreement for such distribution date over (b) the Interest Distribution Amount that the Class A and Class M Certificates would have been entitled to receive on such distribution date had the applicable pass-through rates on such classes of certificates been calculated at One-Month LIBOR on such distribution date plus the applicable margin, to the extent that such Interest Distribution Amount was not paid out of Interest Funds on such distribution date to such classes of certificates, as provided under "Description of the Certificates--The Yield Maintenance Agreement" in this free writing prospectus.

      "Extra Principal Distribution Amount," with respect to any distribution date, is the lesser of (a) the Overcollateralization Deficiency Amount for such distribution date and (b) the Excess Spread for such distribution date.

      "Insurance Proceeds" are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration or repair of the related mortgaged property or released to the related mortgagor in accordance with the master servicer's normal servicing procedures, other than proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the insurance policies relating to such mortgaged property and exclusive of Subsequent Recoveries with respect to the related mortgage loan.

      "Interest Carry Forward Amount," with respect to each class of the certificates and each distribution date, is the sum of

      o     the excess of

            (a) the Interest Distribution Amount for such class of certificates with respect to prior distribution dates, over

            (b) the amount of interest actually distributed to such class of certificates on such prior distribution dates, and

      o interest on such excess (to the extent permitted by applicable law), at the applicable pass-through rate for such class of certificates for the related interest accrual period, including the interest accrual period relating to such distribution date.

      "Interest Distribution Amount," with respect to each class of certificates (other than the Class B-IO and Class R Certificates) and each distribution date, is the interest accrued at the applicable pass-through rate (including for such purpose any application of the related interest rate cap) for the applicable accrual period on the certificate principal balance of such class of certificates immediately prior to such distribution date, plus any amount previously distributed with respect to interest for such certificate that has been recovered as a voidable preference by a trustee in bankruptcy, and reduced by any Prepayment Interest Shortfall (to the extent not covered by Compensating Interest) and any shortfalls resulting from the application of the Relief Act or similar state laws, in each case to the extent allocated to such certificate as described in "Description of the Certificates--Distributions--Interest Funds" in this free writing prospectus.

      "Interest Funds" with respect to a distribution date are equal to:

            (i) the sum, without duplication, of the following amounts, in each case to the extent remitted by the Master Servicer to the Master Servicer Collection Account pursuant to the terms of the pooling and servicing agreement:

                  o all interest received with respect to the mortgage loans and relating to the related distribution date, less the related servicing fee, the trustee fee set forth in the pooling and servicing agreement and the master servicing fee,

                  o all advances relating to interest made with respect to the mortgage loans and made on or prior to the related master servicer advance date,

                  o all Compensating Interest payments made with respect to the mortgage loans and relating to the related distribution date,

                  o all Insurance Proceeds and Liquidation Proceeds (other than excess Liquidation Proceeds) with respect to the mortgage loans collected during the related due period, to the extent such Insurance Proceeds and Liquidation Proceeds relate to interest on the mortgage loans, plus the interest portion of all Subsequent Recoveries with respect to the mortgage loans received during the related due period,

                  o the interest portion of prepayments on the mortgage loans collected during the related prepayment period,

                  o the interest portion of proceeds of the repurchase of any mortgage loans and relating to the related distribution date, and

                  o the interest portion of the purchase price of the assets of the trust paid by EMC upon the exercise by EMC of its optional termination right as set forth in "Description of the Certificates--Optional Termination" in this free writing prospectus, less

            (ii)  o     all amounts relating to interest on the mortgage loans
                        that are used to reimburse the trustee and the master servicer for amounts due to the trustee and the master servicer, as the case may be, under the pooling and servicing agreement, to the extent that such amounts have not been retained by or otherwise paid to such party; and

                  o any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment to the Swap Provider.

      "Liquidation Proceeds" are amounts, other than Insurance Proceeds or Subsequent Recoveries, received in connection with the partial or complete liquidation of a mortgage loan, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, together with the net proceeds received with respect to any mortgaged properties acquired by the master servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted mortgage loans, less the sum of related unreimbursed advances, servicing fees, servicing advances and all expenses of liquidation relating to the related mortgage loan, including property protection expenses and foreclosure and sale costs, including court and reasonable attorney's fees.

      "Master Servicer Advance Date" means, as to any distribution date, on or before 1:00 p.m. Central time on the business day immediately preceding such distribution date.

      "Net Monthly Excess Cashflow" with respect to any distribution date, is the excess of (x) the Interest Funds and Principal Funds for such distribution date over (y) the sum of the Interest Distribution Amounts and Principal Distribution Amounts for the certificates for such distribution date and the Interest Carry Forward Amounts for the Class A Certificates for such distribution date.

      "Overcollateralization Amount," with respect to any distribution date, is the excess, if any, of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the relate Due Period and prepayments received during the related Prepayment Period) over (b) the sum of the certificate principal balance of the offered certificates and the Class M-7 Certificates on such distribution date (after taking into account the payment of principal (including as a result of Subsequent Recoveries on the mortgage loans), other than any Extra Principal Distribution Amount, on such certificates on such distribution date).

      "Overcollateralization Deficiency Amount," with respect to any distribution date, is the amount by which the Overcollateralization Target Amount for such distribution date exceeds the Overcollaterization Amount for such distribution date (after giving effect to distributions of principal on the certificates (including as a result of Subsequent Recoveries on the mortgage loans) other than distributions of any Extra Principal Distribution Amount on such distribution date).

      "Overcollateralization Floor" is 0.50% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

      "Overcollateralization Release Amount" with respect to any distribution date, is the lesser of (1) the Principal Funds for such distribution date and
(2) the excess, if any, of (a) the Overcollaterization Amount for such distribution date (assuming 100% of the Principal Funds for such distribution date is applied as a principal payment on the related certificates on such distribution date) over (b) the Overcollateralization Target Amount for such distribution date.

      "Overcollateralization Target Amount" with respect to any distribution date, is (i) prior to the Stepdown Date, an amount equal to approximately 6.25% of the aggregate stated principal balance of the mortgage loans as of the cut-off date and (ii) on or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of (1) the Overcollateralization Floor and (2) an amount equal to approximately 12.50% of the aggregate stated principal balance of the mortgage loans as of the last day of the related due period or (iii) on and after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding distribution date.

      "Prepayment Period" with respect to a distribution date, is the period from the sixteenth day of the calendar month preceding the calendar month in which such distribution date occurs through the close of business on the fifteenth day of the calendar month in which such distribution date occurs.

      "Principal Distribution Amount," with respect to each distribution date, is equal to

            o     the Principal Funds for such distribution date, plus

            o any Extra Principal Distribution Amount for such distribution date, less

            o any Overcollateralization Release Amount for such distribution date.

      "Principal Funds," with respect to any distribution date, are equal to:

      (i) the sum, without duplication, of the following amounts, in each case to the extent remitted by the Master Servicer to the Master Servicer Collection Account pursuant to the pooling and servicing agreement:

            o the scheduled principal (or, with respect to any simple interest loans, actual principal) on the mortgage loans collected with respect to the related distribution date or, other than with respect to any simple interest loans, advanced on the mortgage loans on or before the master servicer advance date relating to such distribution date,

            o the principal portion of prepayments on the mortgage loans (exclusive of any prepayment charges, or premiums) collected in the related prepayment period,

            o the principal portion of proceeds of the repurchase of any mortgage loan with respect to the related distribution date,

            o all amounts with respect to the related distribution date and representing the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans as of the date of substitution is less than the aggregate unpaid principal balance (after application of the principal portion of the scheduled monthly payment of principal and interest on the related mortgage loans due in the month of substitution, except the actual payment received with respect to any simple interest loans) of any deleted mortgage loans delivered by the master servicer in connection with a substitution of a mortgage loan or mortgage loans,

            o all Liquidation Proceeds (other than excess Liquidation Proceeds) and Insurance Proceeds on the mortgage loans collected during the related due period, to the extent such Liquidation Proceeds and Insurance Proceeds relate to principal on the mortgage loans, plus the principal portion of all Subsequent Recoveries on the mortgage loans received during the related due period, and

            o the principal portion of the purchase price of the assets of the trust paid by EMC upon the exercise by EMC of its optional termination rights as set forth in "Description of the Certificates - Optional Termination" in this free writing prospectus, less

      (ii)  o     all amounts relating to principal on the mortgage loans or not allocable to either principal or interest on the mortgage loans that are used to reimburse the trustee and the master servicer for amounts due to such persons under the pooling and servicing agreement, to the extent that such amounts have not been retained by or otherwise paid to such party, and

            o any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment of the Swap Provider, to the extent not paid from Interest Funds for the related distribution date and to the extent remaining unpaid from any previous distribution date.

      "Realized Loss" is the excess, as of the date of the liquidation of a defaulted mortgage loan, of the stated principal balance of such defaulted mortgage loan over the net Liquidation Proceeds, if any, received in connection with such liquidation during the month in which such liquidation occurs, to the extent applied as recoveries of principal of such defaulted mortgage loan.

      "Relief Act" means the Servicemembers Civil Relief Act.

      "Remaining Excess Spread" with respect to any distribution date, is the Excess Spread for such distribution date less any Extra Principal Distribution Amount for such distribution date.

      "REO property" means a mortgage property acquired by the master servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan.

      "Stated Principal Balance" of any mortgage loan or related REO property means, with respect to any distribution date, the cut-off date principal balance thereof

      o     minus the sum of

            (i) the principal portion of the scheduled monthly payments due (or, with respect to any simple interest loans, the principal portion of payments actually received) from mortgagors with respect to such mortgage loan during each due period ending prior to such distribution date (and, other than with respect to any simple interest loans, irrespective of any delinquency in their payment);

            (ii) all prepayments of principal with respect to such mortgage loan received prior to or during the related prepayment period, and all liquidation proceeds with respect to such mortgage loan, to the extent applied by the master servicer as recoveries of principal on such mortgage loan in accordance with the pooling and servicing agreement, that were received by the master servicer as of the close of business on or prior to the last day of the prepayment period related to such distribution date, and

            (iii) any Realized Loss thereon incurred prior to or during the related due period.

The Stated Principal Balance of any liquidated mortgage loan is zero.

      "Stepdown Date" means the later to occur of

            o     the distribution date occurring in January 2009 and

            o the first distribution date for which the aggregate certificate principal balance of the subordinate certificates plus the Overcollaterization Amount for such distribution date divided by the sum of the stated principal balance of the mortgage loans as of the end of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) is greater than or equal to approximately 55.90%.

      A "Trigger Event" exists if either

      o with respect to a distribution date on or after the Stepdown Date, the three-month rolling average of the sum of the stated principal balance of the mortgage loans that are 61 days or more delinquent (or are in bankruptcy or foreclosure or are REO properties), as a percentage of the stated principal balance of all of the mortgage loans as of the last day of the related due period (after reduction for prepayments received during the related prepayment period), equals or exceeds 28.00% of the aggregate certificate principal balance of the subordinate certificates plus the Overcollaterization Amount (in each case after taking into account the distribution of the related Principal Distribution Amounts on such distribution date), or

      o as the last day of the related due period, for the distribution dates in the months indicated below, the aggregate amount of Realized Losses on the mortgage loans from the cut-off date through such last day of the related due period (reduced by the amount of Subsequent Recoveries on the mortgage loans from the cut-off date through such last day of the related due period), as a percentage of the aggregate principal balance of the mortgage loans on the cut-off date, exceeds the following:

            (i) 36 months through 47 months following the closing date, 5.00%;

            (ii) 48 months through 59 months following the closing date, 6.75%;

            (iii) 60 months through 71 months following the closing date, 8.00%; and

            (iv) 72 months following the closing date and each month thereafter, 8.50%.

      "Unpaid Allocated Realized Loss Amount," with respect to any class of certificates, and as to any distribution date, is the excess of:

      o the Allocated Realized Loss Amount with respect to such class of certificates on all previous distribution dates over

      o the sum of all Subsequent Recoveries allocated to such class of certificates on all previous distribution dates.

Any amounts distributed to a class of certificates in respect of any Unpaid Allocated Realized Loss Amount on such class of certificates will not be applied to reduce the certificate principal balance of such class of certificates.

ALLOCATION OF REALIZED LOSSES

      On any distribution date on which the aggregate stated principal balance of the mortgage loans is less than the aggregate certificate principal balance of the certificates on such distribution date (after giving effect to all distributions of principal (including as a result of Subsequent Recoveries on the mortgage loans) on the certificates on such distribution date), the certificate principal balances of one or more classes of the certificates will be written down, up to the amount of such deficiency, in inverse order of their payment priority, commencing with the Class M-7 Certificates, in each case until the certificate principal balance of each such class of certificates has been reduced to zero. Any such reduction is an Allocated Realized Loss Amount.

      If the master servicer recovers any amount (including the release of surplus funds held to cover expenses) (net of reimbursable expenses) in respect of a liquidated mortgage loan after a realized loss has been allocated with respect thereto to one or more classes of certificates, such recovery, which we refer to in this free writing prospectus as a "Subsequent Recovery," will be distributed to the certificates, commencing with the Class A Certificates, but in each case not in excess of the Unpaid Allocated Realized Loss Amount for such class of certificates immediately prior to such distribution date. Holders of such certificates will not be entitled to any payment in respect of interest on the amount of such increases for an interest accrual period preceding the distribution date on which such increase occurs.

      No reduction of the certificate principal balance of any class of certificates will be made on any distribution date on account of the allocation thereto of Realized Losses on the mortgage loans to the extent that such a reduction would have the effect of reducing the aggregate certificate principal balance of all of the classes of certificates as of that distribution date to an amount less than the aggregate principal balance of all mortgage loans as of the last day of the related due period.

      All allocations of Realized Losses will be accomplished on a distribution date by reducing the certificate principal balance of the applicable classes of certificates by their appropriate shares of any such losses occurring during the month preceding the month during which that distribution date occurs and, accordingly, will be taken into account in determining the distributions of principal and interest on the applicable certificates commencing on the following distribution date.

EXCESS SPREAD AND OVERCOLLATERALIZATION PROVISIONS

      Excess Spread and certain available Net Swap Payments will be required to be applied on each distribution date as an Extra Principal Distribution Amount with respect to the certificates whenever the Overcollaterization Amount for such distribution date is less than the Overcollateralization Target Amount for such distribution date.

      If, on any distribution date, the Overcollateralization Release Amount is, or after taking into account all other distributions to be made on such distribution date, would be, greater than zero (i.e., the Overcollaterization Amount is or would be greater than the Overcollateralization Target Amount), then such Overcollateralization Release Amount together with any Remaining Excess Spread will be included in Net Monthly Excess Cashflow for such distribution date and will be applied on such distribution date as provided under "Description of the Certificates--Distributions--Net Monthly Excess Cashflow Provisions" in this free writing prospectus.

PASS-THROUGH RATES

      The pass-through rate per annum for each class of offered certificates and the Class M-7 Certificates will be equal to the London interbank offered rate for one month United States dollar deposits, which we refer to as "One-Month LIBOR," calculated as described under "Description of the Certificates--Calculation of One-Month LIBOR" in this free writing prospectus, plus the applicable per annum pass-through margin for such class of certificates set forth below, subject to an interest rate cap.

      The "interest rate cap" for the offered certificates and the Class M-7 Certificates is equal to the excess of (A) the weighted average of the net mortgage rates of the mortgage loans, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis, over
(B) the sum of (1) the Net Swap Payment payable to the Swap Provider and (2) any Swap Termination Payment not due to a Swap Provider Trigger Event payable to the Swap Provider on such distribution date, divided by the outstanding Stated Principal Balance of the mortgage loans as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of the mortgage loans on such due date, multiplied by 12.

      For purposes of calculating the applicable interest rate cap, the "net mortgage rate" of a mortgage loan is equal to the applicable interest rate borne by such mortgage loan less the master servicing fee rate and the trustee fee rate set forth in the pooling and servicing agreement with respect to each mortgage loan.

      The per annum pass-through margin for each class of offered certificates and the Class M-7 Certificates is:

      o for the Class A Certificates, (a) for any distribution date on or prior to the optional termination date, ______% and (b) for any distribution date after the optional termination date, ______%,

      o for the Class M-1 Certificates, (a) for any distribution date on or prior to the optional termination date, ______% and (b) for any distribution date after the optional termination date, ______%,

      o for the Class M-2 Certificates, (a) for any distribution date on or prior to the optional termination date, ______% and (b) for any distribution date after the optional termination date, ______%,

      o for the Class M-3 Certificates, (a) for any distribution date on or prior to the optional termination date, ______% and (b) for any distribution date after the optional termination date, ______%,

      o for the Class M-4 Certificates, (a) for any distribution date on or prior to the optional termination date, ______% and (b) for any distribution date after the optional termination date, ______%,

      o for the Class M-5 Certificates, (a) for any distribution date on or prior to the optional termination date, ______% and (b) for any distribution date after the optional termination date, ______%,

      o for the Class M-6 Certificates, (a) for any distribution date on or prior to the optional termination date, ______% and (b) for any distribution date after the optional termination date, ______%, and

      o for the Class M-7 Certificates, (a) for any distribution date on or prior to the optional termination date, ______% and (b) for any distribution date after the optional termination date, ______%.

      If on any distribution date the pass-through rate for any class of certificates is based on the interest rate cap for such class, the related certificateholders will be entitled to receive Basis Risk Carry Forward Amounts as described under "Description of the Certificates--Distributions--Net Monthly Excess Cashflow Provisions" in this free writing prospectus.

      Basis Risk Carry Forward Amounts for any class of certificates will be treated as paid to such class of certificates from and to the extent of funds on deposit in a reserve fund (the "Basis Risk Reserve Fund") to be held by the trustee on behalf of such certificateholders as a source for such Basic Risk Shortfall payments, or from and to the extent of funds on deposit in the Swap Account. The source of funds on deposit in the Basis Risk Reserve Fund will be limited to an initial deposit of $5,000 to be made on or about the closing date and amounts payable to such reserve fund for distribution in respect of Basic Risk Shortfall payments as described under "Description of the Certificates--Distributions--Net Monthly Excess Cashflow Provisions" in this free writing prospectus.

CALCULATION OF ONE-MONTH LIBOR

      One-Month LIBOR for the initial interest accrual period is ______% per annum. For each subsequent interest accrual period, on the second LIBOR business day preceding the commencement of such accrual period for the offered certificates, which date we refer to as an "interest determination date," the trustee will determine One-Month LIBOR for such interest accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such rate does not appear on such other page as may replace that page on that service, or if such service is no longer offered, or if such rate does not appear on such other service for displaying LIBOR or comparable rates as may be reasonably selected by the trustee, then One-Month LIBOR for the applicable interest accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, then One-Month LIBOR for such interest accrual period will be the One-Month LIBOR rate applicable to the preceding interest accrual period.

      The "Reference Bank Rate" with respect to any interest accrual period means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate certificate principal balance of all classes of offered certificates for such interest accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, then the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the certificate principal balance of all classes of offered certificates for such interest accrual period. As used in this section, "LIBOR business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks" means leading banks selected by the trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

      o     with an established place of business in London,

      o     which have been designated as such by the trustee, and

      o which are not controlling, controlled by, or under common control with, the depositor, the seller or the master servicer.

      The establishment of One-Month LIBOR on each interest determination date by the trustee, and the trustee's calculation of the rate of interest applicable to the classes of offered certificates for the related interest accrual period, shall, in the absence of manifest error, be final and binding.

THE SWAP ADMINISTRATOR

      LaSalle Bank National Association will be the Swap Administrator under the Swap Administration Agreement. The Swap Administrator will only be obligated to make payments to the trust under the Swap Administration Agreement to the extent that it receives the related funds from the Swap Provider, and will only be obligated to make payments to the Swap Provider under the Interest Rate Swap Agreement to the extent that it receives the related funds from the trust. The Swap Administrator will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the Swap Administration Agreement as set forth in the Pooling and Servicing Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct. Any resignation or removal of LaSalle Bank National Association as trustee will also result in the resignation or removal, as applicable, of LaSalle Bank National Association as the Swap Administrator.

THE INTEREST RATE SWAP AGREEMENT

      The Trustee, for the benefit of the certificateholders, will enter into an interest rate swap agreement (the "Interest Rate Swap Agreement") with Bear Stearns Financial Products Inc. (the "Swap Provider"). On each distribution date following the distribution date in July 2006 and continuing through and including the distribution date in December 2010, subject to earlier termination as set forth below, pursuant to a swap administration agreement (the "Swap Administration Agreement") between the Trustee and LaSalle Bank National Association, as Swap Administrator, the Swap Administrator will distribute to the Swap Provider amounts, if any, received from the trust, and the Swap Administrator will deposit into an account (the "Swap Account"), certain amounts, if any, received from the Swap Provider. On each such distribution date, amounts on deposit in the Swap Account will be made to the trust in respect of certain Interest Carry Forward Amounts, Basis Risk Shortfall Carry Forward Amounts and amounts necessary to maintain or restore the applicable Overcollateralization Target Amount to the extent not covered by the related Excess Spread as described in this free writing prospectus. The Swap Account will not be an asset of any REMIC.

      Under the Interest Rate Swap Agreement, on or before each such distribution date, the trust will be obligated to pay to the Swap Administrator for distribution to the Swap Provider a fixed amount for that distribution date, or the Fixed Swap Payment, equal to the product of (x) a fixed rate equal to 4.866% per annum, (y) the notional amount for that distribution date as set forth below, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360. On or before each such distribution date, the Swap Provider will be obligated to pay to the Swap Administrator for distribution to the trust a floating amount, or the Floating Swap Payment, equal to the product of (x) One-Month LIBOR on such distribution date as determined pursuant to the Interest Rate Swap Agreement, (y) the notional amount for that distribution date as set forth below, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the Interest Rate Swap Agreement, and the denominator of which is 360. A net payment, referred to as a Net Swap Payment, will be required to be made on or before each distribution date (a) by the Swap Administrator to the Swap Provider, to the extent that the Fixed Swap Payment for such distribution date exceeds the Floating Swap Payment for such distribution date, or (b) by the Swap Provider to the Swap Administrator, to the extent that the Floating Swap Payment exceeds the Fixed Swap Payment for such distribution date. For each distribution date in respect of which the Swap Administrator is required to make a Net Swap Payment to the Swap Provider, the trust will be required to make a payment to the Swap Administrator in the same amount.

      The notional amount with respect to the Interest Rate Swap Agreement and each applicable distribution date will be the related notional amount set forth below. The Interest Rate Swap Agreement will commence on the closing date and terminate in accordance with its terms immediately following the distribution date in December 2010, unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event, each as defined below.

                                 NOTIONAL AMOUNT OF INTEREST RATE SWAP
 MONTH OF DISTRIBUTION DATE                  AGREEMENT ($)
 --------------------------      -------------------------------------
 August 2006                               184,949,238.72
 September 2006                            177,148,244.80
 October 2006                              169,675,442.55
 November 2006                             162,517,248.12
 December 2006                             155,660,438.10
 January 2007                              149,092,344.14
 February 2007                             142,800,829.62
 March 2007                                136,774,188.79
 April 2007                                131,007,052.37
 May 2007                                  125,483,268.18
 June 2007                                 120,199,851.80
 July 2007                                 115,138,477.04
 August 2007                               110,289,028.30
 September 2007                            105,634,859.38
 October 2007                              101,178,684.19
 November 2007                              96,910,161.80
 December 2007                              92,822,387.58
 January 2008                               30,360,207.45
 February 2008                              29,071,925.62
 March 2008                                 27,838,671.20
 April 2008                                 26,657,568.33
 May 2008                                   25,526,417.24
 June 2008                                  24,442,634.58
 July 2008                                  23,404,713.03
 August 2008                                22,410,824.29
 September 2008                             21,459,105.09
 October 2008                               20,547,606.92
 November 2008                              19,674,692.29
 December 2008                              18,838,755.83
 January 2009                               11,022,446.30
 February 2009                              10,551,380.55
 March 2009                                 10,100,354.29
 April 2009                                  9,668,518.16
 May 2009                                    9,255,058.67
 June 2009                                   8,859,196.76
 July 2009                                   8,480,186.25
 August 2009                                 8,117,312.52
 September 2009                              7,769,891.18
 October 2009                                7,437,266.76
 November 2009                               7,118,811.49
 December 2009                               6,813,924.19
 January 2010                                6,522,029.08
 February 2010                               6,242,574.73
 March 2010                                  5,975,033.07
 April 2010                                  5,718,898.35

 May 2010                                    5,473,686.20
 June 2010                                   5,238,932.80
 July 2010                                   5,014,193.92
 August 2010                                 4,799,044.17
 September 2010                              4,593,039.13
 October 2010                                4,395,828.52
 November 2010                               4,207,038.54
 December 2010                               4,026,311.22

      The respective obligations of the Swap Provider and the Swap Administrator to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default (as defined below), or event that with the giving of notice or lapse of time or both would become a Swap Default, shall have occurred and be continuing on the related distribution date with respect to the Interest Rate Swap Agreement and (2) no "early termination date" (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

      "Events of Default" under the Interest Rate Swap Agreement (each a "Swap Default") include the following standard events of default under the ISDA Master
Agreement:

      o     "Failure to Pay or Deliver,"

      o     "Bankruptcy" (as amended in the Interest Rate Swap Agreement) and

      o     "Merger without Assumption" (but only with respect to the Swap
            Provider),

as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

      "Termination Events" under the Interest Rate Swap Agreement (each a "Termination Event") consist of the following standard events under the ISDA Master Agreement:

      o "Illegality" (which generally relates to changes in law that make it unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

      o "Tax Event" (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

      o "Tax Event Upon Merger" (solely with respect to the Swap Provider) (which generally relates to the Swap Provider receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are "Additional Termination Events" (as defined in the Interest Rate Swap Agreement), which include if the Swap Provider fails to comply with the Downgrade Provisions (as defined below).

      Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an early termination date (an "Early Termination Date").

With respect to Termination Events and Additional Termination Events, an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the related Termination Event or Additional Termination Event, all as set forth in the Interest Rate Swap Agreement. In addition, the Swap Provider will have the right to designate an Early Termination Date upon (i) the delivery of notice indicating the intent of the depositor to exercise its option to terminate the trust fund in accordance with the Pooling and Servicing Agreement, (ii) receipt by the certificateholders or the Swap Provider of a final distribution notice or
(iii) receipt by the trustee, the certificateholders or the Swap Provider of any other notice of early termination of the Pooling and Servicing Agreement or of a final distribution thereunder. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a "Swap Early Termination."

      Upon any Swap Early Termination, the Swap Administrator or the Swap Provider may be liable to make a swap termination payment (the "Swap Termination Payment") to the other party (regardless of which party has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement on the date of such Swap Early Termination, computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the Swap Administrator is required to make a Swap Termination Payment to the Swap Provider, the trust will be required to make a payment to the Swap Administrator in the same amount, which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to certificateholders, other than in the case of a Swap Termination Payment triggered upon a Swap Provider Trigger Event (as defined below). The trust's obligation to pay amounts in respect of any Swap Termination Payment due to a Swap Provider Trigger Event will be subordinated to distributions to the certificateholders.

      A "Swap Provider Trigger Event" shall mean: (i) the occurrence of an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), or (ii) the occurrence of a Termination Event or an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

      If the Swap Provider's credit ratings fall below the levels specified in the Interest Rate Swap Agreement, then, unless (x) within 30 days thereafter, each of S&P and Moody's has reconfirmed its respective rating of each certificate which was in effect immediately prior to such Swap Provider credit rating reduction and (y) certain other conditions are met, the Swap Provider will be required to either (1) obtain a substitute Swap Provider (with credit ratings at least equal to the specified levels) that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement, or (2) obtain a guaranty of, or a contingent agreement of another person to honor, the obligations of the Swap Provider under the Interest Rate Swap Agreement, in each case from a person with credit ratings at least equal to the specified levels, all as provided in the Interest Rate Swap Agreement (such provisions, the "Downgrade Provisions").

Payments under the Interest Rate Swap Agreement

      Amounts payable by the trust to the Swap Administrator in respect of Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) will be deducted from Interest Funds before distributions to the certificateholders. On or before each distribution date, such amounts will be distributed by the trust to the Swap Administrator, and paid by the Swap Administrator to the Swap Provider pursuant to the Swap Administration Agreement, first to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such distribution date, and second to make any Swap Termination Payment (other than as a result of a Swap Provider Trigger Event) owed to the Swap Provider pursuant to the Interest Rate Swap Agreement. Payments by the trust to the Swap Administrator in respect of any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement will be subordinated to distributions to the certificateholders and will be paid by the trust to the Swap Administrator as set forth in the Pooling and Servicing Agreement.

      On or before each applicable distribution date, Net Swap Payments payable by the Swap Provider to the Swap Administrator will be deposited by the Swap Administrator into the Swap Account for the benefit of the certificateholders. On each such distribution date, to the extent required, the Swap Administrator will withdraw the following amounts from the Swap Account to remit to the paying agent for distribution to the certificates in the following order of priority:

      first, to the Class A Certificates to pay accrued interest and any Interest Carry Forward Amount on such certificates to the extent due to the allocation thereto of the interest portion of a Realized Loss with respect to the related mortgage loans, in each case to the extent not fully paid as described under "Description of the Certificates--Distributions--Interest Funds" above;

      second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, to pay accrued interest on such certificates, in each case to the extent not fully paid as described under "Description of the Certificates--Distributions on the Certificates--Interest Funds" above, and any Interest Carry Forward Amount on such certificates to the extent due to the allocation thereto of the interest portion of a Realized Loss with respect to the related mortgage loans;

      third, to pay, first to the Class A Certificates and second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amounts on such certificates for such distribution date; and

      fourth, to pay as principal to the Class A Certificates and Class M Certificates to be applied as part of the Extra Principal Distribution Amount to the extent that the Overcollateralization Amount is reduced below the related Overcollateralization Target Amount as a result of related Realized Losses and to the extent not covered by Excess Spread, distributed in the same manner and priority as the Principal Distribution Amount and as described under "Description of the Certificates--Excess Spread and Overcollateralization Provisions" above.

      Any amounts remaining in the Swap Account after the distributions described in clauses first through fourth above will be distributed by the Swap Administrator as set forth in the Swap Administration Agreement.

THE SWAP PROVIDER AND THE YIELD MAINTENANCE PROVIDER

      Bear Stearns Financial Products Inc. ("BSFP") will be the counterparty for the interest rate swap agreement and the yield maintenance agreements. BSFP is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies Inc. BSFP maintains a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's. BSFP will provide upon request, without charge, to each person to whom this free writing prospectus is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's evidencing those respective ratings or (ii) the most recent audited annual financial statements of

BSFP. Requests for such information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, New York, New York 10179. BSFP is an affiliate of Bear, Stearns & Co. Inc., the seller and the depositor.

THE YIELD MAINTENANCE AGREEMENT

      On the closing date, the trustee on behalf of the trust fund will enter into the yield maintenance agreement (the "Yield Maintenance Agreement") with the yield maintenance provider and will establish an account (the "Yield Maintenance Account"), which will be an asset of the trust but not of any REMIC. On each distribution date through and including the distribution date in July 2006, the trustee will deposit into the Yield Maintenance Account any Yield Maintenance Payments received by it on such distribution date pursuant to the yield maintenance agreement. The yield maintenance agreement will be for the benefit of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates. The yield maintenance agreement has been structured to partially offset the adverse effects of the interest rate cap on the pass-through rates on each such class of certificates on a distribution date resulting from the mismatch between the One-Month LIBOR-based rate of interest payable on that class of certificates on such distribution date and the fixed rate of interest paid on the fixed rate mortgage loans (excluding hybrid mortgage loans during their fixed-rate period) during the related due period.

      With respect to any distribution date through and including the distribution date in July 2006, the yield maintenance agreement will, if One-Month LIBOR calculated with respect to such distribution date is at least equal to the applicable Strike Price provide for the payment to the trust of an amount (the "Yield Maintenance Payment") equal to the result of multiplying (A) the actual number of days in the applicable interest accrual period divided by 360 by (B) the product of (i) the rate equal to the excess, if any, of (x) the lesser of One-Month LIBOR calculated with respect to such distribution date and 11% per annum over (y) the applicable Strike Price and (ii) an amount equal to the lesser of the stated principal balance of the fixed-rate mortgage loans (excluding the hybrid mortgage loans during their initial fixed-rate period) as of the close of business on the first day of the month immediately preceding the month in which the related distribution date occurs and the Projected Principal Balance for the applicable distribution date.

      The "Strike Price" under the yield maintenance agreement is 4.37%.

      The "Projected Principal Balance" for each applicable distribution date pursuant to the yield maintenance agreement is set forth on Schedule B to this free writing prospectus. These Projected Principal Balances have been calculated using a prepayment rate on the fixed-rate mortgage loans (excluding hybrid mortgage loans during their initial fixed-rate period) of approximately __% CPR. There is no assurance that the mortgage loans will pay at that rate or at any other rate, or that the prepayment rate of the fixed-rate mortgage loans will be the same as that of all of the mortgage loans.

      With respect to each distribution date on which a Yield Maintenance Payment is received under the yield maintenance agreement, the trustee will pay to the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the Interest Distribution Amount for each such class of certificates, to the extent that such Interest Distribution Amount was not paid out of Interest Funds on such distribution date to such classes of certificates.

      In the event that the Yield Maintenance Payment received by the trustee under the yield maintenance agreement on a distribution date exceeds amounts required to pay the certificateholders on such distribution date as set forth above, that excess will constitute an "Excess Yield Maintenance Amount" and will be distributed on such distribution date in the manner set forth under "Description of the Certificates--Distributions--Net Monthly Excess Cashflow Provisions" in this free writing prospectus.

REPORTS TO CERTIFICATEHOLDERS

      On each distribution date, the trustee will make available to the yield maintenance provider, each certificateholder, the master servicer and the depositor a statement generally setting forth, among other information and to the extent such information is applicable with respect to such distribution date and made available to the trustee by the master servicer:

            1. the amount of the related distribution on such distribution date to holders of the offered certificates allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments (except with respect to any simple interest loans) of principal included therein (and, with respect to any simple interest loans, the amount of principal actually received included therein), (C) the principal portion of all Liquidation Proceeds and Insurance Proceeds included therein and the purchase price in connection with the purchase of mortgage loans and cash deposits in connection with substitutions of mortgage loans, (D) the amount of any Subsequent Recoveries included therein, and (E) any Extra Principal Distribution Amount included therein;

            2. the amount of such distribution on such distribution date to holders of the offered certificates allocable to interest and the portion thereof, if any, provided by the interest rate swap agreement and from Yield Maintenance Payments received with respect to such distribution date pursuant to the yield maintenance agreement, as applicable;

            3. any Interest Carry Forward Amounts and any Basis Risk Carry Forward Amounts with respect to such distribution date for each class of offered certificates, if any;

            4. the aggregate certificate principal balance of the offered certificates before and after giving effect to the distribution of principal on the certificates on such distribution date, the allocation of Allocated Realized Loss Amounts on such distribution date to the subordinate certificates and the allocation of any Subsequent Recoveries on the mortgage loans to increase the certificate principal balance of the subordinate certificates for such distribution date;

            5. the cumulative amount of Allocated Realized Loss Amounts allocated to the subordinate certificates from the closing date to and including such distribution date, the Unpaid Allocated Realized Loss Amounts for each class of subordinate certificates on such distribution date after giving effect to the distribution of principal on the certificates (including as a result of Subsequent Recoveries on the mortgage loans) on such distribution date and the allocation of Allocated Realized Loss Amounts to the subordinate certificates on such distribution date;

            6. the pass-through rate for each class of offered certificates for such distribution date, and whether such rate was based on an interest rate cap;

            7. the amount of any Net Monthly Excess Cashflow and any Excess Yield Maintenance Amount with respect to such distribution date;

            8. the aggregate stated principal balance of all of the mortgage loans for the related due date (after reduction for Realized Losses incurred during the related due period and prepayment received during the related prepayment period);

            9. the amount of the master servicing fee and trustee fee paid to or (as applicable) retained by the master servicer and the trustee, respectively, with respect to such distribution date;

            10. the amount of advances and Compensating Interest payments included in the distribution on such distribution date;

            11. the number and aggregate stated principal balance of the mortgage loans (A) delinquent, exclusive of related mortgage loans in foreclosure and bankruptcy, (i) 31-60 days, (ii) 61-90 days and (iii) 91 or more days, (B) in foreclosure and delinquent (i) 31-60 days, (ii) 61-90 days and (iii) 91 or more days, and (C) in bankruptcy and delinquent (i) 31-60 days, (ii) 61-90 days and (iii) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such distribution date;

            12. with respect to any mortgage loan that was liquidated during the preceding calendar month, the loan number and stated principal balance of, and Realized Loss on, such mortgage loan as of the end of the related due period;

            13. whether a Trigger Event exists on such distribution date;

            14. the number and principal balance of mortgage loans purchased or substituted for during the immediately preceding prepayment period or due period, as applicable, and cumulatively since the cut-off date;

            15. the total number and principal balance of any REO properties as of the end of the related due period;

            16. the Realized Losses for the mortgage loans during the related due period and the cumulative Realized Losses on the mortgage loans from the cut-off date through the end of the preceding month;

            17. the three-month rolling average (relative to the related distribution date) of the percent equivalent of a fraction, the numerator of which is the aggregate stated principal balance of the mortgage loans that are 61 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the aggregate stated principal balance of all of the mortgage loans as of the last day of the related due period;

            18. the aggregate Realized Losses on the mortgage loans from the closing date through the last day of the related due period, as a percentage of the aggregate stated principal balance of the mortgage loans on the closing date; and

            19. the amount of any Subsequent Recovery on the mortgage loans recovered by the master servicer during the related due period and the amount by which the certificate principal balance of each class of subordinate certificates was increased as a result thereof; and

            20. the amount of any Net Swap Payment payable to the trust, any Net Swap Payment payable to the Swap Provider, any Swap Termination Payment payable to the trust and any Swap Termination Payment payable to the Swap Provider.

      The trustee will make the monthly distribution date statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the trustee's internet website, initially located at www.etrustee.net. The trustee's internet website, and assistance in using the trustee's website service, can be obtained by calling the trustee's customer service desk at (203) 268-3226.

      Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the trustee's customer service desk and indicating such. The trustee may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

      In addition, within a reasonable period of time after the end of each calendar year, the trustee will prepare and deliver to the master servicer and to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

AMENDMENT

      The pooling and servicing agreement may be amended by the depositor, the master servicer, the seller and the trustee, without the consent of certificateholders,

      o     to cure any ambiguity,

      o to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

      o to conform the terms of the pooling and servicing agreement to those of this free writing prospectus or the accompanying prospectus or

      o to make any other revisions with respect to matters or questions arising under the pooling and servicing agreement which are not inconsistent with the provisions thereof,

provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading, qualification or withdrawal of the ratings then respectively assigned by such rating agency to any class of certificates. The pooling and servicing agreement may also be amended without the consent of any of the certificateholders to change the manner in which the Master Servicer Collection Account is maintained, provided that any such change does not adversely affect the then-current rating of a rating agency on any class of certificates.

      In addition, the pooling and servicing agreement may be amended without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund's REMIC elections or to avoid or minimize the risk of the imposition of any tax on any trust REMIC, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax. In addition, the pooling and servicing agreement may be amended by the depositor, the master servicer, the seller and the trustee, with the consent of the holders of a majority in interest of each class of certificates affected thereby, for the purpose of adding any provision to or changing in any manner or eliminating any provision of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

      (a) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

      (b) cause any trust REMIC to fail to qualify as a REMIC for federal tax purposes; or

      (c) reduce the aforesaid percentage of aggregate outstanding principal balances of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

      The trustee will not be entitled to consent to any amendment to the pooling and servicing agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the pooling and servicing agreement, that all requirements for amending the pooling and servicing agreement have been complied with, and that such amendment will not cause the trust fund's REMIC elections to fail to qualify at any time that any certificates are outstanding or cause the imposition of a tax on any trust REMIC or certificateholder.

VOTING RIGHTS

      As of any date of determination,

      o holders of the offered certificates and the Class M-7 Certificates will be allocated 95% of all voting rights, allocated among such certificates in proportion to their respective outstanding certificate principal balances,

      o holders of the Class B-IO Certificates will be allocated 3% of all voting rights, and

      o holders of each class of Class R Certificates will be allocated 1% of all voting rights.

      Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

OPTIONAL TERMINATION

      EMC Mortgage Corporation will have the right to purchase all remaining mortgage loans and REO properties, and thereby effect the early retirement of all of the certificates, on and after the first distribution date on which the stated principal balance of the mortgage loans and the appraised value of all REO properties at the time of repurchase is less than or equal to 10% of the cut-off date stated principal balance of the mortgage loans. We refer to the first such date as the "optional termination date." In the event that EMC Mortgage Corporation exercises such option, it will effect such repurchase by depositing into the Distribution Account an amount equal to the sum of

      o 100% of the stated principal balance of each mortgage loan, plus accrued interest thereon at the applicable mortgage rate (net of the master servicing fee, if EMC Mortgage Corporation is the master servicer, owed to the master servicer with respect to each such mortgage loan),

      o the appraised value of any REO property, up to the stated principal balance of the related mortgage loan, and

      o any unreimbursed out-of-pocket costs and expenses of the trustee, the custodian and the master servicer, and any unreimbursed advances previously incurred by the master servicer in the performance of its master servicing obligations with respect to the mortgage loans; and

      o any Swap Termination Payment payable to the Swap Provider which remains unpaid or which is due to the exercise of such option.

Proceeds from such purchase will be distributed to the certificateholders in the priority described in "Description of the Certificates--Distributions" in this free writing prospectus. The proceeds from any such distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled upon such optional termination, in the event that the purchase price specified above is based in part on the appraised value of any REO property and such appraised value is less than the stated principal balance of the related mortgage loan.

OPTIONAL PURCHASE OF DEFAUlTED LOANS

      As to any mortgage loan which as of the first business day of a Fiscal Quarter is delinquent in payment by 91 days or more, EMC Mortgage Corporation may, at its option, purchase such mortgage loan at a price equal to 100% of the stated principal balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid on such mortgage loan by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed, plus any costs and damages incurred by the trust and the trustee in connection with any violation by such mortgage loan of any predatory lending or abusive lending law, reduced by any portion of the servicing fee, servicing advances and other advances payable to the purchaser of such mortgage loan; provided, that such mortgage loan is still delinquent in payment by 91 days or more as of the date of such purchase; and provided, further, that this limited purchase option, if not theretofore exercised, shall terminate on the earlier of the date on which such delinquency has been cured and the last business day of the Fiscal Quarter immediately following the date on which such mortgage loan became 91 days delinquent. Such option, if not exercised, shall not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and such mortgage loan thereafter again becomes delinquent in payment by 91 days or more. In that event, the option shall again become exercisable on the first business day of the Fiscal Quarter immediately following the date on which the related mortgage loan again becomes at least 91 days delinquent.

      For purposes of this free writing prospectus, "Fiscal Quarter" means December 1 through the last day of February, March 1 through May 31, June 1 through August 31, or September 1 through November 30, as applicable.

EVENTS OF DEFAULT

      Events of default under the pooling and servicing agreement include:

      o any failure by EMC, as master servicer, to deposit in the Master Servicer Collection Account the amounts required to be deposited therein, or any failure by the master servicer to remit to the trustee any payment, including an advance, required to be remitted to the trustee under the terms of the pooling and servicing agreement, which failure continues unremedied by 10:00 a.m., New York City time, on the applicable distribution date; or

      o any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements set forth in the pooling and servicing agreement, or any breach of a representation or warranty made by the master servicer in the pooling and servicing agreement, which failure or breach continues unremedied generally for 60 days after the giving of written notice of such failure (i) to the master servicer by either the trustee or the depositor, or (ii) to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

      o any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or similar actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

      So long as an event of default under the pooling and servicing agreement remains unremedied, in the case of an event of default with respect to the master servicer, the trustee shall, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than its rights (as applicable) as a certificateholder thereunder) and in and to the mortgage loans and the proceeds thereof, whereupon the trustee, or a successor master servicer appointed by the trustee, will succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the pooling and servicing agreement, including the limited obligation to make advances.

      No assurance can be given that the termination of the rights and obligations of the master servicer under the pooling and servicing agreement would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee and the successor master servicer in connection with the termination of the master servicer, the appointment of a successor master servicer and the transfer of servicing of the mortgage loans, to the extent not paid by the terminated master servicer, will be paid by the trust fund.

No certificateholder, solely by virtue of such holder's status as a certificateholder, will have any right under the pooling and servicing agreement to institute any proceeding with respect thereto, unless (A) such holder previously has given to the trustee written notice of the continuation of an event of default and (B) the holders of certificates having not less than 25% of the voting rights evidenced by the certificates (i) have made written request to the trustee to institute such proceeding in its own name as trustee thereunder,
(ii) have offered to the trustee reasonable indemnity with respect thereto and
(iii) the trustee has neglected or refused to institute any such proceeding for 60 days following its receipt of such written request.

THE TRUSTEE AND THE CUSTODIAN

      LaSalle Bank National Association will be the trustee and the custodian under the pooling and servicing agreement. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with the trustee and the custodian. The trustee's corporate trust office for purpose of presentment and surrender of the certificates for the final distribution thereon and for transfers and exchanges is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services-Bear Stearns Asset Backed Securities Trust 2005-4, or at such other address as the trustee may designate from time to time in writing to the other parties to the pooling and servicing agreement.

      On each distribution date, the trustee will be entitled to receive a trustee fee in an amount equal to 0.015% per annum of the aggregate principal balance of the mortgage loans as of the beginning of the calendar month immediately preceding such distribution date.

YIELD MAINTENANCE PROVIDER

      Bear Stearns Financial Products Inc. ("BSFP" or the "Yield Maintenance Provider") will be the counterparty for the yield maintenance agreement. BSFP is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies Inc. BSFP maintains a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors Service, Inc. BSFP will provide upon request, without charge, to each person to whom this free writing prospectus is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's Investors Service, Inc. evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP. Requests for such information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, New York, New York 10179. BSFP is an affiliate of Bear, Stearns & Co. Inc., the seller, the master servicer and the depositor.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

      The weighted average life of, and the yield to maturity on, each class of offered certificates generally will be directly related to the rate of payment of principal, including prepayments of principal, on the mortgage loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments on mortgage loans may differ among pools of mortgage loans at any time because of specific factors relating to mortgage loans in a particular pool, including, among other things, the age of such mortgage loans, the geographic locations of the properties securing such mortgage loans, the extent of the related mortgagors' equity in such properties, and changes in the related mortgagors' housing needs, job transfers and employment status. The rate of principal prepayments on mortgage loans may also be affected by whether such mortgage loans impose prepayment penalties. Approximately 56.94% of the mortgage loans, by cut-off date stated principal balance, contain a provision that was still in effect on the cut-off date and that provided for the payment by the related borrower of a prepayment charge on voluntary prepayments on the related mortgage loan typically made within up to five years from the date of the execution of the related mortgage note. These penalties, if enforced by the master servicer, would typically discourage prepayments on such mortgage loans.

      The timing of changes in the rate of prepayments on the mortgage loans may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments on the mortgage loans is consistent with the expectations of investors who purchased such offered certificates. In general, the earlier the payment of principal on the mortgage loans the greater will be the effect on an investor's yield to maturity on the related certificate. As a result, the effect, on an investor's yield on the related certificate, of principal prepayments on the mortgage loans occurring at a rate higher or lower than the rate of such principal prepayments anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments on the mortgage loans.

      Certain of the mortgage loans are considered subprime mortgage loans. The prepayment behavior of borrowers with respect to subprime mortgage loans may differ from that of borrowers with respect to prime mortgage loans, in that the prepayment rate may be influenced more by the rate of defaults and liquidations with respect to such loans than by voluntary refinancings of such loans. Subprime mortgage loans may experience greater defaults in a rising interest rate environment as the related borrower's resources are stretched, thereby producing principal prepayments on such loans at a time when principal prepayments on the mortgage loans would normally be expected to decline. Alternatively, some borrowers may be able to re-establish or improve their credit rating over time, thereby permitting them to refinance into a lower cost mortgage loan. Investors must make their own decisions as to the appropriate prepayment assumptions on the mortgage loans to be used in deciding whether to purchase any of the offered certificates. The depositor does not make any representations or warranties as to the rate of prepayment on the mortgage loans or the factors to be considered in connection with such determination.

      The weighted average life and yield to maturity of each class of offered certificates will also be influenced by the amount of Excess Spread generated by the mortgage loans and certain available Net Swap Payments and Excess Yield Maintenance Amounts applied in reduction of the certificate principal balances of such certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the certificate principal balances of the offered certificates will be influenced by, among other factors,

      o the overcollateralization level of the assets in the mortgage pool at such time, i.e., the extent to which interest on the mortgage loans is accruing on an aggregate stated principal balance of the mortgage loans that is higher than the aggregate certificate principal balance of the offered certificates;

      o     the delinquency and default experience of the mortgage loans; and

      o the provisions of the pooling and servicing agreement that permit principal collections to be distributed to the Class B-IO Certificates and the residual certificates, in each case as provided in the pooling and servicing agreement, when required overcollateralization levels have been met.

      To the extent that greater amounts of Excess Spread and Net Swap Payments are distributed in reduction of the certificate principal balance of a class of offered certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread or Net Swap Payments to be distributed at any time or in the aggregate.

      We refer you to "Description of the Certificates--Distributions" and "Description of the Certificates--Excess Spread and Overcollateralization Provisions" in this free writing prospectus.

      The yields to maturity of the offered certificates, and in particular the subordinate certificates will be progressively more sensitive, in the order of their payment priority, to the rate, timing and severity of Realized Losses on the mortgage loans. If an Allocated Realized Loss Amount is allocated to a class of certificates, then that class of certificates will thereafter accrue interest on a reduced certificate principal balance. Although the Applied Realized Loss Amount so allocated may be recovered on future distribution dates, in the case of the Class A Certificates, to the extent Remaining Excess Spread and Excess Yield Maintenance Amounts or, in the case of the Class A and Class M Certificates, to the extent there is a Subsequent Recovery, there can be no assurance that those amounts will be available or fully sufficient to repay any Applied Realized Loss Amount.

PREPAYMENTS AND YIELDS OF OFFERED CERTIFICATES

      The extent to which the yield to maturity of an offered certificate may vary from the anticipated yield on such certificate will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments and liquidations on, and purchases of, the mortgage loans. In particular, in the case of an offered certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments and liquidations on, and purchases of, the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield on such certificate and, in the case of an offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments and liquidations on, and purchases of, such mortgage loans could result in an actual yield to such investor on such certificate that is lower than the anticipated yield on such certificate.

      Certain of the mortgage loans are fixed rate mortgage loans or are hybrid mortgage loans in their fixed-rate period. In general, if prevailing interest rates fall significantly below the interest rates on the fixed rate mortgage loans or such hybrid mortgage loans during their fixed-rate period, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on the fixed rate mortgage loans or such hybrid mortgage loans during their fixed-rate period, then these mortgage loans are likely to experience a lower prepayment rate than if prevailing interest rates remain at or below the interest rates on such mortgage loans.

      Mortgage loans with higher mortgage rates may prepay faster than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. Any such disproportionate prepayment of mortgage loans may reduce the interest rate cap applicable to a class or classes of certificates.

      Each class of certificates has the benefit of the Interest Rate Swap Agreement on each distribution date following the distribution date in July 2006 and through and including the distribution date in December 2010, as described in this free writing prospectus. If the Pass-Through Rate on a class of certificates is limited by its interest rate cap, no amounts will be distributable on the applicable distribution date or on any future distribution date in respect of the foregone interest amounts, except to the extent that amounts under the Interest Rate Swap Agreement and any applicable Excess Spread is available on future distribution dates to pay Basis Risk Shortfall Carry Forward Amounts on the certificates. See "Description of the Certificates--Excess Spread and Overcollateralization Provisions" and "--The Interest Rate Swap Agreement."

      To the extent that the Pass-Through Rate on the Class A Certificates and Class M Certificates on a distribution date is limited by the applicable interest rate cap, the difference between (x) the interest amount payable to such class on such distribution date at the applicable Pass-Through Rate without regard to the related interest rate cap, and (y) the Current Interest payable to such class on such distribution date will create a Basis Risk Shortfall. The Interest Rate Swap Agreement will provide some protection for the certificates against such Basis Risk Shortfalls. However, the Interest Rate Swap Agreement may not provide sufficient funds to cover all such Basis Risk Shortfalls. In addition, payments under the Interest Rate Swap Agreement are limited to a specified rate in effect from time to time. To the extent that net amounts payable under the Interest Rate Swap Agreement on a distribution date are insufficient to cover all such Basis Risk Shortfalls, some or all of the Excess Spread on such distribution date may be used. However, there can be no assurance that such Excess Spread will be sufficient to cover these Basis Risk Shortfalls, particularly because on any distribution date where the Pass-Through Rate is limited to the interest rate cap, there will be little or no excess interest. In the event of a decrease in One-Month LIBOR on a distribution date, the amount of related Excess Spread available on such distribution date to the Class A Certificates and Class M Certificates will be reduced by any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event) paid on such distribution date to the Swap Provider as described in this free writing prospectus. In addition, the interest rate cap and therefore the pass-through rate on the Class A Certificates and Class M Certificates may be reduced on a distribution date by the requirement of the trust to pay any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event) to the Swap Provider as described in this free writing prospectus.

      EMC may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, EMC may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

      Each class of offered certificates has the benefit of the yield maintenance agreement. To the extent that the pass-through rate on a class of such certificates on a distribution date is limited by the applicable interest rate cap, the difference between (x) the interest amount that would have been payable to such class of certificates on such date at the applicable pass-through rate had the pass-through rate on such class of certificates on such date been calculated at One-Month LIBOR with respect to such date plus the applicable margin without regard to the related interest rate cap, and (y) the Interest Distribution Amount payable to such class of certificates on such date as a result of the application of such interest rate cap will create a Basis Risk Shortfall, to the extent such shortfall is not covered by Yield Maintenance Payments received on such date pursuant to the yield maintenance agreement and paid to such class of certificates. Such Basis Risk Shortfall with respect to such classes of certificates will be payable to the extent of available funds as described under "Description of the Certificates--Distributions--Net Monthly Excess Cashflow Provisions" in this free writing prospectus.

      Yield Maintenance Payments made under the yield maintenance agreement on a distribution date are based on the lesser of the aggregate certificate principal balance of the applicable classes of certificates on such distribution date and an assumed certificate principal balance with respect to such classes of certificates on such date. Such assumed certificate principal balance is derived by assuming a prepayment rate on a pool of mortgage loans which approximates the fixed rate mortgage loans (excluding hybrid mortgage loans during their initial fixed-rate period) of approximately 40% CPR (which we describe below), and assuming that the depositor exercises its related clean-up call option on the applicable optional termination date and that no delinquencies or losses are incurred on the mortgage loans. Because Yield Maintenance Payments payable under the yield maintenance agreement on a distribution date are based on the stated principal balance of only the fixed-rate mortgage loans (excluding hybrid mortgage loans during their initial fixed-rate period) with respect to such distribution date and on One-Month LIBOR calculated with respect to such distribution date, the yield maintenance agreement does not address any mismatch between the indices used to calculate interest on the floating rate mortgage loans and on One-Month LIBOR calculated with respect to such date. In addition, the yield maintenance agreement does not provide for the payment of Yield Maintenance Payments on a distribution date unless One-Month LIBOR calculated with respect to such distribution date is at least equal to the applicable Strike Price with respect to such distribution date, and it also does not cover application of the interest rate cap to the payment of interest on a class of certificates on a distribution date due to increases in One-Month LIBOR calculated with respect to such distribution date that cause the applicable pass-through rate to exceed 11% per annum.

      As a result of the termination of the yield maintenance agreement on the distribution date in July 2006, and depending on the level of prepayments on the mortgage loans and the priority of distributions on the certificates we describe herein, the yield maintenance agreement may terminate prior to payment in full of the certificates. There is no guarantee that the mortgage loans will prepay at any assumed rate, that the certificate principal balance of a class of certificates will be as assumed, or that One-Month LIBOR calculated with respect to a distribution date will equal or exceed the applicable Strike Price. As a result, we cannot assure you that Yield Maintenance Payments received under the yield maintenance agreement on a distribution date and allocated to a class of certificates will be sufficient to cover shortfalls in the payment of interest on such class of certificates which may be experienced on such distribution date as a result of the application of the applicable interest rate cap to the payment of interest on such distribution date to such class of certificates. Certain Excess Yield Maintenance Amounts will be available with respect to all classes of offered certificates as described under "Description of the Certificates--Distributions--Net Monthly Excess Cashflow Provisions" in this free writing prospectus.

      The "last scheduled distribution date" for the offered certificates is the distribution date in January 2036. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its last scheduled distribution date because

      o prepayments on the mortgage loans are likely to occur, and they will be applied to the early payment of the principal balances of the certificates,

      o Excess Spread will be applied as an accelerated payment of principal on the offered certificates, to the extent Excess Spread is available and to the extent described herein, and

      o EMC may purchase all of the mortgage loans when the outstanding aggregate stated principal balance of the mortgage loans and the appraised value of REO properties at the time of repurchase has declined to 10% or less of the cut-off date principal balance of the mortgage loans, and may purchase mortgage loans in certain other circumstances as described herein.

      [In order to provide for the possibility that mortgage loans having an original stated term to maturity of 40 years (which represent approximately 1.65% of the mortgage loans based on cut-off date principal balance) remain outstanding on the last scheduled distribution date, certain distributions otherwise payable to the Class B-IO Certificates will, beginning in _________ 20 _____, be deposited into a reserve account and will be available to retire the certificates on the last scheduled distribution date.]

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this free writing prospectus, which we refer to as the prepayment model, is a prepayment assumption which represents a constant assumed rate of prepayment (which we abbreviate as "CPR ") each month relative to the then outstanding principal balance of a pool of mortgage loans (similar to the mortgage loans in the mortgage pool) for the life of such mortgage loans. For example, 30% CPR assumes a constant prepayment rate of 30% per annum.

      There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown in the tables set forth below, or at any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of prevailing interest rates. Other factors affecting prepayment of mortgage loans include changes in the related borrowers' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, then the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, then the rate of prepayment would be expected to decrease.

      The tables set forth below have been prepared on the basis of the following assumptions, which we refer to, collectively, as "modeling assumptions":

      o     the mortgage loans prepay at the indicated percentages of CPR;

      o distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in January 2006, in accordance with the payment priorities defined in this free writing prospectus; and no amounts are received by the trust from the interest rate swap agreement or any yield maintenance agreement;

      o no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the related mortgagors of principal and interest on the mortgage loans occur;

      o scheduled payments of principal and interest on the mortgage loans are assumed to be received on the first day of each month commencing in January 2006, and there are no shortfalls in the payment of interest on the mortgage loans;

      o prepayments of principal on a mortgage loan represent payment in full of outstanding principal for such mortgage loan, and are assumed to be received on the last day of each month, commencing in December 2005, and to include 30 days' interest thereon;

      o     the closing date for the certificates is December 30, 2005;

      o no prepayment charges or premiums are payable by a mortgagor in connection with any principal prepayment on a mortgage loan;

      o each index for the adjustable rate mortgage loans remains constant at the following levels:

                             Index                    Rate
                             6-Month LIBOR          4.650000%
                             MTA                    3.500000%
                             1-Year CMT             4.346460%
                             1-Year LIBOR           4.830000%
                             1-Month LIBOR          4.370000%

      o the mortgage rate on each adjustable rate mortgage loan that is not a hybrid mortgage loan during its fixed rate period will be adjusted on each interest adjustment date to a rate equal to the applicable related index (as described above) plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable);

      o scheduled monthly payments of principal and interest on each adjustable rate mortgage loan (other than hybrid mortgage loans during their fixed-rate period) will be adjusted in the month following the applicable interest adjustment date to equal a fully amortizing payment; provided that the amount of the monthly payment on a negative amortization mortgage loan will not increase or decrease by an amount that is more than 7.50% of the monthly payment on that mortgage loan prior to its interest adjustment date (provided, however, that as of the fifth anniversary of the first due date for a negative amortization mortgage loan, and on every fifth anniversary thereafter, and on the last payment adjustment date prior to the related mortgage loan's scheduled maturity date, the minimum monthly payment on such mortgage loan will be reset without regard to this limitation, and provided further, that if the unpaid principal balance on a negative amortization mortgage loan exceeds 110% or 115 %, as applicable, of the original principal balance on such mortgage loan due to deferred interest being added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on the related payment date without regard to this limitation, so as to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity);

      o other than mortgage loans that are balloon loans, scheduled monthly payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rates and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities;

      o     no Net Swap Payments or Swap Termination Payments are made

      o except as indicated with respect to the weighted average lives, EMC does not exercise its right to purchase the assets of the trust fund on or after the optional termination date; and

      o the mortgage loans have the approximate characteristics described below:

                               INITIAL                               ORIGINAL      REMAINING     REMAINING
MORTGAGE                       MONTHLY      GROSS        NET       AMORTIZATION   AMORTIZATION    TERM OF
  LOAN     CURRENT BALANCE     PAYMENT     MORTGAGE     MORTGAGE       TERM           TERM       MATURITY
 NUMBER          ($)             ($)       RATE (%)     RATE (%)   (IN MONTHS)    (IN MONTHS)   (IN MONTHS)    LOAN TYPE
 1             392,818.48     1,790.58       6.026      5.511           360            325           N/A       Adjustable
 2             264,058.30       879.78       5.326      4.811           360            355           N/A       Adjustable
 3             277,608.41     1,021.07       6.500      5.985           360            354           N/A       Adjustable
 4             150,396.51       482.46       6.250      5.735           360            355           N/A       Adjustable
 5             236,573.40       798.71       7.125      6.610           360            356           N/A       Adjustable
 6             143,034.07       482.96       7.125      6.610           360            355           N/A       Adjustable
 7             241,093.92       813.97       7.125      6.610           360            356           N/A       Adjustable
 8             274,596.48       928.43       6.500      5.985           360            356           N/A       Adjustable
 9             274,596.48       928.43       6.500      5.985           360            356           N/A       Adjustable
10             332,285.36       962.25       6.125      5.610           480            474           N/A       Adjustable
11             267,484.78       891.78       6.530      6.015           360            355           N/A       Adjustable
12             493,602.04     1,483.09       7.000      6.485           480            472           N/A       Adjustable
13             240,749.56       771.93       6.376      5.861           360            356           N/A       Adjustable
14             153,600.00          N/A       6.750      6.235           360            352           N/A       Adjustable
15             118,589.54          N/A      10.288      9.773           360            308           N/A       Adjustable
16             521,168.14          N/A       4.665      4.150           360            348           N/A       Adjustable

17           1,043,200.00          N/A       6.760      6.245           360            354           N/A       Adjustable
18             598,322.39          N/A       6.801      6.286           360            349           N/A       Adjustable
19           2,986,107.45          N/A       7.047      6.532           360            354           N/A       Adjustable
20          24,756,988.67          N/A       6.949      6.434           360            355           N/A       Adjustable
21           1,413,765.45          N/A       6.540      6.025           360            355           N/A       Adjustable
22           8,689,376.17          N/A       7.338      6.823           360            355           N/A       Adjustable
23             711,523.80          N/A       6.658      6.143           360            357           N/A       Adjustable
24           5,928,143.53          N/A       6.850      6.335           360            353           N/A       Adjustable
25           4,161,714.23          N/A       8.133      7.618           360            355           N/A       Adjustable
26           3,300,554.48          N/A       6.700      6.185           480            476           356       Adjustable
27           4,042,519.80          N/A       7.299      6.784           360            354           N/A       Adjustable
28          12,381,347.62          N/A       6.596      6.081           480            476           356       Adjustable
29          44,821,270.10          N/A       7.640      7.125           368            360           N/A       Adjustable
30           2,306,976.54          N/A       6.265      5.750           480            476           356       Adjustable
31           4,177,813.29          N/A       7.461      6.946           360            353           N/A       Adjustable
32             867,217.37          N/A       7.190      6.675           480            475           355       Adjustable
33          36,854,151.31          N/A       8.415      7.900           359            343           N/A       Adjustable
34             283,934.92          N/A       5.500      4.985           360            355           N/A       Adjustable
35           1,142,560.03          N/A       5.948      5.433           360            344           N/A       Adjustable
36             315,037.68          N/A       5.500      4.985           360            353           N/A       Adjustable

37           1,705,318.39          N/A       6.143      5.628           354            331           N/A       Adjustable

                                          NEXT       MONTHS      INITIAL      SUBSEQUENT
MORTGAGE                                INTEREST     BETWEEN     PERIODIC     PERIODIC
  LOAN                       GROSS        RATE        RATE        RATE          RATE
 NUMBER            INDEX    MARGIN (%) ADJUSTMENT   ADJUSTMENT   CAP (%)      CAP (%)
 1                   MTA      2.700       1             1        NONCAPPED    NONCAPPED
 2                   MTA      2.000       1             1        NONCAPPED    NONCAPPED
 3                   MTA      3.200       1             1        NONCAPPED    NONCAPPED
 4                   MTA      2.950       1             1        NONCAPPED    NONCAPPED
 5                   MTA      3.775       1             1        NONCAPPED    NONCAPPED
 6                   MTA      3.825       1             1        NONCAPPED    NONCAPPED
 7                   MTA      3.775       1             1        NONCAPPED    NONCAPPED
 8                   MTA      3.175       1             1        NONCAPPED    NONCAPPED
 9                   MTA      3.175       1             1        NONCAPPED    NONCAPPED
10                   MTA      2.800       1             1        NONCAPPED    NONCAPPED
11                   MTA      2.350       1             1        NONCAPPED    NONCAPPED
12                   MTA      2.950       1             1        NONCAPPED    NONCAPPED
13                   MTA      3.050       1             1        NONCAPPED    NONCAPPED
14         1 Month LIBOR      2.500       1             1        5.000        1.000
15          1 Year LIBOR      6.824       8            12        3.000        1.000
16                1 Year      2.296       6            12        1.000        1.000

17         6 Month LIBOR      5.604      18             6        3.000        1.000
18         6 Month LIBOR      3.837      13             6        3.000        2.489
19         6 Month LIBOR      5.990      18             6        3.000        2.000
20         6 Month LIBOR      6.064      19             6        2.843        1.635
21         6 Month LIBOR      5.799      19             6        3.000        1.745
22         6 Month LIBOR      6.002      19             6        2.844        1.503
23         6 Month LIBOR      5.312      21             6        3.000        1.000
24         6 Month LIBOR      5.812      17             6        3.000        1.728
25         6 Month LIBOR      6.115      19             6        3.000        1.167
26         6 Month LIBOR      6.073      20             6        3.000        2.000
27         6 Month LIBOR      6.400      15             6        2.717        1.606
28         6 Month LIBOR      6.343      20             6        3.000        1.903
29         6 Month LIBOR      6.112      16             6        2.898        1.625
30         6 Month LIBOR      6.162      20             6        3.000        2.000
31         6 Month LIBOR      6.211      17             6        2.753        1.393
32         6 Month LIBOR      6.297      19             6        3.000        1.653
33         6 Month LIBOR      6.085      14             6        2.845        1.623
34          1 Year LIBOR      2.250      55            12        3.000        1.000
35          1 Year LIBOR      2.614      36            12        3.446        1.937
36                1 Year      2.750      53            12        5.000        2.000
               Treasury
37                1 Year      2.938      28            12        2.240        2.240
                                                    REMAINING    PAYMENT     PAYMENT      MAXIMUM
MORTGAGE    GROSS          GROSS       INTEREST     ADJUSTMENT  ADJUSTMENT   PERIODIC     NEGATIVE
  LOAN     MINIMUM        MAXIMUM      ONLY TERM      PERIOD    FREQUENCY    PAYMENT    AMORTIZATION
 NUMBER    RATE (%)       RATE (%)    (IN MONTHS)    (MONTHS)  (IN MONTHS)    CAP (%)  PERCENTAGE (%)
 1           2.700         10.950          N/A          2         12           7.500       110.00
 2           1.250          9.950          N/A          8         12           7.500       110.00
 3           2.000          9.950          N/A          7         12           7.500       115.00
 4           2.950          9.950          N/A          8         12           7.500       115.00
 5           3.775          9.950          N/A          9         12           7.500       115.00
 6           1.375          9.950          N/A          8         12           7.500       115.00
 7           3.775          9.950          N/A          9         12           7.500       115.00
 8           3.175          9.950          N/A          9         12           7.500       115.00
 9           3.175          9.950          N/A          9         12           7.500       115.00
10           1.750          9.950          N/A          7         12           7.500       110.00
11           1.250         11.200          N/A          8         12           7.500       110.00
12           2.000         19.900          N/A          5         12           7.500       110.00
13           1.000          9.950          N/A          9         12           7.500       110.00
14           2.500         12.000          112          2          1            N/A          N/A
15          11.139         18.139          N/A          9         12            N/A          N/A
16           2.296          9.852          N/A          7         12            N/A          N/A
                                                                                           Treasury
17           6.760         13.053          114         19          6            N/A          N/A
18           3.837         12.056          109         14          6            N/A          N/A
19           7.047         14.047           18         19          6            N/A          N/A
20           6.937         13.579           19         20          6            N/A          N/A
21           6.540         13.330           19         20          6            N/A          N/A
22           7.053         13.841           19         20          6            N/A          N/A
23           5.312         12.852           57         22          6            N/A          N/A
24           6.730         13.069           53         18          6            N/A          N/A
25           7.939         14.631           55         20          6            N/A          N/A
26           6.700         13.700          N/A         21          6            N/A          N/A
27           7.261         14.011          N/A         16          6            N/A          N/A
28           6.596         13.524          N/A         21          6            N/A          N/A
29           7.349         13.995          N/A         17          6            N/A          N/A
30           6.265         13.265          N/A         21          6            N/A          N/A
31           7.333         13.774          N/A         18          6            N/A          N/A
32           7.190         14.016          N/A         20          6            N/A          N/A
33           7.764         14.450          N/A         15          6            N/A          N/A
34           2.250         10.500          115         56         12            N/A          N/A
35           2.868         11.535          N/A         37         12            N/A          N/A
36           2.750         10.500           53         54         12            N/A          N/A
                                                                                           Treasury
37           2.938         12.056          N/A         29         12            N/A          N/A
                                                                                           Treasury

                               INITIAL                               ORIGINAL      REMAINING     REMAINING
MORTGAGE                       MONTHLY      GROSS        NET       AMORTIZATION   AMORTIZATION    TERM OF
  LOAN     CURRENT BALANCE     PAYMENT     MORTGAGE     MORTGAGE       TERM           TERM       MATURITY
 NUMBER          ($)             ($)       RATE (%)     RATE (%)   (IN MONTHS)    (IN MONTHS)   (IN MONTHS)    LOAN TYPE
38             208,250.00          N/A       9.000      8.485           360            356           N/A       Adjustable
39             739,182.17          N/A       8.112      7.597           360            350           N/A       Adjustable
40             384,000.00          N/A       7.235      6.720           360            357           N/A       Adjustable
41           3,976,552.09          N/A       7.872      7.357           360            351           N/A       Adjustable
42             119,920.00          N/A       7.625      7.110           360            357           N/A       Adjustable
43             401,402.96          N/A       7.464      6.949           360            356           N/A       Adjustable
44           3,218,704.79          N/A       7.113      6.598           360            352           N/A       Adjustable
45             255,125.57          N/A       7.000      6.485           360            350           N/A       Adjustable
46           4,077,400.00          N/A       6.860      6.345           360            356           N/A       Adjustable
47           2,010,636.38          N/A       7.144      6.629           360            355           N/A       Adjustable
48             126,398.40          N/A       7.400      6.885           360            356           N/A       Adjustable
49             846,573.19          N/A       6.193      5.678           360            354           N/A       Adjustable
50              55,166.63          N/A       6.650      6.135           360            348           N/A       Adjustable
51           4,882,665.25          N/A       7.637      7.122           360            348           N/A       Adjustable
52             390,058.59          N/A       7.000      6.485           360            332           N/A       Adjustable
53           8,005,058.98          N/A       8.468      7.953           363            340           N/A       Adjustable
54             373,715.25          N/A       7.875      7.360           360            353           N/A          Fixed
55             614,031.43          N/A       7.631      7.116           367            359           N/A          Fixed
56          12,507,205.59          N/A       7.546      7.031           352            345           N/A          Fixed
57           1,811,106.60          N/A       7.072      6.557           329            316           N/A          Fixed
58          24,687,819.68          N/A       8.547      8.032           339            300           N/A          Fixed
59              89,252.92          N/A      11.875     11.360           360            335           155          Fixed
60             635,154.46          N/A       7.100      6.585           360            330           150          Fixed
61           1,070,269.70          N/A       9.830      9.315           345            290           125          Fixed
62             450,500.00          N/A       7.050      6.535           360            353           N/A          Fixed
63             373,600.00          N/A       6.875      6.360           360            354           N/A          Fixed
64              62,534.36          N/A       6.500      5.985           360            358           N/A          Fixed
65             214,992.23          N/A       6.375      5.860           360            353           N/A          Fixed
66             347,680.00          N/A       7.350      6.835           360            355           N/A          Fixed
67              79,066.93          N/A       9.990      9.475           360            346           N/A          Fixed
68             239,471.24          N/A      10.859     10.344           280            270           N/A          Fixed
69             201,688.26          N/A      10.915     10.400           258            247           N/A          Fixed
70           2,192,741.40          N/A      11.435     10.920           294            276           N/A          Fixed
71             111,895.33          N/A      12.583     12.068           360            351           171          Fixed
72           2,201,557.46          N/A      10.526     10.011           360            350           170          Fixed
73             423,860.82          N/A       9.720      9.205           360            352           172          Fixed
74           3,930,468.91          N/A      10.630     10.115           360            348           168          Fixed
                                          NEXT       MONTHS      INITIAL      SUBSEQUENT
MORTGAGE                                INTEREST     BETWEEN     PERIODIC     PERIODIC
  LOAN                       GROSS        RATE        RATE        RATE          RATE
 NUMBER        INDEX        MARGIN (%) ADJUSTMENT   ADJUSTMENT   CAP (%)      CAP (%)
38         6 Month LIBOR      2.750         32          6        5.000           1.000
39         6 Month LIBOR      2.643         31          6        5.215           1.215
40         6 Month LIBOR      6.235         33          6        1.500           1.500
41         6 Month LIBOR      2.637         31          6        4.405           1.260
42         6 Month LIBOR      6.500         57          6        3.000           1.000
43         6 Month LIBOR      6.464         32          6        2.387           1.204
44         6 Month LIBOR      5.693         28          6        2.973           1.163
45         6 Month LIBOR      5.800         50          6        3.000           3.000
46         6 Month LIBOR      3.654         47          6        4.298           1.296
47         6 Month LIBOR      4.110         48          6        4.239           1.448
48         6 Month LIBOR      2.625         80          6        5.000           1.000
49         6 Month LIBOR      6.215         30          6        3.000           2.000
50         6 Month LIBOR      5.250         24          6        3.000           3.000
51         6 Month LIBOR      6.240         25          6        2.468           1.713
52         6 Month LIBOR      2.500         32          6        5.000           2.000
53         6 Month LIBOR      5.476         22          6        3.119           1.443
54             N/A             N/A         N/A        N/A         N/A             N/A
55             N/A             N/A         N/A        N/A         N/A             N/A
56             N/A             N/A         N/A        N/A         N/A             N/A
57             N/A             N/A         N/A        N/A         N/A             N/A
58             N/A             N/A         N/A        N/A         N/A             N/A
59             N/A             N/A         N/A        N/A         N/A             N/A
60             N/A             N/A         N/A        N/A         N/A             N/A
61             N/A             N/A         N/A        N/A         N/A             N/A
62             N/A             N/A         N/A        N/A         N/A             N/A
63             N/A             N/A         N/A        N/A         N/A             N/A
64             N/A             N/A         N/A        N/A         N/A             N/A
65             N/A             N/A         N/A        N/A         N/A             N/A
66             N/A             N/A         N/A        N/A         N/A             N/A
67             N/A             N/A         N/A        N/A         N/A             N/A
68             N/A             N/A         N/A        N/A         N/A             N/A
69             N/A             N/A         N/A        N/A         N/A             N/A
70             N/A             N/A         N/A        N/A         N/A             N/A
71             N/A             N/A         N/A        N/A         N/A             N/A
72             N/A             N/A         N/A        N/A         N/A             N/A
73             N/A             N/A         N/A        N/A         N/A             N/A
74             N/A             N/A         N/A        N/A         N/A             N/A
                                                    REMAINING    PAYMENT     PAYMENT      MAXIMUM
MORTGAGE    GROSS          GROSS       INTEREST     ADJUSTMENT  ADJUSTMENT   PERIODIC     NEGATIVE
  LOAN     MINIMUM        MAXIMUM      ONLY TERM      PERIOD    FREQUENCY    PAYMENT    AMORTIZATION
 NUMBER    RATE (%)       RATE (%)    (IN MONTHS)    (MONTHS)  (IN MONTHS)    CAP (%)  PERCENTAGE (%)
38          3.000         15.000          116         33          6            N/A        N/A
39          2.745         14.112          110         32          6            N/A        N/A
40          7.235         14.235          117         34          6            N/A        N/A
41          2.885         13.646          111         32          6            N/A        N/A
42          7.625         13.625           21         58          6            N/A        N/A
43          7.055         13.872           32         33          6            N/A        N/A
44          6.030         12.944           28         29          6            N/A        N/A
45          7.000         14.000           50         51          6            N/A        N/A
46          3.887         12.255           56         48          6            N/A        N/A
47          4.832         13.136           55         49          6            N/A        N/A
48          2.625         12.400           80         81          6            N/A        N/A
49          6.193         13.193          N/A         31          6            N/A        N/A
50          6.650         12.650          N/A         25          6            N/A        N/A
51          7.327         13.922          N/A         26          6            N/A        N/A
52          2.500         12.000          N/A         33          6            N/A        N/A
53          6.964         14.535          N/A         23          6            N/A        N/A
54           N/A            N/A           N/A         N/A        N/A           N/A        N/A
55           N/A            N/A           N/A         N/A        N/A           N/A        N/A
56           N/A            N/A           N/A         N/A        N/A           N/A        N/A
57           N/A            N/A           N/A         N/A        N/A           N/A        N/A
58           N/A            N/A           N/A         N/A        N/A           N/A        N/A
59           N/A            N/A           N/A         N/A        N/A           N/A        N/A
60           N/A            N/A           N/A         N/A        N/A           N/A        N/A
61           N/A            N/A           N/A         N/A        N/A           N/A        N/A
62           N/A            N/A           113         N/A        N/A           N/A        N/A
63           N/A            N/A           114         N/A        N/A           N/A        N/A
64           N/A            N/A           118         N/A        N/A           N/A        N/A
65           N/A            N/A           113         N/A        N/A           N/A        N/A
66           N/A            N/A            55         N/A        N/A           N/A        N/A
67           N/A            N/A           N/A         N/A        N/A           N/A        N/A
68           N/A            N/A           N/A         N/A        N/A           N/A        N/A
69           N/A            N/A           N/A         N/A        N/A           N/A        N/A
70           N/A            N/A           N/A         N/A        N/A           N/A        N/A
71           N/A            N/A           N/A         N/A        N/A           N/A        N/A
72           N/A            N/A           N/A         N/A        N/A           N/A        N/A
73           N/A            N/A           N/A         N/A        N/A           N/A        N/A
74           N/A            N/A           N/A         N/A        N/A           N/A        N/A

      While it is assumed that each of the mortgage loans prepays at the indicated percentages of CPR, this is not likely to be the case.

      Discrepancies will exist between the characteristics of the actual mortgage loans which will be delivered to the trustee or the custodian as its agent and characteristics of the mortgage loans assumed in preparing the tables set forth below. To the extent that the mortgage loans have characteristics which differ from those assumed in preparing the tables set forth below, the certificates may mature earlier or later than indicated by such tables.

      Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of offered certificates and set forth the percentages of the initial certificate principal balance of each such class that would be outstanding after the distribution date in August of each of the years indicated, assuming that the mortgage loans prepay at the indicated percentages of CPR. Neither CPR nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans securitized in connection with the issuance of the certificates. Variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentage of initial certificate principal balance (and weighted average life) shown in the following tables. These variations may occur even if the average prepayment experience of all such mortgage loans equals any of the specified percentages of CPR.

  Percent of the Initial Class Certificate Principal Balance at the Respective
                               Percentages of CPR

                                                     Class A
                         -----------------------------------------------------------------
                                                CPR Percentage
                         -----------------------------------------------------------------
Distribution Date in:      0.00%   15.00%  22.50%  30.00%  37.50%  45.00%   52.50%  60.00%
---------------------    -------   ------  ------  ------  ------  ------   ------  ------
Initial Percentage           100      100     100     100     100     100      100     100
December 2006                 99       78      68      58      47      37       27      16
December 2007                 98       60      44      28      15       3        0       0
December 2008                 97       45      25       8       0       0        0       0
December 2009                 96       32      22       8       0       0        0       0
December 2010                 95       26      17       8       0       0        0       0
December 2011                 94       22      13       7       0       0        0       0
December 2012                 92       19      10       5       0       0        0       0
December 2013                 91       16       7       3       0       0        0       0
December 2014                 89       13       6       2       0       0        0       0
December 2015                 87       11       4       2       0       0        0       0
December 2016                 84        9       3       1       0       0        0       0
December 2017                 81        8       2       1       0       0        0       0
December 2018                 78        6       2       *       0       0        0       0
December 2019                 73        5       1       *       0       0        0       0
December 2020                 69        4       1       0       0       0        0       0
December 2021                 65        3       1       0       0       0        0       0
December 2022                 61        3       1       0       0       0        0       0
December 2023                 57        2       *       0       0       0        0       0
December 2024                 52        2       *       0       0       0        0       0
December 2025                 46        1       0       0       0       0        0       0
December 2026                 40        1       0       0       0       0        0       0
December 2027                 34        1       0       0       0       0        0       0
December 2028                 29        1       0       0       0       0        0       0
December 2029                 25        *       0       0       0       0        0       0
December 2030                 22        *       0       0       0       0        0       0
December 2031                 18        0       0       0       0       0        0       0
December 2032                 14        0       0       0       0       0        0       0
December 2033                 10        0       0       0       0       0        0       0
December 2034                  6        0       0       0       0       0        0       0
December 2035                  0        0       0       0       0       0        0       0

Weighted
Average Life in
Years (to Maturity)(1)     18.56     4.20    2.77    1.81    1.09    0.87     0.70    0.58
Weighted
Average Life in
Years (to Call)(1)(2)      18.53     3.93    2.57    1.66    1.09    0.87     0.70    0.58

------------

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date,
      (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)   To the optional termination date.
*     Indicates a number that is greater than zero but less than 0.5%.

Percent of the Initial Class Certificate Principal Balance at the Respective Percentages of CPR

                                                     Class M-1
                         -----------------------------------------------------------------
                                                CPR Percentage
                         -----------------------------------------------------------------
Distribution Date in:      0.00%   15.00%  22.50%  30.00%  37.50%  45.00%   52.50%  60.00%
---------------------    -------   ------  ------  ------  ------  ------   ------  ------
Initial Percentage           100      100     100     100     100     100      100     100
December 2006                100      100     100     100     100     100      100     100
December 2007                100      100     100     100     100     100       22       0
December 2008                100      100     100     100      45       0        0       0
December 2009                100      100      70     100      45       0        0       0
December 2010                100       86      54      52      45       0        0       0
December 2011                100       72      41      22      45       0        0       0
December 2012                100       61      32      16      28       0        0       0
December 2013                100       51      24      11      18       0        0       0
December 2014                100       43      19       7      11       0        0       0
December 2015                100       36      14       5       4       0        0       0
December 2016                100       30      11       3       *       0        0       0
December 2017                100       25       8       2       0       0        0       0
December 2018                100       20       6       0       0       0        0       0
December 2019                100       17       5       0       0       0        0       0
December 2020                100       14       3       0       0       0        0       0
December 2021                100       11       3       0       0       0        0       0
December 2022                100        9       *       0       0       0        0       0
December 2023                100        7       0       0       0       0        0       0
December 2024                100        6       0       0       0       0        0       0
December 2025                100        5       0       0       0       0        0       0
December 2026                100        4       0       0       0       0        0       0
December 2027                100        3       0       0       0       0        0       0
December 2028                 94        2       0       0       0       0        0       0
December 2029                 83        0       0       0       0       0        0       0
December 2030                 70        0       0       0       0       0        0       0
December 2031                 59        0       0       0       0       0        0       0
December 2032                 46        0       0       0       0       0        0       0
December 2033                 32        0       0       0       0       0        0       0
December 2034                 18        0       0       0       0       0        0       0
December 2035                  0        0       0       0       0       0        0       0

Weighted
Average Life in
Years (to
Maturity) (1)              26.56     9.51    6.41    5.70    5.11    2.37     1.92    1.56
Weighted
Average Life in
Years (to Call)(1)(2)      26.45     8.67    5.77    5.21    3.74    2.37     1.92    1.56

-------------
(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date,
      (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)   To the optional termination date.
*     Indicates a number that is greater than zero but less than 0.5%.

Percent of the Initial Class Certificate Principal Balance at the Respective Percentages of CPR

                                                     Class M-2
                         -----------------------------------------------------------------
                                                  CPR Percentage
                         -----------------------------------------------------------------
Distribution Date in:      0.00%   15.00%  22.50%  30.00%  37.50%  45.00%   52.50%  60.00%
---------------------    -------   ------  ------  ------  ------  ------   ------  ------
Initial Percentage           100      100     100     100     100     100      100     100
December 2006                100      100     100     100     100     100      100     100
December 2007                100      100     100     100     100     100      100      19
December 2008                100      100     100     100     100      28        0       0
December 2009                100      100      70      59     100      28        0       0
December 2010                100       86      54      32      54      28        0       0
December 2011                100       72      41      22      13      28        0       0
December 2012                100       61      32      16       7      16        0       0
December 2013                100       51      24      11       4       5        0       0
December 2014                100       43      19       7       1       0        0       0
December 2015                100       36      14       5       0       0        0       0
December 2016                100       30      11       3       0       0        0       0
December 2017                100       25       8       0       0       0        0       0
December 2018                100       20       6       0       0       0        0       0
December 2019                100       17       5       0       0       0        0       0
December 2020                100       14       3       0       0       0        0       0
December 2021                100       11       *       0       0       0        0       0
December 2022                100        9       0       0       0       0        0       0
December 2023                100        7       0       0       0       0        0       0
December 2024                100        6       0       0       0       0        0       0
December 2025                100        5       0       0       0       0        0       0
December 2026                100        4       0       0       0       0        0       0
December 2027                100        2       0       0       0       0        0       0
December 2028                 94        0       0       0       0       0        0       0
December 2029                 83        0       0       0       0       0        0       0
December 2030                 70        0       0       0       0       0        0       0
December 2031                 59        0       0       0       0       0        0       0
December 2032                 46        0       0       0       0       0        0       0
December 2033                 32        0       0       0       0       0        0       0
December 2034                 18        0       0       0       0       0        0       0
December 2035                  0        0       0       0       0       0        0       0

Weighted
Average Life in
Years (to Maturity)(1)     26.56     9.48    6.36    5.15    5.34    4.05     2.34    1.91
Weighted
Average Life in
Years (to Call)(1)(2)      26.45     8.67    5.75    4.68    4.72    3.10     2.34    1.91

-------------
(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date,
      (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)   To the optional termination date.
*     Indicates a number that is greater than zero but less than 0.5%.

Percent of the Initial Class Certificate Principal Balance at the Respective Percentages of CPR


                                                     Class M-3
                         -----------------------------------------------------------------
                                                  CPR Percentage
                         -----------------------------------------------------------------
Distribution Date in:      0.00%   15.00%  22.50%  30.00%  37.50%  45.00%   52.50%  60.00%
---------------------    -------   ------  ------  ------  ------  ------   ------  ------
Initial Percentage           100      100     100     100     100     100      100     100
December 2006                100      100     100     100     100     100      100     100
December 2007                100      100     100     100     100     100      100     100
December 2008                100      100     100     100     100     100        0       0
December 2009                100      100      70      47      97     100        0       0
December 2010                100       86      54      32      18     100        0       0
December 2011                100       72      41      22      11      16        0       0
December 2012                100       61      32      16       7       0        0       0
December 2013                100       51      24      11       4       0        0       0
December 2014                100       43      19       7       0       0        0       0
December 2015                100       36      14       5       0       0        0       0
December 2016                100       30      11       1       0       0        0       0
December 2017                100       25       8       0       0       0        0       0
December 2018                100       20       6       0       0       0        0       0
December 2019                100       17       5       0       0       0        0       0
December 2020                100       14       0       0       0       0        0       0
December 2021                100       11       0       0       0       0        0       0
December 2022                100        9       0       0       0       0        0       0
December 2023                100        7       0       0       0       0        0       0
December 2024                100        6       0       0       0       0        0       0
December 2025                100        5       0       0       0       0        0       0
December 2026                100        3       0       0       0       0        0       0
December 2027                100        0       0       0       0       0        0       0
December 2028                 94        0       0       0       0       0        0       0
December 2029                 83        0       0       0       0       0        0       0
December 2030                 70        0       0       0       0       0        0       0
December 2031                 59        0       0       0       0       0        0       0
December 2032                 46        0       0       0       0       0        0       0
December 2033                 32        0       0       0       0       0        0       0
December 2034                 18        0       0       0       0       0        0       0
December 2035                  0        0       0       0       0       0        0       0

Weighted
Average Life in
Years (to
Maturity) (1)              26.56     9.45    6.33    4.99    4.65    5.63     2.67    2.18
Weighted
Average  Life in
Years (to Call)(1)(2)      26.45     8.67    5.74    4.54    4.31    3.82     2.67    2.18

-------------
(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date,
      (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)   To the optional termination date.
*     Indicates a number that is greater than zero but less than 0.5%.

Percent of the Initial Class Certificate Principal Balance at the Respective Percentages of CPR

                                                     Class M-4
                         -----------------------------------------------------------------
                                                  CPR Percentage
                         -----------------------------------------------------------------
Distribution Date in:      0.00%   15.00%  22.50%  30.00%  37.50%  45.00%   52.50%  60.00%
---------------------    -------   ------  ------  ------  ------  ------   ------  ------
Initial Percentage           100      100     100     100     100     100      100     100
December 2006                100      100     100     100     100     100      100     100
December 2007                100      100     100     100     100     100      100     100
December 2008                100      100     100     100     100     100        0       0
December 2009                100      100      70      47      30     100        0       0
December 2010                100       86      54      32      18      18        0       0
December 2011                100       72      41      22      11       5        0       0
December 2012                100       61      32      16       7       0        0       0
December 2013                100       51      24      11       3       0        0       0
December 2014                100       43      19       7       0       0        0       0
December 2015                100       36      14       5       0       0        0       0
December 2016                100       30      11       0       0       0        0       0
December 2017                100       25       8       0       0       0        0       0
December 2018                100       20       6       0       0       0        0       0
December 2019                100       17       5       0       0       0        0       0
December 2020                100       14       0       0       0       0        0       0
December 2021                100       11       0       0       0       0        0       0
December 2022                100        9       0       0       0       0        0       0
December 2023                100        7       0       0       0       0        0       0
December 2024                100        6       0       0       0       0        0       0
December 2025                100        5       0       0       0       0        0       0
December 2026                100        0       0       0       0       0        0       0
December 2027                100        0       0       0       0       0        0       0
December 2028                 94        0       0       0       0       0        0       0
December 2029                 83        0       0       0       0       0        0       0
December 2030                 70        0       0       0       0       0        0       0
December 2031                 59        0       0       0       0       0        0       0
December 2032                 46        0       0       0       0       0        0       0
December 2033                 32        0       0       0       0       0        0       0
December 2034                 18        0       0       0       0       0        0       0
December 2035                  0        0       0       0       0       0        0       0

Weighted
Average Life in
Years (to
Maturity) (1)              26.56     9.43    6.31    4.93    4.48    4.90     2.85    2.33
Weighted
Average Life in
Years (to Call)(1)(2)      26.45     8.67    5.74    4.49    4.14    3.82     2.85    2.33

-------------
(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date,
      (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)   To the optional termination date.
*     Indicates a number that is greater than zero but less than 0.5%.

Percent of the Initial Class Certificate Principal Balance at the Respective Percentages of CPR


                                                     Class M-5
                         -----------------------------------------------------------------
                                                  CPR Percentage
                         -----------------------------------------------------------------
Distribution Date in:      0.00%   15.00%  22.50%  30.00%  37.50%  45.00%   52.50%  60.00%
---------------------    -------   ------  ------  ------  ------  ------   ------  ------
Initial Percentage           100      100     100     100     100     100      100     100
December 2006                100      100     100     100     100     100      100     100
December 2007                100      100     100     100     100     100      100     100
December 2008                100      100     100     100     100     100       56       0
December 2009                100      100      70      47      30     100       56       0
December 2010                100       86      54      32      18      10       56       0
December 2011                100       72      41      22      11       5       41       0
December 2012                100       61      32      16       7       0        1       0
December 2013                100       51      24      11       0       0        0       0
December 2014                100       43      19       7       0       0        0       0
December 2015                100       36      14       5       0       0        0       0
December 2016                100       30      11       0       0       0        0       0
December 2017                100       25       8       0       0       0        0       0
December 2018                100       20       6       0       0       0        0       0
December 2019                100       17       1       0       0       0        0       0
December 2020                100       14       0       0       0       0        0       0
December 2021                100       11       0       0       0       0        0       0
December 2022                100        9       0       0       0       0        0       0
December 2023                100        7       0       0       0       0        0       0
December 2024                100        6       0       0       0       0        0       0
December 2025                100        2       0       0       0       0        0       0
December 2026                100        0       0       0       0       0        0       0
December 2027                100        0       0       0       0       0        0       0
December 2028                 94        0       0       0       0       0        0       0
December 2029                 83        0       0       0       0       0        0       0
December 2030                 70        0       0       0       0       0        0       0
December 2031                 59        0       0       0       0       0        0       0
December 2032                 46        0       0       0       0       0        0       0
December 2033                 32        0       0       0       0       0        0       0
December 2034                 18        0       0       0       0       0        0       0
December 2035                  0        0       0       0       0       0        0       0

Weighted
Average Life in
Years (to
Maturity) (1)              26.56     9.40    6.29    4.87    4.35    4.49     4.87    2.48
Weighted
Average Life in
Years (to Call)(1)(2)      26.45     8.67    5.74    4.46    4.03    3.82     3.03    2.46

-------------
(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date,
      (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)   To the optional termination date.
*     Indicates a number that is greater than zero but less than 0.5%.

Percent of the Initial Class Certificate Principal Balance at the Respective Percentages of CPR

                                                     Class M-6
                         -----------------------------------------------------------------
                                                  CPR Percentage
                         -----------------------------------------------------------------
Distribution Date in:      0.00%   15.00%  22.50%  30.00%  37.50%  45.00%   52.50%  60.00%
---------------------    -------   ------  ------  ------  ------  ------   ------  ------
Initial Percentage           100      100     100     100     100     100      100     100
December 2006                100      100     100     100     100     100      100      100
December 2007                100      100     100     100     100     100      100      100
December 2008                100      100     100     100     100     100      100        0
December 2009                100      100      70      47      30      52      100        0
December 2010                100       86      54      32      18      10       62        0
December 2011                100       72      41      22      11       1        0        0
December 2012                100       61      32      16       7       0        0        0
December 2013                100       51      24      11       0       0        0        0
December 2014                100       43      19       7       0       0        0        0
December 2015                100       36      14       0       0       0        0        0
December 2016                100       30      11       0       0       0        0        0
December 2017                100       25       8       0       0       0        0        0
December 2018                100       20       6       0       0       0        0        0
December 2019                100       17       0       0       0       0        0        0
December 2020                100       14       0       0       0       0        0        0
December 2021                100       11       0       0       0       0        0        0
December 2022                100        9       0       0       0       0        0        0
December 2023                100        7       0       0       0       0        0        0
December 2024                100        5       0       0       0       0        0        0
December 2025                100        0       0       0       0       0        0        0
December 2026                100        0       0       0       0       0        0        0
December 2027                100        0       0       0       0       0        0        0
December 2028                 94        0       0       0       0       0        0        0
December 2029                 83        0       0       0       0       0        0        0
December 2030                 70        0       0       0       0       0        0        0
December 2031                 59        0       0       0       0       0        0        0
December 2032                 46        0       0       0       0       0        0        0
December 2033                 32        0       0       0       0       0        0        0
December 2034                 18        0       0       0       0       0        0        0
December 2035                  0        0       0       0       0       0        0        0

Weighted
Average Life in
Years (to
Maturity) (1)              26.56     9.36    6.25    4.82    4.24    4.21     5.18     2.65
Weighted
Average Life in
Years (to Call)(1)(2)      26.45     8.67    5.73    4.43    3.93    3.82     3.07     2.49

-------------
(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date,
      (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)   To the optional termination date.
*     Indicates a number that is greater than zero but less than 0.5%.

ADDITIONAL INFORMATION

      The depositor intends to file certain additional yield tables (if and as applicable) and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors, other than those specifically requesting them.

                                 USE OF PROCEEDS

      The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans due to the seller.

                         FEDERAL INCOME TAX CONSEQUENCES

      The pooling and servicing agreement provides that multiple REMIC elections will be made with respect to the assets in the trust fund, creating a tiered REMIC structure.

      Upon the issuance of the offered certificates, Greenberg Traurig, LLP ("Tax Counsel") will deliver its opinion concluding that for federal income tax purposes, and assuming compliance with the terms of the pooling and servicing agreement, (i) each REMIC comprising the trust fund (other than the basis risk reserve fund, the swap account, the swap administration agreement, the interest rate swap agreement and the yield maintenance agreement) will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the offered certificates will represent regular interests in a REMIC and beneficial ownership interests in rights to receive certain payments of Basis Risk Carry Forward Amounts and certain payments under the interest rate swap agreement and to receive certain payments under the yield maintenance agreement, and (iii) the Class R Certificates will each represent the residual interest in a REMIC.

TAXATION OF REGULAR INTERESTS

      A holder of an offered certificate will be treated for federal income tax purposes as owning a regular interest in a REMIC.

      Assuming that an offered certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of the associated REMIC regular interest should generally, subject to the limitation described below, be capital gain or loss. Gain will be treated as ordinary income, however, to the extent such gain represents accrued but untaxed market discount, if any, or such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder's gross income with respect to the regular interest had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the regular interest over (y) the amount actually included in such holder's income with respect to the regular interest.

      Interest on a regular interest must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. It is anticipated that, for federal income tax purposes, the Class B-IO, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates will, the Class M-3 Certificates may, and the remaining offered certificates that are regular certificates will not, be issued with original issue discount, known as "OID". We refer you to "Material Federal Income Tax Considerations--Taxation of Debt Securities" in the accompanying prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount, or bond premium, if any, will be a rate equal to 25% CPR as described above. No representation is made that the mortgage loans will prepay at such rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID. We refer you to "Material Federal Income Tax Considerations--Taxation of Debt Securities" in the accompanying prospectus.

STATUS OF THE OFFERED CERTIFICATES

      Each holder of an offered certificate is deemed to own an undivided beneficial ownership interest in a REMIC Regular Interest, in rights to Basis Risk Carry Forward Amounts and in rights to payments from and interests in the interest rate swap agreement and the yield maintenance agreement (such rights collectively, the "Derivative Rights") as the case may be. The Derivative Rights are not included in any REMIC.

      The treatment of amounts received by a certificateholder with respect to such certificateholder's right to receive swap payments or yield maintenance payments as a result of the application of the applicable interest rate cap, and with respect to its right to receive Basis Risk Shortfall Carry Forward Amounts, will depend upon the portion of such certificateholder's purchase price allocable thereto. Under the REMIC regulations, each certificateholder who has an interest in the Derivative Rights must allocate its purchase price for its certificate between its undivided interest in the REMIC Regular Interest and each of its interests comprising the Derivative Rights in accordance with the relative fair market values of each of those property rights. No representation is or will be made as to the relative fair market values. Generally, payments made to certificates under the Derivative Rights will be included in income based on, and the purchase prices allocated to each such Derivative Right may be amortized in accordance with, the regulations relating to notional principal contracts. In the case of non-corporate holders of the offered certificates, the amortization of the purchase price may be subject to limitations as an itemized deduction.

      The portions of the offered certificates treated as REMIC regular interests (but not the portions of the offered certificates consisting of the Yield Maintenance Rights) will be assets described in Section 7701(a)(19)(C) of the Code, and "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust fund would be so treated. In addition, to the extent a regular interest represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that regular interest would be interest on obligations secured by interests in real property for purposes of section 856(c)(3)(B) of the Code in that proportion.

TAXATION OF CLASS R CERTIFICATES

      The Class R-I and Class R-II Certificates represent respectively the beneficial ownership of the sole class of "residual interests" in its related REMIC within the trust fund. Each holder of a Class R Certificate should refer to "Material Federal Income Tax Considerations--Taxation of Holders of Residual Interest Securities" in the accompanying prospectus for information regarding the material tax consequences of acquiring, holding and disposing of the Class R Certificates, as well as other portions of "Material Federal Income Tax Considerations" in the accompanying prospectus as they relate to holders of residual interests in a REMIC.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions," called the "Prohibited Transactions Tax." In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that any REMIC comprising the trust fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property, called the "Contributions Tax." None of the REMICs comprising the trust fund will accept contributions that would subject it to such tax.

      In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property held as inventory.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the pooling and servicing agreement or in respect of compliance with then-applicable law, such tax will be borne by the master servicer or the trustee, as applicable, in either case out of its own funds. In the event that either the master servicer or the trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the relevant REMIC within the trust fund with amounts otherwise distributable to the holders of certificates in the manner provided in the pooling and servicing agreement.

      For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to "Material Federal Income Tax Considerations" in the accompanying prospectus.

                                   STATE TAXES

      None of the depositor, the master servicer, the seller or the trustee makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

      All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

                              ERISA CONSIDERATIONS

      Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor, or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively, "Plan(s)"), should consult with their legal counsel to determine whether an investment in the certificates will cause the assets of the trust to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. Section 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Plan to the prohibited transaction rules with respect to such assets and the trustee or the master servicer to the fiduciary investment standards of ERISA, or cause the excise tax provisions of
Section 4975 of the Code to apply to such assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the certificates.

      Prohibited Transaction Exemption ("PTE") 90-30 (the "Exemption"), as amended by PTE 2000-58, and as further amended by PTE 2002-41, will generally be met with respect to the Class A Certificates, except for conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the Plan or its fiduciary. See "ERISA Considerations" in the accompanying prospectus. The subordinate certificates and the residual certificates may not be acquired for or on behalf of a purchaser which is acquiring such certificates directly or indirectly for or on behalf of a Plan unless the proposed transfer and/or holding of such certificate and the servicing, management and operation of the trust will neither (i) result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code because any such transaction is covered under an individual or class prohibited transaction exemption including but not limited to PTE 84-14 (class exemption for plan asset transaction determined by independent qualified professional asset managers); PTE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts); PTE 91-38 (class exemption for certain transactions involving bank collective investment funds); PTE 95-60 (class exemption for certain transactions involving insurance company general accounts); and PTCE 96-23 (class exemption for plan asset transactions determined by in-house asset managers) ("Investor-Based Exemptions") nor (ii) give rise to any additional fiduciary duties under ERISA on the part of the master servicer or the trustee, all of which will be deemed represented by an owner of a book-entry subordinate certificate or residual certificate and will be evidenced by representations to such effect by or on behalf of a holder of a physical subordinated or residual certificate.

      Any Plan fiduciary which proposes to cause a Plan to purchase offered certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the offered certificates. Assets of a Plan should not be invested in offered certificates unless it is clear that an exemption will apply and exempt all potential prohibited transactions.

      A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Section 4975 of the Code. However, such governmental plan may be subject to Federal, state and local laws, which may, to a material extent, be similar to the provisions of ERISA or Section 4975 of the Code. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any such similar laws.

                                  LEGAL MATTERS

      The validity of the certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Greenberg Traurig, LLP, New York, New York. Greenberg Traurig, LLP, New York, New York, will also pass upon certain legal matters on behalf of the seller, the depositor and the underwriter.

                                     RATINGS

      It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned the ratings designated below by Standard & Poor's and Moody's.


                                     Rating
                                    Standard
                                        &
                 Class               Poor's             Moody's
                 -----               ------             -------
                   A                   AAA                Aaa
                  M-1                  AA                 Aa2
                  M-2                   A                 A2
                  M-3                  A-                 A3
                  M-4                 BBB+               Baa1
                  M-5                  BBB               Baa2
                  M-6                 BBB-               Baa3


      The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

      The ratings on the offered certificates do not reflect the likelihood of payment to any class of offered certificates of any Basis Risk Carry Forward Amounts, Swap Payments or any Yield Maintenance Payments received under the yield maintenance agreement.

      The depositor has not requested ratings of the offered certificates by any rating agency other than Standard & Poor's and Moody's. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

                             INDEX OF DEFINED TERMS


6-Month LIBOR...............................................................S-34
Allocated Realized Loss Amount..............................................S-56
balloon loans...............................................................S-22
Basis Risk Carry Forward Amount.............................................S-57
Basis Risk Reserve Fund.....................................................S-71
Basis Risk Shortfall........................................................S-57
BSFP..................................................................S-77, S-84
Certificate principal balance...............................................S-57
certificates.................................................................S-7
Class A Certificates.........................................................S-7
Class A Principal Distribution Amount.......................................S-57
Class M-1 Principal Distribution Amount.....................................S-57
Class M-2 Principal Distribution Amount.....................................S-58
Class M-3 Principal Distribution Amount.....................................S-58
Class M-4 Principal Distribution Amount.....................................S-59
Class M-5 Principal Distribution Amount.....................................S-60
Class M-6 Principal Distribution Amount.....................................S-61
Class M-7 Principal Distribution Amount.....................................S-61
Class R Certificates.........................................................S-7
Clearstream.................................................................S-49
Code.......................................................................S-102
collateral value............................................................S-32
Compensating Interest.......................................................S-45
Contributions Tax..........................................................S-104
CPR.........................................................................S-89
CSSF........................................................................S-51
Derivative Rights..........................................................S-103
Distribution Account........................................................S-45
DTC.........................................................................S-49
Due Date....................................................................S-62
Due Period..................................................................S-63
EMC.........................................................................S-39
ERISA......................................................................S-104
Euroclear...................................................................S-49
Excess Spread...............................................................S-63
Excess Yield Maintenance Amount.............................................S-63
Exemption..................................................................S-105
Extra Principal Distribution Amount.........................................S-63
Financial Intermediary......................................................S-49
Fiscal Quarter..............................................................S-83
high cost loans.............................................................S-25
Insurance Proceeds..........................................................S-63
interest adjustment date....................................................S-33
Interest Carry Forward Amount...............................................S-63
interest determination date.................................................S-71
Interest Distribution Amount................................................S-64
Interest Funds..............................................................S-64
interest rate cap............................................................S-8
Investor-Based Exemptions..................................................S-105

LIBOR.......................................................................S-34
LIBOR business day..........................................................S-72
Liquidation Proceeds........................................................S-65
loan-to-value ratio.........................................................S-21
Master Servicer Advance Date................................................S-65
Master Servicer Collection Account..........................................S-44
modeling assumptions........................................................S-89
MOM loan....................................................................S-35
Moody's.....................................................................S-13
Net income from foreclosure property.......................................S-104
Net Monthly Excess Cashflow.................................................S-65
net mortgage rate...........................................................S-70
Non-U.S. person..............................................................I-4
offered certificates.........................................................S-7
OID........................................................................S-102
One-Month LIBOR.............................................................S-70
optional termination date...................................................S-82
Overcollateralization Amount................................................S-65
Overcollateralization Deficiency Amount.....................................S-65
Overcollateralization Floor.................................................S-65
Overcollateralization Release Amount........................................S-65
Overcollateralization Target Amount.........................................S-66
Participants................................................................S-49
Plan........................................................................S-12
Plan Asset Regulations.....................................................S-105
Plan(s)....................................................................S-104
Pooling and Servicing Agreement.............................................S-45
Prepayment Interest Shortfall...............................................S-45
prepayment model............................................................S-89
Prepayment Period...........................................................S-66
Principal Distribution Amount...............................................S-66
Principal Funds.............................................................S-66
Prohibited Transactions Tax................................................S-103
Projected Principal Balance.................................................S-78
Protected Party.............................................................S-47
PTE........................................................................S-105
Realized Loss...............................................................S-67
record date..................................................................S-7
Reference Bank Rate.........................................................S-71
Reference Banks.............................................................S-72
regular interests...........................................................S-12
related subordinated classes................................................S-14
Relief Act..................................................................S-67
Remaining Excess Spread.....................................................S-67
REO property................................................................S-67
residual certificates........................................................S-7
residual interest...........................................................S-12
Rules.......................................................................S-49
Securities Act.............................................................S-106
simple interest loans........................................................S-6
Standard & Poor's...........................................................S-13

Stated Principal Balance....................................................S-67
Stepdown Date...............................................................S-68
Strike Price................................................................S-77
subordinate certificates.....................................................S-7
subordination...............................................................S-14
Subsequent Recovery.........................................................S-69
Tax Counsel................................................................S-102
Trigger Event...............................................................S-68
U.S. person..................................................................I-4
underwriter................................................................S-105
Unpaid Allocated Realized Loss Amount.......................................S-68
Yield Maintenance Account...................................................S-77
Yield Maintenance Agreement.................................................S-77
Yield Maintenance Payment...................................................S-77
Yield Maintenance Provider..................................................S-84

                                   SCHEDULE B

                    SCHEDULE OF PROJECTED PRINCIPAL BALANCES

                    Distribution Date in:     Notional Amount
                    in:
                    January 2006              249,185,806.26
                    February 2006             239,503,073.78
                    March 2006                229,406,356.99
                    April 2006                219,734,491.86
                    May 2006                  210,469,628.59
                    June 2006                 201,594,578.00
                    July 2006                 193,093,053.10

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the offered certificates, which are referred to in this Annex I as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

      Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the Master Servicer, the Securities Administrator nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

      Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

      Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

      Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

      Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

      As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

      Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

      Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

      o borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

      o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

      o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

      Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner who is an individual or corporation holding the global security on its own behalf through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

      o each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

      o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

      o Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

      o Exemption for Non-U.S. persons with effectively connected income--Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

      o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

      U.S. Federal Income Tax Reporting Procedure. The holder of a global security or a Form W-8BEN or Form W-8ECI filer, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

      o     a citizen or resident of the United States;

      o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

      o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

      o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

      If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                                  $229,126,000
                                  (APPROXIMATE)



                BEAR STEARNS ASSET BACKED SECURITIES TRUST 2005-4
                                     ISSUER



                    ASSET-BACKED CERTIFICATES, SERIES 2005-4


                            EMC MORTGAGE CORPORATION
                           SELLER AND MASTER SERVICER




                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR



                            BEAR, STEARNS & CO. INC.


      You should rely only on the information contained or incorporated by reference in this free writing prospectus and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the Series 2005-4 Asset-Backed Certificates in any state where the offer is not permitted.

                                   SCHEDULE A

                         MORTGAGE LOAN STATISTICAL DATA

The following information sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance as of December 1, 2005.

             MORTGAGE RATES OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                           Aggregate Scheduled
                               Number of    Principal Balance      % of
                                Mortgage     Outstanding as of    Mortgage
MORTGAGE RATES (%)               Loans        Cut-Off Date          Pool
------------------             ---------   -------------------    --------
 4.001 -  4.500                      2           $ 334,439          0.13 %
 4.501 -  5.000                      6           1,586,607          0.64
 5.001 -  5.500                     16           3,491,066          1.40
 5.501 -  6.000                     67          17,014,451          6.83
 6.001 -  6.500                    111          28,842,474         11.57
 6.501 -  7.000                    164          47,244,208         18.96
 7.001 -  7.500                    158          36,586,138         14.68
 7.501 -  8.000                    188          37,608,976         15.09
 8.001 -  8.500                    128          17,804,306          7.14
 8.501 -  9.000                    129          20,312,478          8.15
 9.001 -  9.500                     84           9,448,869          3.79
 9.501 - 10.000                    106           8,760,752          3.52
10.001 - 10.500                     66           4,930,549          1.98
10.501 - 11.000                     67           4,785,875          1.92
11.001 - 11.500                     62           3,240,331          1.30
11.501 - 12.000                     52           2,653,922          1.07
12.001 - 12.500                     31           1,655,959          0.66
12.501 - 13.000                     27           1,305,425          0.52
13.001 - 13.500                     18             807,331          0.32
13.501 - 14.000                     11             429,548          0.17
14.001 - 14.500                      7             195,309          0.08
14.501 - 15.000                      3              26,654          0.01
15.001 - 15.500                      2              83,714          0.03
16.001 or Greater                    2              36,426          0.01
                             --------------------------------------------
   Total                         1,507       $ 249,185,806        100.00 %
                             ============================================

As of the cut-off date, the weighted average mortgage rate of the mortgage loans in the total portfolio was approximately 7.717% per annum.

            ORIGINAL COMBINED-LOAN-TO-VALUE RATIOS OF TOTAL PORTFOLIO


                                           Aggregate Scheduled
                               Number of    Principal Balance      % of
Original Combined               Mortgage     Outstanding as of    Mortgage
Loan-to-Value Ratios%            Loans        Cut-Off Date          Pool
------------------             ---------   -------------------    --------
  10.01 -   20.00                    2           $ 144,789          0.06 %
  20.01 -   30.00                    2             152,267          0.06
  30.01 -   40.00                   11             597,570          0.24
  40.01 -   50.00                   17           1,379,203          0.55
  50.01 -   60.00                   44           4,336,117          1.74
  60.01 -   70.00                  109          15,876,967          6.37
  70.01 -   80.00                  390          72,141,328         28.95
  80.01 -   90.00                  363          70,183,932         28.17
  90.01 -  100.00                  511          76,800,520         30.82
 100.01 -  110.00                   21           1,515,873          0.61
 110.01 -  120.00                    8             844,075          0.34
 120.01 and Greater                 29           5,213,164          2.09
                             --------------------------------------------
   Total                         1,507       $ 249,185,806        100.00 %
                             ============================================

As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in the total portfolio was approximately 86.58%.

      SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                           Aggregate Scheduled
                               Number of    Principal Balance      % of
Scheduled Principal             Mortgage     Outstanding as of    Mortgage
Balance($)                       Loans        Cut-Off Date          Pool
------------------             ---------   -------------------    --------
          1 - 50,000               305         $ 9,210,992          3.70 %
     50,001 - 100,000              348          25,080,376         10.06
    100,001 - 150,000              247          30,152,344         12.10
    150,001 - 200,000              167          28,755,945         11.54
    200,001 - 250,000               92          20,757,865          8.33
    250,001 - 300,000               88          24,052,502          9.65
    300,001 - 350,000               75          24,263,887          9.74
    350,001 - 400,000               60          22,449,327          9.01
    400,001 - 450,000               37          15,827,859          6.35
    450,001 - 500,000               39          18,537,941          7.44
    500,001 - 550,000               15           7,838,574          3.15
    550,001 - 600,000               17           9,783,409          3.93
    600,001 - 650,000                9           5,645,690          2.27
    650,001 - 700,000                1             661,206          0.27
    700,001 - 750,000                3           2,206,811          0.89
    750,001 and Greater              4           3,961,078          1.59
                             --------------------------------------------
   Total                         1,507       $ 249,185,806        100.00 %
                             ============================================

As of the cut-off date, the average scheduled principal balance of the mortgage loans in the total portfolio was approximately $165,352.

             CREDIT SCORES OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO*

                                           Aggregate Scheduled
                               Number of    Principal Balance      % of
                                Mortgage     Outstanding as of    Mortgage
Range of Credit Scores           Loans        Cut-Off Date          Pool
------------------             ---------   -------------------    --------


Not Available                       15         $ 1,550,648          0.62 %
    1 - 500                        153          15,375,843          6.17
501 - 520                          131          16,857,108          6.76
521 - 540                          123          13,830,392          5.55
541 - 560                          120          16,891,482          6.78
561 - 580                          101          15,784,171          6.33
581 - 600                          107          18,626,197          7.47
601 - 620                          107          21,197,431          8.51
621 - 640                          154          29,210,223         11.72
641 - 660                          120          25,585,641         10.27
661 - 680                          106          21,980,757          8.82
681 - 700                          110          21,144,267          8.49
701 - 720                           50           8,968,621          3.60
721 - 740                           40           8,896,622          3.57
741 - 760                           33           4,822,085          1.94
761 - 780                           23           5,331,540          2.14
781 - 800                           14           3,132,779          1.26
                             --------------------------------------------
   Total                         1,507       $ 249,185,806        100.00 %
                             ============================================

As of the cut-off date, the weighted average credit score of the mortgage loans in the total portfolio for which credit scores are available is approximately 618.

*Based upon the most recently available data.

     GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN TOTAL PORTFOLIO

                                           Aggregate Scheduled
                               Number of    Principal Balance      % of
                                Mortgage     Outstanding as of    Mortgage
Geographic Distribution          Loans        Cut-Off Date          Pool
------------------             ---------   -------------------    --------
Alabama                             12           $ 747,601          0.30 %
Alaska                               3             548,182          0.22
Arizona                             44           7,206,194          2.89
Arkansas                            11             617,883          0.25
California                         291          85,732,105         34.40
Colorado                            36           6,045,135          2.43
Connecticut                         13           1,867,109          0.75
Delaware                             2             317,637          0.13
District of Columbia                 2              76,798          0.03
Florida                            127          18,944,645          7.60
Georgia                            102          11,596,054          4.65
Hawaii                               4           1,144,954          0.46
Idaho                                2             178,543          0.07
Illinois                            73          10,266,260          4.12
Indiana                             47           3,222,076          1.29
Iowa                                 7             423,899          0.17
Kansas                              10             938,861          0.38
Kentucky                            12             891,493          0.36
Louisiana                            7             520,648          0.21
Maine                                1             116,493          0.05
Maryland                            30           5,263,149          2.11
Massachusetts                       20           5,729,162          2.30
Michigan                            57           5,375,829          2.16
Minnesota                           12           1,796,921          0.72
Mississippi                          3              62,173          0.02
Missouri                            32           2,700,199          1.08
Nebraska                             3             248,911          0.10
Nevada                              23           4,721,849          1.89
New Hampshire                        5             920,283          0.37
New Jersey                          37           8,424,012          3.38
New Mexico                           5             473,013          0.19
New York                            76          19,110,217          7.67
North Carolina                      43           4,232,646          1.70
North Dakota                         1              64,081          0.03
Ohio                                39           3,792,523          1.52
Oklahoma                            12             714,184          0.29
Oregon                              22           3,422,351          1.37
Pennsylvania                        50           4,453,191          1.79
Rhode Island                         7           1,858,574          0.75
South Carolina                      15             987,610          0.40
South Dakota                         1              50,145          0.02
Tennessee                           34           3,204,424          1.29
Texas                               93           8,450,251          3.39
Utah                                12           1,364,564          0.55
Virginia                            31           4,912,780          1.97
Washington                          28           4,573,343          1.84
Wisconsin                           10             876,849          0.35
                             --------------------------------------------
   Total                         1,507       $ 249,185,806        100.00 %
                             ============================================

          PROPERTY TYPES OF THE MORTGAGED PROPERTIES IN TOTAL PORTFOLIO

                                           Aggregate Scheduled
                               Number of    Principal Balance      % of
                                Mortgage     Outstanding as of    Mortgage
Property Type                    Loans        Cut-Off Date          Pool
------------------             ---------   -------------------    --------

2-4 Family                         128        $ 32,557,887         13.07 %
CO-OP                                3             178,090          0.07
Condominium                         89          15,188,807          6.10
PUD                                173          30,825,077         12.37
Single Family                    1,100         169,019,975         67.83
Townhouse                           14           1,415,970          0.57
                             --------------------------------------------
   Total                         1,507       $ 249,185,806        100.00 %
                             ============================================


          OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN TOTAL PORTFOLIO*

                                           Aggregate Scheduled
                               Number of    Principal Balance      % of
                                Mortgage     Outstanding as of    Mortgage
Occupancy Status                 Loans        Cut-Off Date          Pool
------------------             ---------   -------------------    --------

Investor                           153        $ 21,962,635          8.81 %
Owner Occupied                   1,336         224,574,060         90.12
Second Home                         18           2,649,111          1.06
                             --------------------------------------------
   Total                         1,507       $ 249,185,806        100.00 %
                             ============================================

*Based upon representations of the related mortgagors at the time of origination.

   REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                           Aggregate Scheduled
                               Number of    Principal Balance      % of
                                Mortgage     Outstanding as of    Mortgage
Stated Remaining Term            Loans        Cut-Off Date          Pool
------------------             ---------   -------------------    --------

1 - 48 Months                       12           $ 111,892          0.04 %
49 - 60 Months                       6              99,391          0.04
61 - 120 Months                     65           2,065,670          0.83
121 - 180 Months                   164          10,061,229          4.04
181 - 240 Months                    23           1,064,316          0.43
241 - 300 Months                   133           9,785,109          3.93
301 - 360 Months                 1,091         221,875,112         89.04
361 Months and Greater              13           4,123,087          1.65
                             --------------------------------------------
   Total                         1,507       $ 249,185,806        100.00 %
                             ============================================

As of the cut-off date, the weighted average remaining months to scheduled maturity of the mortgage loans in the total portfolio was approximately 340 months.

              LOAN PURPOSE OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                           Aggregate Scheduled
                               Number of    Principal Balance      % of
                                Mortgage     Outstanding as of    Mortgage
LOAN PURPOSE                     Loans        Cut-Off Date          Pool
------------------             ---------   -------------------    --------
Cash-Out Refinance                 619       $ 109,786,639         44.06 %
Purchase                           754         116,244,503         46.65
Rate/Term Refinance                134          23,154,664          9.29
                             --------------------------------------------
   Total                         1,507       $ 249,185,806        100.00 %
                             ============================================

         MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO


                                           Aggregate Scheduled
                               Number of    Principal Balance      % of
                                Mortgage     Outstanding as of    Mortgage
MAXIMUM MORTGAGE INTEREST        Loans        Cut-Off Date          Pool
------------------             ---------   -------------------    --------

0.001 - 11.000                      26         $ 6,369,728          2.56 %
11.001 - 11.500                      8           2,187,353          0.88
11.501 - 12.000                     29           9,007,705          3.61
12.001 - 12.500                     44          10,817,753          4.34
12.501 - 13.000                     99          26,623,663         10.68
13.001 - 13.500                    119          28,573,709         11.47
13.501 - 14.000                    154          35,737,717         14.34
14.001 - 14.500                    123          26,487,331         10.63
14.501 - 15.000                    123          26,051,082         10.45
15.001 - 15.500                     56           8,478,137          3.40
15.501 - 16.000                     46           6,175,403          2.48
16.001 - 16.500                     37           3,649,718          1.46
16.501 - 17.000                     22           2,210,592          0.89
17.001 - 17.500                     16           1,416,421          0.57
17.501 - 18.000                     14           1,225,796          0.49
18.001 and Greater                  19           1,555,087          0.62
FIXED                              572          52,618,613         21.12
                             --------------------------------------------
   Total                         1,507       $ 249,185,806        100.00 %
                             ============================================

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in the total portfolio was approximately 13.787% per annum.



         MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                           Aggregate Scheduled
                               Number of    Principal Balance      % of
                                Mortgage     Outstanding as of    Mortgage
Minimum Mortgage Interest        Loans        Cut-Off Date          Pool
------------------             ---------   -------------------    --------
 0.001 - 3.000                      62        $ 16,685,392          6.70 %
 3.001 -  3.500                     14           3,750,923          1.51
 3.501 -  4.000                      7           1,643,716          0.66
 4.001 -  4.500                      2             140,277          0.06
 4.501 -  5.000                     11           2,255,282          0.91
 5.001 -  5.500                     16           3,270,857          1.31
 5.501 -  6.000                     45          10,682,594          4.29
 6.001 -  6.500                    103          24,214,612          9.72
 6.501 -  7.000                    155          43,556,723         17.48
 7.001 -  7.500                    121          30,391,796         12.20
 7.501 -  8.000                    129          27,327,416         10.97
 8.001 -  8.500                     68          10,120,448          4.06
 8.501 -  9.000                     64           9,434,410          3.79
 9.001 -  9.500                     35           4,029,498          1.62
 9.501 - 10.000                     30           3,365,508          1.35
10.001 - 10.500                     27           2,034,123          0.82
10.501 and Greater                  46           3,663,618          1.47
FIXED                              572          52,618,613         21.12
                             --------------------------------------------
   Total                         1,507       $ 249,185,806        100.00 %
                             ============================================

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in the total portfolio was approximately 6.798% per annum.

             GROSS MARGINS OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                           Aggregate Scheduled
                               Number of    Principal Balance      % of
                                Mortgage     Outstanding as of    Mortgage
GROSS MARGIN (%)                 Loans        Cut-Off Date          Pool
------------------             ---------   -------------------    --------

0.001 - 2.500                       24         $ 5,431,989          2.18 %
2.501 - 3.000                       44          12,350,546          4.96
3.001 - 3.500                       16           4,529,515          1.82
3.501 - 4.000                       15           3,123,827          1.25
4.001 - 4.500                       20           3,240,662          1.30
4.501 - 5.000                       36           7,115,139          2.86
5.001 - 5.500                       62          11,223,659          4.50
5.501 - 6.000                      311          79,379,807         31.86
6.001 - 6.500                      122          21,536,455          8.64
6.501 - 7.000                      169          33,237,761         13.34
7.001 - 7.500                       51           7,275,339          2.92
7.501 - 8.000                       29           4,291,927          1.72
8.001 and Greater                   36           3,830,568          1.54
FIXED                              572          52,618,613         21.12
                             --------------------------------------------
   Total                         1,507       $ 249,185,806        100.00 %
                             ============================================

As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in the total portfolio was approximately 5.769% per annum.



MONTHS TO NEXT INTEREST RATE ADJUSTMENT OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO


                                           Aggregate Scheduled
                               Number of    Principal Balance      % of
Months to Next Interest Rate    Mortgage     Outstanding as of    Mortgage
Adjustment                       Loans        Cut-Off Date          Pool
------------------             ---------   -------------------    --------


1 - 12                             272        $ 36,231,269         14.54 %
13 - 24                            545         133,569,425         53.60
25 - 36                             90          19,360,238          7.77
37 - 48                              7           1,509,619          0.61
49 - 60                             20           5,770,244          2.32
73 and Greater                       1             126,398          0.05
FIXED                              572          52,618,613         21.12
                             --------------------------------------------
   Total                         1,507       $ 249,185,806        100.00 %
                             ============================================

As of the cut-off date, the weighted average months to roll of the adjustable rate mortgage loans in the total portfolio was approximately 19 months.



          INTEREST ONLY STATUS OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                           Aggregate Scheduled
                               Number of    Principal Balance      % of
                                Mortgage     Outstanding as of    Mortgage
INTEREST ONLY                    Loans        Cut-Off Date          Pool
------------------             ---------   -------------------    --------

Non - IO                         1,265       $ 181,177,213         72.71 %
2 Year Interest Only               118          37,966,158         15.24
3 Year Interest Only                20           3,620,108          1.45
5 Year Interest Only                65          17,807,261          7.15
7 Year Interest Only                 1             126,398          0.05
10 Year Interest Only               38           8,488,668          3.41
                             --------------------------------------------
   Total                         1,507       $ 249,185,806        100.00 %
                             ============================================